       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER __, 1997.


                                                   REGISTRATION NO. 333-37113
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                  AMENDMENT NO. 1 TO REGISTRATION STATEMENT


                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                             ALLIED HOLDINGS, INC. *
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 ---------------

                Georgia                                   4213                              58-0360550
(State or other jurisdiction of incorporation (PRIMARY STOCK AND INDUSTRIAL     (I.R.S. Employer Identification No.)
           or organization)                    CLASSIFICATION CODE NUMBER)

                        160 Clairemont Avenue, Suite 510
                             Decatur, Georgia 30030
                                 (404) 370-1100

                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                          ----------------------------
                                 DANIEL H. POPKY
                             VICE PRESIDENT, FINANCE
                              ALLIED HOLDINGS, INC.
                        160 CLAIREMONT AVENUE, SUITE 510
                             DECATUR, GEORGIA 30030
                                 (404) 370-1100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                          ----------------------------

                                    Copy to:
                              Thomas M. Duffy, Esq.
                              Troutman Sanders LLP
                          NationsBank Plaza, Suite 5200
                           600 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
                                 (404) 885-3000

                          ----------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                          ----------------------------

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. []

                          ----------------------------




         THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

         THE TOTAL NUMBER OF PAGES IN THIS DOCUMENT IS ________________.

                        * TABLE OF ADDITIONAL REGISTRANTS

                                           STATE OR OTHER JURISDICTION OF    PRIMARY STANDARD INDUSTRY        I.R.S. EMPLOYER
   NAME, ADDRESS AND TELEPHONE NUMBER      INCORPORATION OR ORGANIZATION        CLASSIFICATION CODE        IDENTIFICATION NUMBER
--------------------------------------     ------------------------------   --------------------------     ----------------------
1.  Allied Automotive Group, Inc.                   Georgia                           4213                      58-2201081
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
2.  Allied Industries Incorporated                  Georgia                           4213                      58-1850174
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
3.  Haul Risk Management Services, Inc.             Georgia                           4213                      58-2204629
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
4.  Link Information Systems, Inc.                  Georgia                           4213                      58-2253768
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
5.  Allied Southwoods, Inc.                         Georgia                           4213                      58-2328035
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
6.  Axis Group, Inc.                                Georgia                           4731                      58-2204628
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
7.  Allied Systems, Ltd. (L.P.)                     Georgia                           4213                      58-1710028
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
8.  Allied, Inc.                                     Texas                            4213                      75-0121472
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
9.  Inter Mobile, Inc.                              Georgia                           4789                      58-1859127
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
10. Legion Transportation, Inc.                     Georgia                           4213                      59-3041067
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
11. Innovative Car Carriers, Inc.                   Delaware                          4213                      59-3041519
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
12. Automotive Transport Services, Inc.             Georgia                           4213                      58-1835655
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
13. Auto Haulaway, Inc.                          Ontario, Canada                      4213                      52-1952252
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
14. Axis International, Inc.                        Georgia                           4731                      58-2339087
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
15. Axis Truck Leasing, Inc.                        Georgia                           4731                      58-2272795
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
16. Axis North America, Inc.                        Georgia                           4731                      58-2273308
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
17. Auto Haulaway Releasing Services (1981)
      Limited
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
        404/370-1100                             Ontario, Canada                      4213                       100347467

18. Decatur Driver Exchange Company, Inc.           Georgia                           4213                      58-2272793
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
19. Clairemont Driver Exchange Company,             Georgia                           4213                      58-2273306
      Inc.
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
20. Kar-Tainer International, Inc.                  Florida                           4213                      65-0252817
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
21. AH Acquisition Corp.                            Georgia                           4213                      58-2339469
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
22. Canadian Acquisition Corp.                      Georgia                           4213                      58-2339472
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
23. Axis National Incorporated                      Georgia                           4731                      58-2339474
     160 Clairemont Avenue, Suite 510
     Decatur, Georgia 30030
     404/370-1100
24. RC Management Corp.                             Delaware                          4731                       65-071002
     3600 N. W. 82nd Avenue
     Miami, Florida 33166
     404/370-1100
25. Ryder Automotive Carrier Services, Inc.         Florida                           4213                      58-1953041
     1450 West Long Lake Road
     Troy, Michigan 48098
     404/370-1100
26. Ryder Automotive Acquisition LLC                Georgia                           4213                      Applied for
     160 Clairemont Avenue, Suite 510
     Atlanta, Georgia 30030
     404/370-1100
27. MCL Ryder Transport, Inc.                       Canada                            4213                       321235-1
     770 Stevenson Road South, Suite 4400
     Toronto, Ontario M5H3Y4
     404/370-1100
28. Ryder Automotive Operations, Inc.               Florida                           4213                      58-1944786
     3600 N. W. 82nd Avenue
     Miami, Florida 33166
     404/370-1100
29. Ryder Freight Broker, Inc.                      Virginia                          4731                      59-2876864
     10701 Middlebelt Road
     Romulus, Michigan 48174
     404/370-1100
30. QAT, Inc.                                       Florida                           4213                      59-2876863
     300 East Long lake Road, Suite 280
     Bloomfield Hills, Michigan 48304
     404/370-1100
31. OSHCO, Inc.                                     Florida                           4213                      38-2853268
     10701 Middlebelt Road
     Romulus, Michigan 48174
     404/370-1100
32. Terminal Service Co.                           Washington                         4789                      91-0847582
     1450 West Long Lake Road
     Troy, Michigan 48098
      404/370-1100
33. F.J. Boutell Driveaway Co., Inc.                Michigan                          4213                      38-0365100
     1450 West Long Lake Road
     Troy, Michigan 48098
      404/370-1100
34. RMX, Inc.                                       Delaware                          4213                      31-0961359
     1450 West Long Lake Road
35. Transport Support, Inc.
     1450 West Long Lake Road                       Delaware                          4213                      38-2349563

36. Commercial Carriers, Inc.                        Michigan                         4213                      38-0436930
      1450 West Long Lake Road
      Troy, Michigan 48098
       404/370-1100
37. B&C, Inc.                                        Michigan                         4213                      38-1377932
      1450 West Long Lake Road
      Troy, Michigan 48098
      404/370-1100


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS

                             ALLIED HOLDINGS, INC.


                        OFFER TO EXCHANGE ALL OUTSTANDING
                      8 5/8% SERIES A SENIOR NOTES DUE 2007
                                       FOR
                      8 5/8% SERIES B SENIOR NOTES DUE 2007
                                       OF
                              ALLIED HOLDINGS, INC.


         Allied Holdings, Inc., a Georgia Corporation (the "Company"), and the Guarantors (as hereinafter defined) hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 8 5/8% Series B Senior Notes Due 2007 of the Company (the "New Notes"), for each $1,000 principal amount of 8 5/8% Series A Senior Notes Due 2007 of the Company (the "Old Notes"), of which an aggregate principal amount of $150,000,000 is outstanding. The form and terms of the New Notes are identical to the form and terms of the Old Notes except that (i) interest on the New Notes shall accrue from the most recent date to which interest has been paid on the Notes (as hereinafter defined) or, if no such interest has been paid, from the date of issuance of the Old Notes and (ii) the New Notes are being registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear any legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the indenture governing the Old Notes. The Exchange Offer is being made in order to satisfy certain contractual obligations of the Company. See "The Exchange Offer" and "Description of Notes." The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes."

         Prior to October 1, 2002, the New Notes will be redeemable, at the option of the Company, in whole or in part, at the Make-Whole Price (as defined), plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the redemption date. On and after October 1, 2002, the New Notes will be redeemable, at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. In addition, at any time on or prior to October 1, 2000, the Company may redeem up to 35% of the New Notes at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more sales of Equity Interests (as defined), other than Disqualified Stock (as defined), of the Company, provided that at least $97.5 million of New Notes remain outstanding immediately following each such redemption. In the event of a Change of Control (as defined), the Company will be required to make an offer to each holder of New Notes to repurchase all or any part of such holder's New Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. See "Risk Factors -- Repurchase of Notes Upon Change of Control" and "Description of Notes."

         The New Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all other present or future senior indebtedness of the Company, and senior in right of payment to all present or future subordinated indebtedness of the Company. The New Notes will be effectively subordinated, however, to all secured obligations of the Company, including the Company's borrowings under the New Credit Facility as defined herein, to the extent of the assets securing such obligations. As of June 30, 1997, after giving pro forma effect to the Offering (as defined herein) and the Acquisition (as defined herein), the New Notes would have been effectively subordinated to approximately $41.8 million of secured borrowings of the Company, including borrowings under the New Credit Facility. In addition, the Company would have had $126.3 million of additional secured borrowings available under the New Credit Facility. The Indenture (as defined herein) will permit the Company to incur additional indebtedness, including additional secured indebtedness subject to certain conditions. See "Risk Factors
- Effective Subordination" and "Description of Notes - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock." The New Notes will be jointly and severally guaranteed by all existing Domestic Restricted Subsidiaries (as defined herein) and certain other subsidiaries of the Company and by all Domestic Restricted Subsidiaries (as defined herein) of the Company created or acquired in the future.

         The net proceeds from the sale of the Old Notes (the "Original Offering" or the "Offering") were used to fund the Acquisition, to pay related fees and expenses, and to reduce borrowings.

         SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NEW NOTES.


         The Company and the Guarantors will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on November 17, 1997, unless extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."


         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The Letter of Transmittal accompanying this Prospectus (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed, for a period of one year after the date of this Prospectus, to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         The Old Notes were eligible for trading in the National Association of Securities Dealers' Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market. The Company and the Guarantors do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. The Company and the Guarantors will pay all the expenses incident to the Exchange Offer.

         The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


                The date of this Prospectus is October 17, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements regarding registrants, such as the Company, that file electronically with the Commission.

         The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not include all the information set forth in the Registration Statement and the exhibits thereto, to which reference is made for further information with respect to the Company. Copies of the Registration Statement and the exhibits thereto are on file at the office of the Commission and may be obtained from the Commission upon payment of prescribed rates or may be examined without charge at the public reference facilities of the Commission as prescribed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents or portions thereof filed with the Commission are incorporated into this Prospectus by reference.

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended on Form 10K/A on August 28, 1997;

         2. The Company's quarterly Reports on Form 10-Q for the quarter ended March 31, 1997. As amended on Form 10-Q/A on August 28, 1997, and for the quarter ended June 30, 1997; and


         3. The Company's Current Reports on Form 8-K filed May 1, 1997, June 3, 1997, July 22, 1997, August 13, 1997, August 29, 1997, September 2, 1997 and
October 10, 1997.


Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Memorandum.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered upon the written or oral request of such person, a copy of any and all of the documents which have been or may be incorporated by reference in this Prospectus, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of any such documents should be directed to Allied Holdings, Inc., 160 Clairemont Avenue, Suite 510, Decatur, Georgia 30030, Attention: Daniel H. Popky, telephone: 404/370-1100

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, contained in this Prospectus, including information and financial data incorporated herein by reference. The terms "Allied" and "Company" refer to Allied Holdings, Inc. and its subsidiaries (including the Guarantors), unless otherwise stated or indicated by the context and except in the section of this Prospectus entitled "Description of Notes." References herein to 1996 pro forma operating data are to the operating data of the Company for the year ended December 31, 1996 after giving pro forma effect to the Original Offering and the Acquisition as if they had occurred on January 1, 1996. See "Unaudited Pro Forma Financial Information."

                                   THE COMPANY

         The Company, as a result of its acquisition of Ryder Automotive Carrier Services, Inc. and RC Management Corp. (collectively "Ryder") from Ryder System, Inc. ("Ryder System") on September 30, 1997 (the "Acquisition), is the largest motor carrier of automobiles and light trucks in North America. The Company offers a full range of automotive delivery services including transporting new, used and off-lease vehicles to dealers from plants, rail ramps, ports and auctions, and providing vehicle rail-car loading and unloading services. The Company also provides logistics solutions and other services to the new and used vehicle distribution market and other segments of the automotive industry, including the rapidly growing used car superstore market. The Company and Ryder together hauled approximately 65% of the new vehicles sold in the United States and Canada in 1996 and had pro forma 1996 revenues nearly five times greater than the Company's closest competitor. For the year ended December 31, 1996, after giving pro forma effect to the Acquisition, revenues and EBITDA (as defined herein) of the Company would have been approximately $960.7 million and $98.9 million, respectively.

         The Company operates primarily in the short-haul segment of the automotive transportation industry with an average length of haul of less than 200 miles. The Company delivers new and used vehicles throughout the United States and Canada for all of the major domestic and foreign manufacturers of automobiles and light trucks and certain of the used car superstores. General Motors, Ford and Chrysler represent the Company's largest customers, accounting for approximately 35%, 26% and 14%, respectively, of 1996 pro forma revenues. The Company also provides services to all of the major foreign manufacturers, including Honda, Mazda, Nissan, Toyota, Isuzu, Volkswagen and Mitsubishi.

         The Company also provides logistics solutions that complement its new and used vehicle distribution services operations and is pursuing additional opportunities in the growing remarketed vehicle sector, which includes the delivery of used and previously leased vehicles and vehicles sold through the automotive auction process. For example, in early 1997 Ryder entered into agreements with AutoNation and DriversMart to provide transportation logistics services for the movement of vehicles to their reconditioning centers and stores, and in August 1997 the Company entered into a contract with Aucnet to provide transportation logistics services relating to the movement of vehicles sold through live interactive auctions and bulletin board sales on the Internet.

         The Company's executive offices are located at 160 Clairemont Avenue, Decatur, Georgia 30030, and its telephone number is (404) 370-1100.


                               THE EXCHANGE OFFER

         The Exchange Offer applies to $150 million aggregate principal amount of the Old Notes. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) interest on the New Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no such interest has been paid, from the date of issuance of the Old Notes, and
(ii) the New Notes are being registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the

Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued. See "Description of Notes." The Old Notes and the New Notes are sometimes referred to collectively herein as the "Notes."


The Exchange Offer..........................$1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, Old Notes representing $150 million aggregate principal amount are outstanding.
                                            The terms of the New Notes and the Old Notes are substantially identical.  Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the
                                            Company and the Guarantors and subject to the two immediately following sentences, the Company and the Guarantors believe that New
                                            Notes issued pursuant to the Exchange Offer in exchange for Old Notes generally may be offered for resale, resold and otherwise transferred by any person receiving the New Notes, whether or not that person is the holder (other than any such holder or such other person that is an
                                            "affiliate" of the Company or any Guarantors within the meaning of
                                            Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes.  See "The Exchange Offer - Purpose and
                                            Effect."  Notwithstanding the foregoing, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the
                                            Exchange Offer for the purpose of distributing the New Notes or any broker-dealer who purchased the Old Notes from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set
                                            forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution."

Registration Rights
Agreement...................................The Old Notes were sold by the Company on September 30, 1997, in a private placement. In connection with the sale, the Company entered into a Registration Rights Agreement with the purchasers (the
                                            "Registration Rights Agreement") providing for the Exchange Offer.
                                            See "The Exchange Offer - Purpose and Effect."

Expiration Date.............................The Exchange Offer will expire at 5:00 p.m., New York City time, November 17,
                                            1997, or such later date and time to which it is extended.

Withdrawal..................................The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the
                                            Exchange Offer.

Interest on the New
Notes.......................................Interest on each New Note will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from September 30, 1997.

Conditions to the Exchange
Offer.......................................The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company. See "The Exchange Offer - Conditions to Exchange Offer."

Procedures for Tendering
Old Notes...................................Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or the copy, together with the Old Notes and any other required documentation, to the
                                            Exchange Agent at the address set forth in the Letter of Transmittal. Persons holding
                                            Old Notes through the Depository Trust Company ("DTC") and wishing to accept the
                                            Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering Participant will agree to be bound by the Letter of Transmittal.
                                            By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old
                                            Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Pursuant to the Registration Rights Agreement, the Company and each of the Guarantors are required to use their reasonable best efforts to file a "shelf"
                                            registration statement for a continuous offering pursuant to Rule 415 under the
                                            Securities Act in respect of the Old Notes (and cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) the Company is not required to file an Exchange Offer Registration Statement (as defined in the Registration Rights
                                            Agreement) or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or (ii) any holder of Old Notes shall notify the Company prior to the 20th day following consummation of the Exchange
                                            Offer (A) that such holder is prohibited by law or Commission policy from participating in the Exchange Offer

                                            or (B) that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivery of a prospectus and the prospectus contained in the Exchange Offer Registration
                                            Statement would not be appropriate or available for such resales by such holder.

Acceptance of Old Notes and
Delivery of New Notes.......................The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to
                                            5:00 p.m., New York City time, on the Expiration
                                            Date. The New Notes issued pursuant to the Exchange
                                            Offer will be delivered promptly following the
                                            Expiration Date. See "The Exchange Offer - Terms of
                                            the Exchange Offer."

Exchange Agent..............................The First National Bank of Chicago  is serving as Exchange Agent in connection with the Exchange Offer.

Federal Income Tax
Considerations..............................The exchange pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain Federal Income
                                            Tax Considerations."

Effect of Note Tendering....................Old Notes that are not tendered or that are improperly tendered and therefor not accepted will, following the completion of the Exchange
                                            Offer, continue to be subject to the existing restrictions upon transfer thereof.  The Company will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

                                                        TERMS OF NEW NOTES

Securities Offered..........................$150 million aggregate principal amount of 8 5/8% Series B Senior
                                            Notes due 2007.

Maturity....................................October 1, 2007.

Interest Payment Dates......................Interest on the New Notes will be payable semi-annually in arrears on April 1 and
                                            October 1 of each year, commencing April 1, 1998.

Ranking.....................................The New Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all other present or future senior indebtedness of the
                                            Company, and senior in right of payment to all present or future subordinated indebtedness of the Company. The New Notes will be effectively subordinated, however, to all secured obligations of the Company, including the Company's borrowings under the
                                            New Credit Facility, to the extent of the assets securing such obligations. As of June
                                            30, 1997, after giving pro forma effect to the Offering and the Acquisition, the New
                                            Notes would have been effectively subordinated to approximately $41.8 million of secured borrowings of the Company. The Indenture will permit the Company to incur additional indebtedness, including additional secured indebtedness, subject to certain conditions.

Guarantees..................................The New Notes will be jointly and severally guaranteed by all existing Domestic
                                            Restricted Subsidiaries and certain other Subsidiaries of the

                                            Company and by all Domestic Restricted Subsidiaries of the Company created or acquired in the future (collectively, the "Guarantors"). See "Description of Notes - Subsidiary
                                            Guarantees."

Optional Redemption.........................Prior to October 1, 2002, the New Notes will be redeemable at the option of the
                                            Company, in whole or in part, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date. On and after October 1,
                                            2002, the New Notes will be redeemable, at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and
                                            Liquidated Damages, if any, to the redemption  date. In addition, at any time on or prior to October 1, 2000, the Company may redeem up to 35% of the New Notes at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more sales of Equity Interests, other than Disqualified
                                            Stock, of the Company, provided that at least $97.5 million of New Notes remain outstanding immediately following each such redemption.

Change of Control...........................Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all or any part of each holder's New Notes at a price equal to 101%
                                            of the principal amount thereof, plus accrued and unpaid interest and Liquidated
                                            Damages, if any, thereon to the date of repurchase. See "Risk Factors - Repurchase of
                                            Notes Upon Change of Control" and "Description of Notes Repurchase at the Option of
                                            Holders - Change of Control."

Certain Covenants...........................The indenture pursuant to which the New Notes will be issued (the "Indenture") contains certain covenants that, among other things, limit the ability of the Company and its
                                            Restricted Subsidiaries to incur additional Indebtedness (as defined herein), pay dividends or make other distributions, repurchase Equity Interests (as defined herein)
                                            or subordinated Indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets or enter into certain mergers or consolidations. See
                                            "Description of Notes - Certain Covenants."

          SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

         The following table sets forth certain summary historical and pro forma consolidated financial and operating data of the Company for each of the three years in the period ended December 31, 1996 and for the six-month periods ended June 30, 1996 and 1997. The financial data is derived from the Company's audited and unaudited consolidated financial statements included elsewhere herein. The pro forma data gives effect to the Offering and the Acquisition as if they had occurred on (i) January 1, 1996 with respect to the statement of operations data, other financial data, pro forma ratios and operating data, and (ii) June 30, 1997 with respect to the balance sheet data. This table should be read in conjunction with "Selected Financial Data," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, of the Company and Ryder included elsewhere in this Prospectus.

                                            YEAR ENDED DECEMBER 31,                    SIX MONTHS ENDED JUNE 30,
                                   --------------------------------------------    -------------------------------
                                             HISTORICAL                                 HISTORICAL
                                   ------------------------------                  -------------------
                                                                      PRO FORMA                          PRO FORMA
                                   1994(1)      1995        1996         1996       1996        1997        1997
                                   --------   -------    ---------    ---------    --------   ---------  ----------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues ......................... $297,236   $381,464   $ 392,547    $960,661     $200,565   $208,969   $ 524,665
Operating expenses ...............  268,505    360,543     373,952     928,913      189,510    197,519     496,936
                                   --------   --------   ---------    --------     --------   --------   ---------
Operating income .................   28,731     20,921      18,595      31,748(2)    11,055     11,450      27,729
Interest expense .................    5,462     11,260      10,720      23,288        5,396      5,408      11,570
Interest income ..................      312        707         603       1,216          303        357       1,448
Other income, net ................       --         --          --       2,472           --         --         752
Income tax provision .............    9,393      4,222       3,557       6,474        2,504      2,688       8,262
                                   --------   --------   ---------    --------       ------   --------    --------
Income before extraordinary item.. $ 14,188   $  6,146   $   4,921    $  5,674        3,458   $  3,711      10,097
                                   ========   ========   =========    ========     ========   ========    ========
OTHER FINANCIAL DATA:
EBITDA(3) ........................ $ 45,045   $ 46,352   $  45,020    $ 98,880(2)  $ 23,986   $ 25,236    $ 62,011
Depreciation and amortization ....   16,314     25,431      26,425      64,660       12,931     13,786      33,530
Capital expenditures:
  New Rigs and modifications .....   23,337     11,716      17,092      58,470       12,053      5,811      15,206
  Maintenance and other ..........    7,208      6,494       8,880      12,724        2,323     1,0991       1,739
                                   --------   --------   ---------    --------     --------   ---------   ---------
        Total ....................   30,545     18,210      25,972      71,194       14,376      6,910      16,945

PRO FORMA RATIOS:
EBITDA to interest expense                                                 4.2x(2)                            5.4x
Total debt to EBITDA                                                       2.3x(2)                            1.9x(4)

OPERATING DATA:
Rigs operated (at end of period)..    2,151      2,063       1,947       5,323        1,999      1,893       5,250
Vehicles delivered (in thousands).    3,254      4,515       4,738      10,767        2,450      2,503       5,749
Loads delivered (in thousands)....      385        540         572       1,348          295        307         713


                                                                                      AS OF JUNE 30, 1997
                                                                                   ------------------------
                                                                                   ACTUAL       AS ADJUSTED
                                                                                    (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets.......................................................................$228,694     $540,000(5)
Total debt......................................................................... 105,234      231,789
Stockholders' equity...............................................................  60,157       60,157(5)


(footnotes on following page)

(1) Includes the results of Auto Haulaway commencing with its acquisition by the Company on October 31, 1994.
(2) Pro forma operating income and EBITDA for 1996 includes an $11.3 million restructuring charge at Ryder related to efforts to improve its profitability and focus on its core business of transporting vehicles and related services. See "Business -- Ryder." Excluding such charge, the pro forma ratios of EBITDA to interest expense and total debt to EBITDA would have been 4.7x and 2.1x, respectively.
(3) Represents income before interest expense, interest income, income tax provision, depreciation and amortization and extraordinary item. EBITDA is presented because it provides useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(4) The ratio of total debt to EBITDA for the pro forma six months ended June 30, 1997 has been calculated as total debt as of June 30, 1997 divided by two times EBITDA for the six months ended June 30, 1997, in each case on a pro forma basis.


(5) Excludes an after-tax charge of approximately $5.0 million that the Company recorded to write down Company Rigs and terminal facilities idled or closed as a result of the Acquisition.

                                  RISK FACTORS

         Prospective purchasers of the New Notes offered hereby should carefully review the information set forth below, in addition to the other information contained in this Prospectus, in evaluating an investment in the New Notes offered hereby.

SUBSTANTIAL LEVERAGE

         The Company has, and will continue to have consolidated indebtedness that is substantial in relation to its stockholders' equity. As of June 30, 1997, after giving pro forma effect to the offering of the Old Notes completed September 30, 1997 (the "Offering") and the Acquisition, the Company would have had total debt of approximately $231.8 million (excluding $155.2 million of trade payables and other accrued liabilities) and stockholders' equity of approximately $60.2 million. In addition, the Company would have had approximately $126.3 million of additional borrowings available under the New Credit Facility. The Company's leveraged financial position poses substantial consequences to holders of the New Notes, including the risks that (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on the New Notes, borrowings under the New Credit Facility and other indebtedness, (ii) the Company's leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes and (iii) the Company's highly leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations, or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected on satisfactory terms, that they would enable the Company to continue to satisfy its capital requirements or that they would be permitted by the terms of existing or future debt agreements, including the Indenture and the New Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

ABILITY TO INTEGRATE ACQUISITION OF RYDER

         The full benefits of the business combination of the Company and Ryder requires the integration of each company's operational, administrative, finance and marketing organizations, the coordination of each company's operations and the implementation of appropriate operational, financial and management systems and controls in order to capture the efficiencies and the cost reductions that are expected to result from the Acquisition. This will require substantial attention from the Company's management team. The diversion of management attention, as well as any other difficulties which may be encountered in the transition and integration process, could have an adverse impact on the revenue and operating results of the Company. In addition, there can be no assurance that the Company will be successful in integrating the operations of Ryder, or that the anticipated benefits will be realized.

DEPENDENCE ON AUTOMOTIVE INDUSTRY

         The automotive transportation industry is dependent upon the volume of automobiles and light trucks manufactured, imported and sold. The automotive industry is highly cyclical and demand for new automobiles and light trucks is directly affected by such factors as general economic conditions, consumer confidence, and the availability of affordable new car financing. As a result, the Company's results of operations will be adversely affected by cyclical downturns in the general economy or in the automotive industry and by consumer preferences in purchasing new automobiles and light trucks.

DEPENDENCE ON MAJOR CUSTOMERS

         The Company's business is highly dependent upon General Motors, Ford and Chrysler, its largest customers. The Company derived approximately 35%, 26% and 14% of its 1996 pro forma revenues from General Motors, Ford and Chrysler, respectively. A significant reduction in General Motors', Ford's or Chrysler's production, the loss of General Motors, Ford or Chrysler as a customer, or a significant reduction in the services provided for any of these customers by the Company would have a materially adverse effect upon the Company. See "Business."

CONTRACTS WITH CUSTOMERS

         The Company operates under contracts with most of its customers with terms varying from 30 days to five years. The Company's contract with Ford expires in May 1999, its contract with Chrysler expires in June 2000, and it has an agreement in principle with General Motors to enter into a three-year contract. See "-- Dependence on Major Customers." The contracts between the Company and its customers generally establish rates for the transportation of vehicles based upon a fixed rate per vehicle transported and a variable rate for each mile a vehicle is transported. The contracts generally do not permit the Company to recover for increases in fuel prices, fuel taxes or labor costs, and any such increases are likely to have an adverse effect on the Company's results of operations, although some contracts provide for renegotiation to address certain material adverse changes. In addition, certain of the Company's contracts provide for annual rate reductions. While the Company may be able to derive savings through increased efficiencies with respect to vehicles transported for these customers, the savings may not offset the reductions, which would adversely affect the Company's results of operations.

LIABILITY EXPOSURE


         The Company currently retains up to $650,000 of liability for each claim for workers' compensation and up to $500,000 of liability for automobile and general liability, including personal injury and property damage claims. In addition to the $500,000 per occurrence deductible for automobile liability, there is a $500,000 aggregate deductible for those claims which exceed the $500,000 per occurrence deductible. The Company also retains up to $250,000 of liability for each cargo damage claim in the United States. In Canada, the Company retains up to C$100,000 (approximately U.S. $72,760 at October 9,
1997) of liability for each claim for personal injury, property damage or cargo damage. Ryder's insurance contracts also provide for substantial deductibles or indemnifications. If the Company were to experience a material increase in the frequency or severity of accidents or workers' compensation claims or unfavorable developments in existing claims, the Company's operating results could be adversely affected. The Company formed Haul Insurance Limited in December 1995 as a captive insurance subsidiary to provide insurance coverage to the Company with respect to its deductibles for workers' compensation and commercial general liability in the United States and for automobile liability insurance in the United States and Canada. See "Business -- Risk Management and Insurance."


ENVIRONMENTAL REGULATION

         The Company is subject to environmental laws and regulations that impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials or petroleum products. Such liability could relate to spills, disposals or other releases of hazardous materials or petroleum products at property that the Company (i) currently owns or operates, (ii) formerly owned or operated, or
(iii) used for the disposal of wastes. These environmental laws and regulations typically impose cleanup responsibility and liability without regard to whether the owner or operator knew or caused the presence of the contaminants, and the liability under the laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of liabilities. Many of the Company's terminals contain, or have contained, underground storage tanks ("USTs") for storing fuel and other materials. While the Company believes that it is in material compliance with all environmental requirements, including requirements relating to the USTs, there can be no assurance that any failure to comply, or compliance in the future, with such environmental laws (including the potential imposition of liabilities associated with releases of hazardous substances or petroleum products from the properties currently or formerly owned or operated by the Company) will not have a material adverse effect on the Company's business, financial condition or results of operations. See "Business -- Regulation."

LABOR MATTERS

         Certain subsidiaries of the Company, along with five other motor carriers who, together with the Company, provide approximately 95% of the total new vehicle motor transportation services in the United States, are signatories to the Automobile National Master Agreement (the "Master Agreement") with the International Brotherhood of Teamsters (the "Teamsters"). As a result of being a party to the Master Agreement, the Company does not have exclusive control over labor concessions in bargaining with the Teamsters. In 1995, Ryder experienced a 32-day Teamsters strike. In Canada, certain subsidiaries of the Company are signatories to four labor agreements, each covering certain of the Canadian provinces and territories. The contracts expire from May 31, 1998 to March 31, 2000. In addition, the Company is a party to agreements with other labor unions. There can be no assurance that renegotiation of labor contracts as they expire will not result in increased labor costs to the Company, which increases could be material, or that such contracts can be renegotiated without work stoppages.

COMPETITION

         The automotive transportation industry is highly competitive. The Company currently competes with other motor carriers of varying sizes, as well as with railroads. The Company also competes with non-union motor carriers that may be able to provide comparable services at lower costs. The development of new methods for hauling vehicles could also lead to increased competition. See "Business -- Competition."

EFFECTIVE SUBORDINATION

         The New Credit Facility, which provides the Company with available borrowings of up to $230.0 million, is secured by liens on substantially all of the assets of the Company. Under certain circumstances, certain other indebtedness of the Company may be secured by liens on assets of the Company. See "Description of Notes -- Certain Covenants -- Liens" and "Description of Other Indebtedness -- New Credit Facility." In the event of a liquidation or insolvency of the Company, or if any of its secured indebtedness is accelerated, the secured assets of the Company will be available to pay obligations on the New Notes only after borrowings under the New Credit Facility and any other secured indebtedness have been paid in full. Accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the New Notes then outstanding. In addition, the existence of the liens on the assets of the Company may impair the Company's ability to obtain additional financing in the future.

         The Company is a holding company that conducts substantially all of its operations through its subsidiaries. As a result, the Company is dependent on dividends or other distributions from its subsidiaries to meet the Company's debt service and other obligations, including its obligations under the New Notes, which may be restricted by applicable law. In addition, to the extent that any such subsidiary incurs indebtedness and becomes insolvent or is liquidated, creditors of such subsidiary would be entitled to payment from the proceeds of such subsidiary's assets before the Company and its creditors would derive any value from such subsidiary's assets. The New Notes will be guaranteed by all of the Company's present and future Domestic Restricted Subsidiaries. If a court were to invalidate or limit the guarantee of any such Restricted Subsidiary under fraudulent conveyance or other applicable legal principles, other creditors of such Restricted Subsidiary would to such extent have priority as to the assets of such Restricted Subsidiary over the claims of holders of the New Notes. See "-- Fraudulent Conveyance."

REPURCHASE OF NOTES UPON CHANGE OF CONTROL

         The Indenture provides that, in the event of a Change of Control, the Company will be required to make an offer to each holder of New Notes to repurchase all or any part of such holder's New Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. In addition, a Change of Control may result in a default under the New Credit Facility or other indebtedness of the Company. If a Change of Control were to occur, there can be no assurance that the Company would have the financial resources necessary to repay all such indebtedness and repurchase all New Notes tendered pursuant to such an offer. See "Description of New Notes -- Repurchase at the Option of Holders -- Change of Control."

LACK OF PUBLIC MARKET

         The Company and the Guarantors do not intend to list the New Notes on any securities exchange. The Company has been advised by Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and NationsBanc Capital Markets, Inc. (collectively, the "Initial Purchasers") that the Initial Purchasers intend to make a market in the New Notes after the consummation of the Exchange Offer, as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so, and any such market making activities may be discontinued at any time without notice. Therefore, there can be no assurance that an active market for the New Notes will develop.

CONSEQUENCES OF FAILURE TO EXCHANGE

         Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of Old Notes set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not anticipate registering the Old Notes under the Securities Act. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and their rights under such Old Notes will not be altered, except for any such rights under the Registration Rights Agreement, which by their terms generally terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Old Notes pursuant to, the Exchange Offer.

SEASONALITY

         The Company's revenues are seasonable, with the second and fourth quarters generally experiencing higher revenues than the first and third quarters. The volume of vehicles shipped during the second and fourth quarters is generally higher due to the introduction of new models which are shipped to dealers during those periods and the higher spring and early summer sales of automobiles and light trucks. During the first and third quarters, vehicle shipments typically decline due to lower sales volume during those periods and scheduled plant shut downs which primarily occur during the third quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Seasonality and Inflation."

DEPENDENCE ON KEY PERSONNEL

         The success of the Company is dependent upon its senior management team, as well as its ability to attract and retain qualified personnel. There is competition for qualified personnel in the automotive transportation industry. There is no assurance that the Company will be able to retain its existing senior management or to attract additional qualified personnel. See "Management."

EFFECTIVE CONTROL BY PRINCIPAL SHAREHOLDERS

         The Company's management beneficially owns an aggregate of 3,861,191 shares of the common stock of the Company, or 49.4% of the outstanding common stock. As a result, if management and members of their families choose to vote all of their shares in a similar manner, management likely would have sufficient voting power to elect the entire Board of Directors of the Company and to determine the outcome of matters submitted to shareholders. See "Management."

FRAUDULENT CONVEYANCE

         Under applicable provisions of the United States Bankruptcy Code and comparable provisions of state fraudulent transfer or conveyance law, if the Company or any Guarantor, at the time it originally issued the Old Notes or its guarantee of the Old Notes, as the case may be, (a) incurred such obligation with intent to hinder, delay or defraud creditors, or (b) received less than reasonably equivalent value or fair consideration in connection with such incurrence and (i) was insolvent at the time of the incurrence, (ii) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (iii) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Notes or such guarantee thereof, as the case may be, or, in the alternative, subordinate the Notes or such guarantee to existing and future indebtedness of the Company or such Guarantor, as the case may be. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company or a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.

         The Company believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, (a) the Old Notes and the guarantees thereof were issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, (b) the Company and the Guarantors received reasonably equivalent value or fair consideration and (c) the Company and the Guarantors, after the initial issuance of the Old Notes and the application of the proceeds thereof, were solvent, had sufficient capital for carrying on their business and were (and are) able to pay their debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the Company's belief.


                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

         The Old Notes were sold by the Company on September 30, 1997, in the Original Offering. In connection with that sale, the Company entered into the Registration Rights Agreement, which requires that the Company file the Registration Statement under the Securities Act with respect to the New Notes and, upon the effectiveness of the Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that the Company and the Guarantors must use their reasonable best efforts to (i) cause the Registration Statement with respect to the Exchange Offer to be declared effective on or before December 30, 1997 and (ii) consummate the Exchange Offer on or before the 30th business day following the date the Registration Statement is declared effective. Except as provided below, upon the completion of the Exchange Offer, the Company's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and the summary herein of certain provisions thereof does not purport to be complete and is subject to, and is qualified in its entirety by reference thereto. As a result of the filing and the effectiveness of the Registration Statement, certain liquidated damages provided for in the Registration Rights Agreement will not become payable by the Company. Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the Exchange Offer.

         In order to participate in the Exchange Offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving the New Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of the New Notes,
(iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Pursuant to the Registration Rights Agreement, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes (and cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) the Company is not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or (ii) any holder of Old Notes shall notify the Company prior to the 20th day following consummation of the Exchange Offer (A) that such holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement would not be appropriate or available for such resale by such holder. Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise to require that the Company register such holder's shares of Old Notes under the Securities Act. See "- Procedures for Tendering."

         Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company and the Guarantors and subject to the two immediately following sentences, the Company and the Guarantors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Notes, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of the Company or any Guarantors within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. Notwithstanding the foregoing, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes, or any broker-dealer who purchased the Old Notes from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these New Notes. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

         Following the completion of the Exchange Offer (except as set forth in the second paragraph under "-- Purpose and Effect" above), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

         The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

         As of September 30, 1997, Old Notes representing $150,000,000 aggregate principal amount were outstanding and there was one registered holder, a nominee of DTC. This Prospectus, together with the Letter of Transmittal, is being sent to such registered Holder and to others believed to have beneficial interests in the Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under the Georgia Business Corporation Code or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offer - Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on November 17, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "The Exchange Offer - - Certain Conditions to Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner.


PROCEDURES FOR TENDERING

         Only a holder of Old Notes may tender the Old Notes in the Exchange Offer. Except as set forth under "The Exchange Offer - Book Entry Transfer," to tender in the Exchange Offer a holder must complete, sign, and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and deliver the Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Offer - Exchange Agent" prior to the Expiration Date.

         The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

        THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

        Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

         If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal unless waived by the Company.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

         In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

         Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

         The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "The Exchange Offer - Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

         DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

         If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

         Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         For a withdrawal of a tender of Old Notes to be effective, a written or, for DTC participants, electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures under "The Exchange Offer -- Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

         All executed Letters of Transmittal should be directed to the Exchange Agent. The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                       The First National Bank of Chicago


         By Registered or Certified Mail or By Hand or Overnight Delivery
         Service:

         The First National Bank of Chicago
         c/o First Chicago Trust Company of New York
         14 Wall Street
         8th Floor, Window 2
         New York, New York 10005


           By Facsimile Transmission (for Eligible Institutions only)

                               Fax (212) 240-8939

            (For Information by Telephone or Telephone Confirmation)

                                 (212) 240-8801

         (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.)

FEES AND EXPENSES


         The Company will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company. The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $50,000, which includes fees and expenses of the Exchange Agent, accounting, legal, printing, and related fees and expenses.


TRANSFER TAXES

         Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                                 THE ACQUISITION


         On September 30, 1997, the Company acquired Ryder, North America's largest motor carrier of automobiles and light trucks, from Ryder System for $114.5 million in cash, subject to post-closing adjustments. Ryder offers a full range of automotive delivery services including transporting new, used and off-lease vehicles to dealers from plants, rail ramps, ports and auctions, and providing vehicle rail-car loading and unloading services. Ryder also provides logistics solutions and other services to the new and used vehicle distribution market and other segments of the automotive industry, including the growing used car superstore market.


         For the year ended December 31, 1996, Ryder generated revenues and EBITDA of $568.1 million and $41.2 million, respectively (in each case, adjusted to reflect only the businesses being acquired by the Company, before any pro forma adjustments). Ryder's EBITDA for 1996 includes an $11.3 million charge relating to a restructuring that was intended to improve Ryder's future operating performance. See "Unaudited Pro Forma Financial Information" and "Business -- Ryder."

         Ryder operated throughout the Continental United States and Canada through approximately 90 terminals and a fleet of approximately 3,400 Rigs, including approximately 600 owner-operated Rigs, and had approximately 4,800 employees. Similar to the Company, Ryder provided vehicle hauling services to all of the major domestic and foreign automotive manufacturers. General Motors represented Ryder's largest customer, accounting for approximately 49.9% of 1996 revenues.

         The Acquisition was consistent with the Company's growth strategy to increase its market share of the North American automotive carrier industry. The Acquisition also provided an opportunity for the Company to significantly accelerate its penetration with existing customers and gain entry to new customers. The Company believed that the Acquisition was attractive because: (i) the combination of Allied and Ryder creates the largest motor carrier in the automotive transportation industry, hauling approximately 65% of the new vehicles sold in the United States and Canada in 1996; (ii) significant cost savings and margin enhancement improvement opportunities are expected to be realized through consolidation of terminal operations and administrative functions, the integration of proprietary information systems, and the implementation of performance improvement programs; (iii) the Company will be able to provide additional services to its customers through increased capabilities, such as port processing and rail yard management; (iv) the Company's customer base will become more diversified; and (v) the Company will expand the geographic territories in which it does business from the southern and eastern United States and Canada to the entire Continental United States and Canada.

         The Company believes that the Acquisition will result in the following cost-savings upon the integration of the operations of Ryder with the Company, which is expected to begin during the fourth quarter of 1997 and be completed by the end of 1998.

    - Optimize Terminal Network. The Company plans to consolidate approximately 19 terminals, or approximately 14% of the combined companies' terminal locations, which are located in close proximity to one another. The consolidation of these terminals will reduce operating and terminal overhead costs through the elimination of lease or depreciation charges, the reduction in on-site personnel costs, and the reduction of other direct operating expenses. In addition, the Company believes that additional cost savings can be achieved by combining terminal administrative functions.

    - Improve Productivity. Over the past decade, the Company has implemented performance improvement programs at its terminal locations which have resulted in reduced operating costs. The Company intends to implement these programs at the Ryder locations. In addition, the Company believes it will be able to increase Rig utilization through the consolidation of terminal locations and through the increased backhaul potential that the Company believes will result from the Acquisition. These actions are expected to reduce the number of Rigs the Company is required to operate and result in reduced operating costs.

    - Integration of Proprietary Information Systems. The Company intends to integrate Ryder's information systems with its own proprietary information systems. This is expected to result in increased operating efficiencies and reduced administrative costs.

    - Centralize Administrative Functions. The Company's administrative functions are centralized and performed at its corporate headquarters in Decatur, Georgia. The Company has adopted a detailed integration plan to combine most of Ryder's central office functions with the Company's in order to eliminate redundant functions and reduce costs.

         In addition, the Company believes that significant opportunities exist to further increase its revenues by offering a broader scope of services to existing and new customers. For example, Ryder began providing transportation logistics services to AutoNation in January 1997 and to DriversMart in March 1997 for the movement of vehicles to their reconditioning centers and stores and began providing port processing services to Volkswagen in August 1997. The Company also began providing transportation logistics services to Aucnet in August 1997 relating to the management of the movement of vehicles sold through live interactive auctions and bulletin board sales on the Internet.

                                 USE OF PROCEEDS

         The Company will not receive any cash proceeds or incur an additional indebtedness as a result of the issuance of the New Notes pursuant to the Exchange Offer.

         The net proceeds to the Company from the Offering were approximately $144,650,000 (after deducting discounts and commissions and estimated expenses of the Offering). Concurrently with the consummation of the Offering, the Company entered into the New Credit Facility. See "Description of Other Indebtedness -- New Credit Facility." The Company used the proceeds from the Offering to fund the Acquisition, to pay related fees and expenses and to reduce borrowings. See "The Acquisition."

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 30, 1997 and as adjusted to give effect to the Acquisition and the Offering. This table should be read in conjunction with "Selected Financial Data," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, of the Company and Ryder included elsewhere in this Prospectus.

                                                                                    JUNE 30, 1997
                                                                                    -------------
                                                                          ACTUAL                 AS ADJUSTED
                                                                         --------                -----------
                                                                                (DOLLARS IN THOUSANDS)
Long-term debt (including current maturities):
  Revolving credit facility(1)                                           $ 59,737                $ 35,487
  8 5/8% Senior Notes due 2007                                                 --                 150,000
  12% Senior Subordinated Notes due 2003                                   40,000                  40,000
  Other debt and capital lease obligations                                  5,497                   6,302
                                                                         --------                --------
          Total debt                                                      105,234                 231,789
Stockholders' equity                                                       60,157                  60,157(2)
                                                                         --------                --------
          Total capitalization                                           $165,391                $291,946
                                                                         ========                ========

--------

(1) The Company entered into a new credit facility (the "New Credit Facility") on September 30, 1997 which provides for $230.0 million of total availability. The New Credit Facility was finalized concurrent with the consummation of the Original Offering. On a pro forma basis, the Company has approximately $35.5 million of borrowings, approximately $68.3 million of letters of credit outstanding and approximately $126.3 million of undrawn availability under the New Credit Facility. See "Description of Other Indebtedness -- New Credit Facility."
(2) Excludes an after-tax charge of approximately $5.0 million that the Company intends to record as a result of the Acquisition to write down Company Rigs and terminal facilities that will be idled or closed.

                             SELECTED FINANCIAL DATA

         The selected financial data presented below as of and for each of the five years in the period ended December 31, 1996 are derived from the Company's Consolidated Financial Statements which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data presented below as of and for the six months ended June 30, 1996 and 1997 are derived from the Company's unaudited Consolidated Financial Statements, which in the opinion of management include all adjustments (consisting only of normal recurring accruals) necessary to fairly present the information set forth therein. The results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus.

                                                                                                              SIX MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                 -------------------------------------------------------- ----------------------
                                                   1992       1993        1994(1)    1995        1996        1996         1997
                                                 --------   ---------   ---------  ---------   ---------  ---------   ----------
                                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues...................................      $212,655   $ 241,981   $ 297,236  $ 381,464   $ 392,547  $ 200,565   $ 208,969
                                                 --------   ---------   ---------  ---------   ---------  ---------   ---------
Operating expenses:
  Salaries, wages and fringe benefits......       116,901     134,054     157,979    195,952     204,838    105,315     109,634
  Operating supplies and expenses..........        40,154      44,090      51,532     62,179      62,880     31,526      32,563
  Purchased transportation.................         2,002       3,223       9,486     32,084      34,533     17,666      19,170
  Insurance and claims.....................         9,553       9,745      12,043     16,022      16,849      8,039       8,098
  Operating taxes and licenses.............        10,084      12,223      14,301     16,564      16,122      8,381       8,190
  Depreciation and amortization............         8,878      11,683      16,314     25,431      26,425     12,931      13,786
  Rent expense.............................         6,051       3,485       3,214      5,354       4,975      2,481       2,470
  Communications and utilities.............         1,405       1,456       1,855      3,435       3,111      1,740       1,534
  Other operating expenses.................         1,467       1,662       1,781      3,522       4,219      1,431       2,074
                                                 --------   ---------   ---------  ---------   ---------  ---------   ---------
        Total operating expenses...........       196,495     221,621     268,505    360,543     373,952    189,510     197,519
                                                 --------   ---------   ---------  ---------   ---------  ---------   ---------
Operating income...........................        16,160      20,360      28,731     20,921      18,595     11,055      11,450
Minority interest in earnings of
  consolidated subsidiary..................        (1,034)       (858)         --         --          --         --          --
Interest expense...........................         6,963       6,042       5,462     11,260      10,720      5,396       5,408
Interest income............................            61         313         312        707         603        303         357
Other expense, net.........................           169          49          --         --          --         --          --
                                                 --------   ---------   ---------  ---------   ---------  ---------   ---------
Income before income taxes, extraordinary
item and cumulative effect of accounting
change ....................................         8,055      13,724      23,581     10,368       8,478      5,962       6,399
Income tax provision(2)....................         3,249       4,183       9,393      4,222       3,557      2,504       2,688
                                                 --------   ---------   ---------  ---------   ---------  ---------   ---------
Income before extraordinary item and
cumulative effect of accounting change.....      $  4,806   $   9,541   $  14,188  $   6,146   $   4,921  $   3,458   $   3,711
                                                 ========   =========   =========  =========   =========  =========   =========
OTHER DATA:
EBITDA(3)..................................      $ 25,038   $  32,043   $  45,045  $  46,352   $  45,020  $  23,986   $  25,236
Ratio of earnings to fixed charges(4)......           2.0x        3.0x        4.6x       1.8x        1.7x       2.0x        2.0x
Capital expenditures:
  New Rigs and modifications...............      $ 11,680   $  33,848   $  23,337  $  11,716   $  17,092  $  12,053   $   5,811
  Maintenance and other....................         1,811       2,149       7,208      6,494       8,880      2,323       1,099
                                                 --------   ---------   ---------  ---------   ---------  ---------   ---------
        Total..............................      $ 13,491   $  35,997   $  30,545  $  18,210   $  25,972  $  14,376   $   6,910
                                                 ========   =========   =========  =========   =========  =========   =========
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets...............................      $ 89,722   $ 119,897   $ 218,806  $ 214,686   $ 211,083  $ 216,903   $ 228,694
Minority interest in consolidated
  subsidiary...............................        12,224          --          --         --          --         --          --
Total debt.................................        48,023      44,120     122,894    111,002      95,983    103,259     105,234
Stockholders' equity (deficit).............        (5,944)     35,759      45,835     53,022      56,709     55,563      60,157

----------

(1) Includes the results of Auto Haulaway commencing with its acquisition by the Company on October 31, 1994.
(2) Prior to the Company's initial public offering in 1993, its predecessors were not subject to federal or most state income taxes. Accordingly, the Company's consolidated financial statements for the periods prior to the initial public offering include a pro forma provision for income taxes.
(3) Represents income before interest expense, interest income, income tax provision, depreciation and amortization and extraordinary item. EBITDA is presented because it provides useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(4) For purposes of computing the ratio of earnings to fixed charges (a) earnings consist of income before income taxes, extraordinary item, cumulative effect of accounting change and minority interest in net income
    (loss) of
    unconsolidated entities plus fixed charges, and (b) fixed charges consist of interest expense, amortization of debt expense and the portion (approximately one-third) of rental expense that management believes is representative of the interest component of rental expense.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma financial information has been derived from the historical financial statements of the Company and Ryder, and gives pro forma effect to the Acquisition and the Offering as if they had occurred as of January 1, 1996 with respect to the unaudited condensed pro forma statements of operations and as of June 30, 1997 with respect to the unaudited condensed pro forma balance sheet.

         The unaudited pro forma financial information does not purport to represent what the Company's results of operations actually would have been if each of such transactions had occurred as of the dates indicated or will be for any future periods. The unaudited pro forma financial information is based upon assumptions believed appropriate by management of the Company and does not reflect all potential cost savings or improvements in revenues that the Company believes could be realized as a result of the Acquisition. However, there can be no assurance that any of these anticipated savings can be achieved or that the effects of any such savings will not be offset by unexpected, unforeseen increases in other costs. The unaudited pro forma financial information should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, of the Company and Ryder included elsewhere in this Prospectus.

         The Acquisition was accounted for under the purchase method of accounting. The total purchase price for the Acquisition has been allocated to the assets and liabilities acquired based upon their relative fair values at the closing of the Acquisition, based upon valuation and other studies which are not yet complete. The allocation of the purchase price reflected herein is subject to revision when additional information from the valuations and studies become available. However, the Company does not expect that the effects of the final allocation will differ materially from those set forth herein.


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


                                                              ACQUISITION   ADJUSTED                      PRICE      PRO FORMA
                                                   RYDER(1)   ADJUSTMENTS     RYDER        ALLIED      ADJUSTMENTS    COMBINED
                                                   -------    -----------   ---------    ---------    ------------  ----------
REVENUES .................................       $ 315,156    $(2,663)(2)   $ 315,696    $ 208,969    $    --       $ 524,665
                                                                3,203(3)
                                                 ---------    -------       ---------    ---------    -------       ---------
OPERATING EXPENSES
  Depreciation and amortization ..........          19,818       (190)(2)      19,636       13,786        108(5)       33,530
                                                                    8(3)
  Other operating expenses ...............         285,497     (2,637)(2)     286,013      183,733     (6,340)(6)     463,406
                                                 ---------    -------       ---------    ---------    -------       ---------
          Total operating expenses                 305,315        334         305,649      197,519     (6,232)        496,936
                                                 ---------    -------       ---------    ---------    -------       ---------
OPERATING INCOME .........................           9,841        206          10,047       11,450      6,232          27,729
                                                 ---------    -------       ---------    ---------    -------       ---------
OTHER INCOME (EXPENSE)
  Interest expense .......................            (334)        (1)(3)        (335)      (5,408)    (5,827)(7)     (11,570)
  Interest income ........................           1,228       (137)(2)       1,091          357         --           1,448
  Other income (expense), net ............             738         14(2)          752           --         --             752
                                                 ---------    -------       ---------    ---------    -------       ---------
                                                     1,632       (124)          1,508       (5,051)    (6,089)         (9,370)
                                                 ---------    -------       ---------    ---------    -------       ---------
INCOME BEFORE INCOME
  TAXES ..................................          11,473         82          11,555        6,399        405          18,359
INCOME TAX PROVISION .....................           3,818        724(4)        4,542        2,688     (1,032)          8,262
                                                 ---------    -------       ---------    ---------    -------       ---------
NET INCOME (LOSS) ........................       $   7,655    $  (642)      $   7,013    $   3,711    $  (627)      $  10,087
                                                 =========    =======       =========    =========    =======       =========
EARNINGS PER SHARE .......................                                               $    0.48                  $    1.31
                                                                                         =========                  =========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                                                                         7,725                      7,725
EBITDA(8).................................                                  $  30,435    $  25,236                  $  62,011
                                                                            =========    =========                  =========


      See accompanying notes to unaudited pro forma financial information.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                                                     OFFERING AND
                                                                                                       PURCHASE
                                                             ACQUISITION   ADJUSTED                      PRICE       PRO FORMA
                                                  RYDER(1)   ADJUSTMENTS     RYDER        ALLIED      ADJUSTMENTS    COMBINED
                                                ---------    -----------   ---------    ---------    ------------  ------------
REVENUES ....................................   $ 583,292    $(15,178)(2)  $ 568,114    $ 392,547    $    --       $ 960,661
                                                ---------    --------      ---------    ---------    -------       ---------
OPERATING EXPENSES
  Depreciation and amortization .............      38,838        (718)(2)     38,120       26,425        115(5)       64,660
  Restructuring charge ......................      18,328      (7,023)(2)     11,305           --         --          11,305
  Other operating expenses ..................     543,315     (25,216)(2)    518,099      347,527    (12,678)(6)     852,948
                                                ---------     -------       ---------    ---------    -------       ---------
          Total operating expenses ..........     600,481     (32,957)       567,524      373,952    (12,563)        928,913
                                                ---------    -------       ---------    ---------    -------       ---------
OPERATING (LOSS) INCOME .....................     (17,189)     17,779            590       18,595     12,563          31,748
                                                ---------     -------       ---------    ---------    -------       ---------
OTHER INCOME (EXPENSE)
  Interest expense ..........................        (866)         --           (866)     (10,720)   (11,702)(7)     (23,288)
  Interest income ...........................         895        (282)(2)        613          603         --           1,216
  Other income (expense), net ...............       2,470           2(2)       2,472           --         --           2,472
                                                ---------     -------      ---------    ---------    -------       ---------
                                                    2,499        (280)         2,219      (10,117)   (11,702)        (19,600)
                                                ---------     -------       ---------    ---------    -------       ---------
(LOSS) INCOME BEFORE INCOME
  TAXES AND EXTRAORDINARY
  ITEM ......................................     (14,690)     17,499          2,809        8,478        861          12,148
INCOME TAX (BENEFIT)
  PROVISION .................................      (1,256)      3,837(4)       2,581        3,557        336(4)        6,474
                                                ---------     -------      ---------    ---------    -------       ---------
(LOSS) INCOME BEFORE
  EXTRAORDINARY ITEM ........................   $ (13,434)    $13,662      $     228    $   4,921    $   527       $   5,674
                                                =========     =======      =========    =========    =======       =========
EARNINGS PER SHARE ..........................                                           $    0.64                  $    0.73
                                                                                        =========                  =========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING ........................                                               7,725                      7,725
EBITDA(8) ...................................                              $  41,182    $  45,020                  $  98,880
                                                                           =========    =========                  =========


      See accompanying notes to unaudited pro forma financial information.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                               AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                                    OFFERING AND
                                                            ACQUISITION   ADJUSTED                  PURCHASE PRICE    PRO FORMA
                                                RYDER(9)    ADJUSTMENTS    RYDER         ALLIED      ADJUSTMENTS      COMBINED
                                               ----------   -----------   --------     ---------    -------------- -------------
                                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents ................   $   6,047    $    170(10)   $   1,217    $   4,409   $     --       $     5,626
                                                                                                                        (5,000)(11)
  Short-term investments ...................          --         --              --         8,821         --             8,821
  Receivables, net of allowance for
    doubtful accounts ......................      46,396         650(10)      47,046       28,325         --            75,371
  Deferred income taxes ....................       6,509        (293)(11)     11,608           --         --            11,608
                                                                                                                         4,433(12)
                                                                                                                           959(13)
  Other current assets .....................      17,552      (7,861)(11)      9,691       18,469         --            28,160
                                               ---------    --------       ---------    ---------    -------       -----------
         Total current assets ..............      76,504      (6,942)         69,562       60,024         --           129,586
                                               ---------    --------       ---------    ---------    -------       -----------
PROPERTY AND EQUIPMENT, net ................     161,299          46(10)     159,122      126,364     14,500(17)       299,986
                                                                                                                        (2,223)(11)
OTHER ASSETS
  Goodwill, net ............................      42,550          --          42,550       33,800     14,055(18)        90,405
  Other ....................................      10,862      (4,695)(11)      6,167        8,506      5,350(19)        20,023
                                               ---------    --------       ---------    ---------    -------       -----------
         Total other assets ................      53,412      (4,695)         48,717       42,306     19,405           110,428
                                               ---------    --------       ---------    ---------    -------       -----------
         Total assets ......................   $ 291,215    $ 13,814)      $ 277,401    $ 228,694    $33,905       $   540,000
                                               =========    ========       =========    =========    =======       ===========



                                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current maturities of long-term debt .....   $      --    $     --       $      --    $   8,248   $     --       $     8,248
  Trade accounts payable ...................      21,246         710(10)      21,956       12,910         --            34,866
  Accrued liabilities ......................      57,657          50(10)      69,845       37,433     13,082(20)       120,360
                                                                                                                        (3,329)(11)
                                                                                                                        12,909(14)
                                                                                                                         2,558(15)
         Total current
           liabilities .....................      78,903      12,898          91,801       58,591     13,082           163,474
                                               ---------    --------       ---------    ---------    -------       -----------
LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS, less current maturities .....         805          --             805       96,986    150,000(21)       223,541
                                                                                                                       (24,250)(22)
DEFERRED INCOME TAXES ......................      26,300         765(11)       9,274        8,700      5,655(23)        23,629
                                                                                                                       (17,791)(12)
OTHER LONG-TERM LIABILITIES ................      20,615          79(10)      65,665        4,260       (726)(24)       69,199
                                                                                                                        (1,419)(11)
                                                                                                                        46,390(14)
STOCKHOLDERS' EQUITY .......................     164,592     (54,736)(16)    109,856       60,157   (109,856)(24)       60,157(25)
                                               ---------    --------       ---------    ---------   --------       -----------
         Total liabilities and stockholders'
            equity .........................   $ 291,215    $(13,814)      $ 277,401    $ 228,694   $ 33,905       $   540,000
                                               =========    ========       =========    =========   ========       ===========


      See accompanying notes to unaudited pro forma financial information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

(1) Represents the historical results of operations of Ryder Automotive Carrier Services, Inc. ("RACS") for the period indicated.
(2)      Elimination of the operations of RACS not included in the Acquisition.
(3) Addition of the operations of RC Management Corp. ("RCMC"), which was acquired as part of the Acquisition. RCMC began operations in January 1997.
(4)      Reflects the income tax effect of the adjustments.
(5) Reflects the net effect of the change in goodwill amortization expense related to the Acquisition, as follows:


                                                                            SIX MONTHS
                                                                               ENDED           YEAR ENDED
                                                                           JUNE 30, 1997    DECEMBER 31, 1996
                                                                           -------------    -----------------
(a)      Increased goodwill amortization expense based upon the
         preliminary purchase price allocation of the Acquisition, using
         the straight-line method over a 40-year life...................      $  708            $  1,415
(b)      Elimination of goodwill amortization expense from
         Ryder's operations.............................................        (600)             (1,300)
                                                                              ------            --------
                                                                              $  108            $    115
                                                                              ======            ========

(6)      Represents elimination of the following costs:
         (a)Salaries and wages, rent expenses and other operating expenses to be eliminated as a result of closing duplicate terminals and offices.
         (b)Management and other fees allocated to Ryder by Ryder System which will not be incurred by Ryder under the Company's ownership.
(7) Reflects interest expense at 8 5/8%, elimination of interest expense on amounts under the revolving credit facility to be repaid with proceeds of the Original Offering, and amortization of deferred debt costs incurred in connection with the issuance of the Old Notes.
(8) Represents income before interest expense, interest income, income tax provision and depreciation and amortization. EBITDA is presented because it provides useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(9) Represents the historical assets and liabilities of RACS as of June 30, 1997.
(10) Addition of the assets and liabilities of RCMC, which was acquired as part of the Acquisition.
(11) Elimination of the assets and liabilities of RACS not included in the Acquisition.
(12) Deferred income tax assets and liabilities related to the assumption by Ryder of certain insurance liabilities from Ryder System as part of the Acquisition (see note 14).
(13) Effect on deferred income taxes related to severance liability (see note 15).
(14) Reflects the transfer to Ryder of certain insurance liabilities, including workers' compensation, post employment benefits other than pensions, and general liability, previously maintained on the books of Ryder System.
(15) Severance liability related to termination of certain Ryder personnel in connection with the Acquisition.
(16) Effect on stockholders' equity of pro forma adjustments to assets and liabilities as follows:

(a)        Insurance liabilities assumed from Ryder System, net of deferred taxes......       $  (37,075)
(b)        Severance liability assumed from Ryder System, net of deferred taxes........           (1,599)
(c)        Assets and liabilities of RACS not acquired.................................          (16,089)
(d)        Assets and liabilities of RCMC acquired.....................................               27
                                                                                              ----------
                     Total effect on stockholders' equity..............................       $  (54,736)
                                                                                              ==========

(17)     Write-up of Ryder property and equipment to fair market value.

(18)     Adjustment to goodwill reflects:

(a)      Addition of goodwill related to the Acquisition                     $    56,605
(b)      Elimination of goodwill recorded                                        (42,550)
                                                                             -----------
                  Total effect on goodwill.................................  $    14,055
                                                                             ===========



(19) Estimated Offering expenses to be deferred and amortized over the life of the Notes.
(20) Estimated additional liabilities incurred in connection with the Acquisition, including severance and Acquisition costs.
(21)     Reflects the issuance of the Old Notes.
(22) Repayment of amounts outstanding under the revolving credit facility with a portion of the proceeds of the Original Offering.
(23) Deferred income taxes, recorded at 39%, related to the write-up of Ryder property and equipment to fair market value.
(24)     Elimination of Ryder advances to affiliates and stockholders' equity.

(25) Excludes an after-tax charge of approximately $5.0 million the Company recorded as a result to write down Company Rigs and terminal facilities idled or closed as a result of the Acquisition.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Company provides automobile and light truck transportation and logistics services to automotive manufacturers and retailers. The Company's primary business is the transportation of new automobiles and light trucks principally from manufacturing plants and rail heads to dealerships in trip lengths generally under 200 miles.

         The Company receives revenues from the transportation of vehicles on a per unit basis. Revenue is comprised of a fixed rate per unit and a variable rate on a per mile transported basis to account for differences in the length of the haul. Accordingly, both the number of units transported, as well as the distance vehicles are transported, are the primary components of revenue. The Company's cost structure is highly variable with salaries, wages and fringe benefits comprising greater than 50% of total revenue.

         In October 1994, the Company acquired Auto Haulaway, the largest motor carrier of new automobiles and light trucks in Canada. Accordingly, since the acquisition of Auto Haulaway, the Company has derived approximately 30% of its revenues in Canada with the balance in the United States. The following table summarizes historic new vehicle production and sales in the United States and Canada, the primary drivers of the Company's revenues.

                                                                                                             SIX MONTHS
                                                                         YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                                                     ------------------------------     ------------------
                                                                     1994         1995         1996     1996         1997
                                                                     ----         ----         ----     ----         ----
                                                                                          (IN MILLIONS)
NEW VEHICLE PRODUCTION
United States.................................................       11.9          11.6        11.5      6.1           6.1
Percent increase (decrease) over prior year...................       12.6%         (2.3)%      (0.9)%     --           0.3%
Canada........................................................        2.3           2.4         2.4      1.3           1.4
Percent increase over prior year..............................        2.8%          3.6%        0.0%      --           8.7%
NEW VEHICLE SALES
United States.................................................       15.0          14.7        15.1      7.8           7.6
Percent increase (decrease) over prior year                           8.3%         (2.2)%       2.5%      --          (2.0)%
Canada........................................................        1.2           1.1         1.2      0.6           0.7
Percent increase (decrease) over prior year...................        5.3%         (7.6)%       3.5%      --          16.2%



----------

Source: DRI/McGraw-Hill.

         Since 1996, the Company has made a significant commitment to developing its logistics business in response to its customers' needs for integrated automotive distribution services beyond the traditional movement of vehicles. Over the past two years, the Company has incurred significant start-up costs to develop its logistic business which is operated through a subsidiary, Axis Group, Inc. ("Axis"). Management believes these start-up costs are largely complete.

         During 1995, the Company's operations were impacted by the lower sales of automobiles and light trucks, particularly in Canada, and lower new vehicle production in the United States. While new vehicle sales improved in the United States and Canada in 1996, the Company's operations were negatively impacted by decreased new vehicle production in the United States and by an increase in fuel costs which impacted operating earnings by approximately $2.5 million, as well as by the start-up costs of Axis which totaled approximately $3.0 million in 1996. In the first half of 1997, the strength of the Canadian market offset both slight weakness in United States vehicle sales and approximately $2.4 million of continued start-up losses of Axis.

         Capital expenditures primarily consist of expenditures for the acquisition and maintenance of Rigs, as well as proprietary information systems. Capital expenditures for Rigs are utilized to maintain the Company's fleet and to minimize operating costs. Since 1994, the Company has spent approximately $52.2 million to purchase new 75-foot Rigs and to modify existing Rigs primarily to lengthen them to 75 feet, the maximum length allowed by most governmental regulations, in order to increase fleet efficiency. The Company's proprietary information systems are designed to support the Company's operations by providing timely management information and sophisticated data exchange with the Company's customers. Since 1994, the Company has spent $5.4 million to enhance the capability of its proprietary information systems. The Company's information systems also facilitate the efficient integration of new operations into the Company's infrastructure, including those of Auto Haulaway and Ryder.

         The Company believes that the Acquisition will provide the Company with significant opportunities for cost reduction. The Company expects to achieve cost savings by: (i) eliminating duplicative administrative functions; (ii) integrating Ryder's operations into its proprietary information systems; and
(iii) consolidating certain terminal locations.

RESULTS OF OPERATIONS

  The following table sets forth the Company's results of operations as a percentage of revenues for the periods indicated:

                                                                  YEAR ENDED                    SIX MONTHS ENDED
                                                                 DECEMBER 31,                       JUNE 30,
                                                       -------------------------------        -------------------
                                                       1994         1995         1996         1996         1997
                                                       -----        -----        -----        -----        -----
Revenues...........................................    100.0%       100.0%       100.0%       100.0%       100.0%
Operating expenses:
  Salaries, wages and fringe benefits..............     53.1         51.4         52.2         52.5         52.5
  Operating supplies and expenses..................     17.3         16.3         16.0         15.7         15.6
  Purchased transportation.........................      3.2          8.4          8.8          8.8          9.2
  Insurance and claims.............................      4.1          4.2          4.3          4.0          3.9
  Operating taxes and licenses.....................      4.8          4.3          4.1          4.2          3.9
  Depreciation and amortization....................      5.5          6.7          6.7          6.5          6.6
  Rent expense.....................................      1.1          1.4          1.3          1.2          1.2
  Communications and utilities.....................      0.6          0.9          0.8          0.9          0.8
  Other operating expenses.........................      0.6          0.9          1.1          0.7          0.8
                                                     -------      -------      -------      -------      -------
          Total operating expenses.................     90.3         94.5         95.3         94.5         94.5
                                                     -------      -------      -------      -------      -------
Operating income...................................      9.7          5.5          4.7          5.5          5.5
                                                     -------      -------      -------      -------      -------
Other income(expense):
  Interest expense.................................     (1.8)        (3.0)        (2.8)        (2.7)        (2.6)
  Interest income..................................      0.1          0.2          0.2          0.2          0.2
                                                     -------      -------      -------      -------      -------
          Total other income (expense).............     (1.7)        (2.8)        (2.6)        (2.5)        (2.4)
                                                     -------      -------      -------      -------      -------
Income before income taxes and extraordinary item..      8.0          2.7          2.1          3.0          3.1
Income tax provision...............................     (3.2)        (1.1)        (0.9)        (1.3)        (1.3)
                                                     -------      -------      -------      -------      -------
Income before extraordinary item...................      4.8%         1.6%         1.2%         1.7%         1.8%
                                                     =======      =======      =======      =======      =======


  Six months ended June 30, 1997 compared to six months ended June 30, 1996

         Revenues were $209.0 million for the first six months of 1997 compared to $200.6 million for the first six months of 1996, an increase of $8.4 million, or 4.2%. The increase in revenues was primarily due to an increase in the number of vehicles the Company delivered together with an increase in the revenue generated per vehicle delivered. The Company delivered approximately 2% more vehicles during the first six months of 1997 than during the first six months of 1996. A 13% increase in vehicle deliveries in Canada due to increased Canadian new vehicle production and sales more than offset a 4% decline in vehicle deliveries in the United States. In addition, the revenue generated per vehicle delivered for the first six months of 1997 increased approximately 2% from the first six months of 1996 due to an increase in longer haul dealer deliveries.

         The operating ratio (operating expenses as a percentage of revenues) for the first six months of 1997 was 94.5%, the same as in the first six months of 1996. Additional operating income resulting from the increase in revenues was offset by continued start-up losses of Axis.

         The following is a discussion of significant changes in the Company's major expense categories:

         Salaries, wages and fringe benefits were 52.5% of revenues in both the first six months of 1997 and 1996. However, purchased transportation increased from 8.8% of revenues for the first six months of 1996 to 9.2% of revenues during the first six months of 1997 due to the increased use of owner-operators, together with an increase in the vehicles the Company had delivered by other carriers.

         Operating taxes and licenses decreased from 4.2% of revenues during the first six months of 1996 to 3.9% of revenues during the first six months of 1997. The decrease was primarily due to a decline in the operating taxes and licenses the Company paid for its fleet of Rigs due to a decrease in the number of active Rigs the Company operated.

  1996 Compared to 1995

         Revenues were $392.6 million in 1996 compared to $381.5 million in 1995, an increase of $11.1 million, or 2.9%. The increase in revenues was primarily due to a 5% increase in the number of vehicles delivered, offset in part by a decrease in the revenue generated per vehicle delivered due to an increase in the percentage of shorter haul deliveries.

         The operating ratio for 1996 was 95.3%, compared to 94.5% in 1995. The increase was primarily due to planned startup costs for Axis, together with increased fuel costs and an increase in the percentage of light trucks hauled by the Company, which led to lower load averages and increased costs.

         The following is a discussion of the changes in the Company's major expense categories:

         Salaries, wages and fringe benefits increased from 51.4% of revenues in 1995 to 52.2% of revenues in 1996. This change as a percent of revenues was primarily due to the addition of payroll costs for Axis, increased costs resulting from strikes at General Motors during March and October 1996 and the severe winter weather during the first quarter of 1996.

         Operating supplies and expenses as a percentage of revenues decreased from 16.3% in 1995 to 16.0% in 1996, despite a rise in diesel fuel prices. This decrease is primarily due to an increase in the units delivered by owner-operators combined with the use of newer, more efficient equipment which has reduced the costs to operate the Company's Rigs and has increased fuel efficiency. Owner-operators are responsible for all costs to operate their Rigs and such costs are included in purchased transportation. In addition, the Company implemented productivity and efficiency programs that reduced operating expenses.

         Purchased transportation increased from 8.4% of revenues in 1995 to 8.8% in 1996. This is mainly due to an increase in the number of units hauled by owner-operators and by other carriers for the Company as part of an exchange program to improve the backhaul ratio.

         Interest expense for 1996 decreased to $10.7 million compared to $11.3 million in 1995. This decrease is primarily the result of reductions in long-term debt during the year due to debt repayments.

         The effective tax rate increased from approximately 41% of pre-tax income in 1995 to approximately 42% of pre-tax income in 1996. This increase was due to higher state taxes.

1995 Compared to 1994

         Revenues were $381.5 million in 1995 compared to $297.2 million in 1994, an increase of $84.3 million, or 28.4%. The increase in revenues was primarily attributable to the acquisition of Auto Haulaway which was completed October 31, 1994. Auto Haulaway contributed $123.4 million of revenues in 1995. The additional revenues gained from the acquisition of Auto Haulaway were offset in part by decreased revenues from the Company's U.S. operations due to a decrease in vehicles delivered arising from a weaker U.S. auto market compared to 1994.

         The operating ratio for 1995 was 94.5%, compared to 90.3% in 1994. The increase was primarily due to decreases in vehicles delivered because of decreases in new vehicle production and sales. U.S. car and light truck sales for 1995 decreased approximately 2% from 1994 and Canada's car and light truck sales were approximately 8% below that of 1994. In addition, 1995 new vehicle production in Canada for Auto Haulaway's largest customer decreased approximately 22% from 1994, mainly due to model changeovers. New vehicle production in the U.S. and Canada during 1995 was impacted by numerous model changeovers as well as slower than expected ramp-up of production after the model changeovers at two of the Company's primary customers. As a result of the decline in new vehicle production and sales, the number of vehicles delivered by Auto Haulaway during 1995 decreased 13% compared to 1994.

         Salaries, wages and fringe benefits decreased from 53.1% of revenues in 1994 to 51.4% of revenues in 1995. This decrease as a percentage of revenue was primarily because Auto Haulaway utilizes approximately 200 owner-operators. Owner-operators are either paid a percentage of the revenues they generate or receive normal driver pay plus a truck allowance, and amounts earned by the owner-operators are included as purchased transportation expense. Prior to the acquisition of Auto Haulaway, all of the Company's drivers were employees of the Company.

         Operating supplies and expenses as a percentage of revenues decreased from 17.3% in 1994 to 16.3% in 1995. This decrease is primarily attributable to the inclusion of a full year of Auto Haulaway's operating results as Auto Haulaway's owner-operators are responsible for all costs to operate their Rigs, so the operating supplies and expenses related to the vehicles delivered by the owner-operator are greatly reduced.

         Purchased transportation increased from 3.2% of revenues in 1994 to 8.4% in 1995. As discussed above, this increase is the result of Auto Haulaway utilizing owner-operators to deliver vehicles.

         Depreciation and amortization expense increased from 5.5% of revenues in 1994 to 6.7% of revenues in 1995 mainly due to the acquisition of additional Rigs together with the additional goodwill amortization resulting from the acquisition of Auto Haulaway.

         Interest expense for 1995 increased to $11.3 million compared to $5.5 million in 1994. This increase was due to the increase in long-term debt resulting from the acquisition of Auto Haulaway and due to a rise in interest rates.

         The effective tax rate increased from approximately 40% of pre-tax income in 1994 to approximately 41% of pre-tax income in 1995. This increase was due to higher effective tax rates in Canada.

Liquidity and Capital Resources

         The Company's sources of liquidity are funds provided by operations and borrowings under the New Credit Facility. The Company's liquidity needs are for the acquisition and maintenance of Rigs and terminals, the payment of operating expenses and the payment of interest on and repayment of long-term debt.

         Net cash provided by operating activities totaled $30.1 million for 1995, $31.1 million for 1996, and $14.2 million for the six months ended June 30, 1997. The increase in cash flows from operations during 1996 was mainly due to changes in working capital. Net cash used in investing activities totaled $18.0 million for 1995, $24.5 million for 1996, and $21.0 million for the six months ended June 30, 1997. The increase during 1996 was primarily due to an increase in the number of new Rigs that were acquired, modifications of existing equipment, and renovations and additions to terminal and maintenance facilities. The increase in cash used in investing activities during the first six months of 1997 is due to the acquisition of Kar-Tainer for approximately $13.1 million. Net cash used in financing activities was $12.8 million for 1995 and $15.7 million during 1996, and $9.3 million was provided by financing activities for the six months ended June 30, 1997. These amounts include repayments of long-term debt of $12.0 million in 1995 and $57.7 million in 1996. The acquisition of Kar-Tainer for approximately $13.1 million in April 1997 was financed through borrowings of long-term debt. In February 1996, the Company issued $40.0 million principal amount of 12% senior subordinated notes due February 1, 2003 (the "Senior Subordinated Notes"), the proceeds of which were used to repay long-term debt. The Senior Subordinated Notes were issued to ease restrictions and provide increased flexibility under the Company's existing revolving credit facility.

         The Company entered into the New Credit Facility, concurrent with the closing of the Offering. The New Credit Facility allows the Company to borrow up to $230.0 million under a revolving line of credit and a five-year maturity. The Company has approximately $35.5 million of borrowings, approximately $68.3 million of letters of credit outstanding and approximately $126.3 million of undrawn availability under the New Credit Facility. See "Description of Other Indebtedness--New Credit Facility."

         The Company had $59.7 million of borrowings outstanding under its revolving credit facility at June 30, 1997 bearing interest at a weighted average interest rate of 7.5%. The Company has entered into interest rate cap agreements to cap a portion of the outstanding borrowings under its existing revolving credit facility at June 30, 1997. Such interest rate cap agreements are required under the terms of its existing revolving credit facility.

Seasonality and Inflation

         The Company generally experiences its highest revenues during the second and fourth quarters of each calendar year due to the shipment of new models and because the first and third quarters are impacted by manufacturing plant downtime. During the past three years, inflation has not significantly affected the Company's results of operations. The following table sets forth certain operating data of the Company by quarter for each of 1996 and 1995 (in millions):

                                                          YEAR ENDED DECEMBER 31, 1996
                                                          ----------------------------
                                                 FIRST         SECOND         THIRD       FOURTH
                                                QUARTER        QUARTER       QUARTER      QUARTER         TOTAL
                                                -------       --------      --------     --------       --------
Revenues...................................     $ 93.4        $  107.2      $  87.6      $ 104.4        $  392.6
EBITDA(1)..................................        9.5            14.5          7.7         13.3            45.0
Operating income...........................        3.1             8.0          1.0          6.5            18.6
Income (loss) before extraordinary item....        0.4             3.1         (0.9)         2.3             4.9

                                                          YEAR ENDED DECEMBER 31, 1995
                                                          ----------------------------
                                                 FIRST         SECOND         THIRD        FOURTH
                                                QUARTER        QUARTER       QUARTER       QUARTER         TOTAL
                                                -------       --------      --------     --------       --------
Revenues...................................     $101.1         $ 102.3      $  82.2      $  95.9        $  381.5
EBITDA(1)..................................       12.5            13.9          7.1         12.9            46.4
Operating income...........................        6.3             7.6          0.6          6.4            20.9
Income (loss)..............................        2.1             2.9         (1.2)         2.4             6.2


----------

(1) Represents income before interest expense, interest income, income tax provision, depreciation and amortization and extraordinary item.

                                    BUSINESS

INDUSTRY OVERVIEW

  The new vehicle transportation business involves the transportation of new vehicles from manufacturing plants to new vehicle dealers. Vehicles are usually shipped by rail from the manufacturing plant to rail ramps throughout the United States where motor carriers, such as the Company, handle final delivery to dealers. Vehicles destined for dealers within a radius of approximately 250 miles from the plant are usually shipped by truck directly to the dealer. In each case, the rail or motor carrier generally is responsible for loading the vehicles on railcars or trailers and for any damages incurred while the vehicles are in the carrier's custody. Automobiles manufactured in Mexico and Canada are usually shipped into the United States by rail and delivered from rail ramps to dealers by truck. Automobiles manufactured in Europe and Asia for sale in the United States are transported into the United States by ship and are delivered directly to dealers from seaports by truck or shipped by rail to rail ramps and delivered by trucks to dealers.

  The current trend of automotive manufacturers is to reduce the number of suppliers with which they do business in an effort to reduce their manufacturing and inventory costs, as well as to improve the quality of their products. Manufacturers are increasingly demanding quality, service and cost efficiencies from the companies that transport their vehicles. For example, manufacturers require that their automotive carriers utilize sophisticated information systems to reduce the costs of the manufacturer through measures such as tracking the location of vehicles being transported, thereby improving inventory management.

  The remarketed vehicle transportation business involves the transportation of used and previously leased vehicles and vehicles sold through the automotive auction process. Vehicles are usually shipped from dealers or auctions to reconditioning centers or other used car dealers. There has recently been consolidation in the remarketed vehicle sector due to the rapid growth of the used car superstores, such as AutoNation and DriversMart, which has increased the volume of vehicles being delivered to the used car superstores and their reconditioning centers.

THE COMPANY

         Prior to the Acquisition, the Company, founded in 1934, was the second largest motor carrier in North America specializing in the transportation of new and used automobiles and light trucks for all of the major domestic and foreign automotive manufacturers. As a result of the Acquisition, the Company is now the largest motor carrier of automobiles and light trucks in North America. The Company offers a full range of automotive delivery services including transporting new, used and off-lease vehicles to dealers from plants, rail ramps, ports and auctions, and providing vehicle rail-car loading and unloading services. The Company also provides logistics solutions and other services to the new and used vehicle distribution market and other segments of the automotive industry, including the rapidly growing used car superstore market. Allied and Ryder together hauled approximately 65% of the new vehicles sold in the United States and Canada in 1996 and had pro forma 1996 revenues nearly five times greater than the Company's closest competitor. For the year ended December 31, 1996, after giving pro forma effect to the Acquisition, revenues and EBITDA (as defined herein) of the Company would have been approximately $960.7 million and $98.9 million, respectively.

         The Company operates primarily in the short-haul segment of the automotive transportation industry with an average length of haul of less than 200 miles. The Company delivers new and used vehicles throughout the United States and Canada for all of the major domestic and foreign manufacturers of automobiles and light trucks and certain of the used car superstores. General Motors, Ford and Chrysler represent the Company's largest customers, accounting for approximately 35%, 26% and 14%, respectively, of 1996 pro forma revenues. The Company also provides services to all of the major foreign manufacturers, including Honda, Mazda, Nissan, Toyota, Isuzu, Volkswagen and Mitsubishi.

         The Company also provides logistics solutions that complement its new and used vehicle distribution services operations and is pursuing additional opportunities in the growing remarketed vehicle sector, which includes the delivery of used and previously leased vehicles and vehicles sold through the automotive auction process. For example, in early 1997 Ryder entered into agreements with AutoNation and DriversMart to provide transportation logistics services for the movement of vehicles to their reconditioning centers and stores, and in August 1997 Allied entered into a contract with Aucnet to provide transportation logistics services relating to the movement of vehicles sold through live interactive auctions and bulletin board sales on the Internet.

KEY STRENGTHS

         The Company's key strengths and distinguishing characteristics, which management believes have been enhanced as a result of the Acquisition, include the following:

         LEADING MARKET POSITION. The Company has become the largest motor carrier of automobiles and light trucks in North America as a result of the Acquisition. Allied and Ryder together hauled approximately 65% of the new vehicles sold in the United States and Canada in 1996 and had 1996 pro forma revenues nearly five times greater than the Company's closest competitor. The Company believes that its significant market position upon consummation of the Acquisition, combined with its specialized equipment and service, will strengthen the Company's position as a leader in the automotive transportation industry.

         LONG-TERM CUSTOMER RELATIONSHIPS. Over the past six decades, the Company has built a reputation as a reliable vehicle transporter and, as a result, has developed and maintained long-term relationships with its major customers. For example, the Company has been serving Ford since 1934 and Chrysler since 1979, while Ryder has been serving General Motors since 1914. These long-term relationships, combined with consistent quality service, have resulted in the Company and Ryder together hauling more than 50% of General Motors', Ford's and Chrysler's 1996 North American production. The Company believes that its long-term relationships, along with the integration of its information systems with those of its customers, provide the Company with a significant competitive advantage.

         PROPRIETARY INFORMATION SYSTEMS. The Company believes that its commitment to being a leader in developing proprietary information systems enables it to better serve its customers and reduce costs through improved efficiencies. For example, the Company maintains proprietary information systems that allow its customers to track the location of vehicles being transported by the Company, thereby improving inventory management and reducing costs associated with the delivery process. Additionally, through EDI capabilities, the Company communicates directly with manufacturers throughout the vehicle delivery process and electronically bills and collects from its customers, significantly decreasing cycle time. The Company believes that this is particularly important as the major manufacturers evaluate automotive carriers on the basis of such factors as the number of error-free exchanges of information, cycle time for receiving information, and the security of information systems.

         EMPHASIS ON PRODUCTIVITY IMPROVEMENTS. The Company continually seeks to enhance and improve performance and productivity through measures such as efficient management of its fleet of Rigs, the use of performance improvement programs for employees, and information systems development. Approximately 94% of the Company's Rigs are 75-foot models, the maximum length allowed by most governmental regulations, which enables the Company to haul a greater number of vehicles per load. Additionally, the Company has implemented a management strategy designed to increase the productivity of its employees through various programs which recognize employee performance, such as rewarding damage-free deliveries, employee efficiency and driver safety. During the first six months of 1997, the Company maintained a damage-free delivery rate of 99.6%.

         EXPERIENCED MANAGEMENT TEAM WITH SIGNIFICANT OWNERSHIP INTEREST. The Company's management team provides a depth and continuity of experience. The Company's senior management group averages over 20 years experience in the automotive transportation industry with certain officers having over 30 years experience with the Company. Additionally, the Company's management team owns an aggregate of approximately 49% of the outstanding common stock of the Company.

Growth Strategy

         The Company's objective is to consistently meet its customers' needs by maintaining its position as a leading provider of high quality and cost effective automotive distribution services. The following are the primary elements of the Company's strategy to continue to enhance revenue growth and profitability:

    INCREASE SHARE OF USED VEHICLE TRANSPORTATION MARKET. The Company believes it can generate additional revenue by continuing to pursue opportunities in the growing remarketed vehicle sector, which is undergoing significant consolidation. The remarketed vehicle sector includes the delivery of used and previously leased vehicles and vehicles sold through the automotive auction process. The Company has been aggressively pursuing business from the used car superstores, which represents one of the fastest growing sectors of the automotive industry, as well as off-lease companies and auto auctions. For example, the Company recently entered into a contract with Aucnet to provide transportation logistics services for the movement of vehicles sold through live interactive auctions and bulletin board sales on the Internet, and Ryder has recently entered into agreements with AutoNation and DriversMart to provide logistics services for the movement of vehicles to their reconditioning centers and stores.

    EXPAND SHARE OF NEW VEHICLE TRANSPORTATION MARKET. The Company believes it can capture a larger percentage of its major customers' North American production volume by building upon existing relationships and leveraging its reputation for providing high-quality service, value-added services and competitive pricing, while expanding the breadth of services offered to its customers. The Company also believes it can increase its business with existing customers by utilizing its expansive terminal locations and its sophisticated information systems to deliver vehicles more efficiently and cost effectively.

    REALIZE OPERATING EFFICIENCIES. The Company continually focuses on increasing operating efficiencies without compromising the quality or range of its services. Allied has identified the following areas which, as a result of the Acquisition, provide significant savings potential:

    - Optimize Terminal Network. The Company plans to consolidate approximately 19 terminals, or approximately 14% of the combined companies' terminal locations, which are located in close proximity to one another. The consolidation of these terminals will reduce operating and terminal overhead costs. In addition, the Company believes that additional cost savings can be achieved by combining terminal administrative functions.

    - Improve Productivity. Over the past decade, the Company has implemented performance improvement programs at its terminal locations which have resulted in reduced operating costs. The Company intends to implement these programs at the former Ryder locations. In addition, the Company believes it will be able to increase Rig utilization through the consolidation of terminal locations and through the increased backhaul potential that the Company believes will result from the Acquisition. These actions are expected to reduce the number of Rigs the Company is required to operate and result in reduced operating costs.

    - Integration of Proprietary Information Systems. The Company intends to integrate Ryder's information systems with its own proprietary information systems. This is expected to result in increased operating efficiencies and reduced administrative costs.

    - Centralize Administrative Functions. The Company's administrative functions are centralized and performed at its corporate headquarters in Decatur, Georgia. The Company intends to combine most of Ryder's central office functions with the Company's in order to eliminate redundant functions and reduce costs.

    CONTINUE TO INTRODUCE COMPLEMENTARY SERVICES. Over the past several years, the Company and Ryder have made a significant commitment to providing logistics solutions and other services to their existing customers and other segments of the automotive industry utilizing their proprietary information systems and extensive terminal networks. These services include identifying new and innovative distribution methods, providing solutions relating to improving the management of inventory of new and used vehicles, and providing distribution services relating to the used and remarketed vehicle market. For example, Ryder has entered into an agreement with Volkswagen to provide port processing and vehicle distribution services. The Company also believes that significant opportunities exist for it to provide automotive distribution services to its existing customers' foreign manufacturing plants through the formation of joint ventures with established local transportation carriers.

    PURSUE SELECTIVE ACQUISITIONS. The Company plans to pursue selective acquisitions within the automotive distribution services industry. Specifically, the Company believes that significant opportunities exist to acquire entities which would enable the Company to provide additional logistics services to the domestic and international operations of its existing customer base and other global automotive manufacturers. As the largest motor carrier of automobiles and light trucks in North America, the Company believes that acquisitions will enable it to leverage its existing infrastructure and thereby increase profit opportunities. In October 1994 the Company acquired Auto Haulaway, the largest transporter of automobiles and light trucks in Canada, for $65.0 million. Allied has successfully integrated Auto Haulaway's information systems and administrative functions into those of the Company resulting in significant cost savings. In addition, the Company acquired Kar-Tainer in April 1997 for $13.1 million to provide the capability to transport finished and partially completed vehicles and parts in intermodal containers domestically and internationally and is currently integrating Kar-Tainer's systems and operations with those of the Company.

RYDER

    Prior to the Acquisition, Ryder, founded in 1914, was North America's largest motor carrier of new and used automobiles and light trucks offering a full range of automotive delivery services including transporting new, used and off-lease vehicles to dealers from plants, railramps, ports and auctions, and providing vehicle rail-car loading and unloading services. Ryder also provided logistics solutions and other services to the new and used vehicle distribution market and other segments of the automotive industry, including the growing used car superstore market.

    As of June 30, 1997, Ryder operated approximately 90 terminal locations throughout the United States and Canada with a fleet of approximately 3,400 Rigs, including approximately 600 owner-operated Rigs. Ryder provided automotive distribution services to all of the major domestic and foreign manufacturers. General Motors represented Ryder's largest customer, accounting for approximately 49.9% of 1996 revenues. Ryder had also been aggressively pursuing opportunities that complemented its core automotive distribution services. For example, Ryder recently entered into agreements with AutoNation to provide transportation logistics services for the movement of vehicles to their reconditioning centers and stores and with Volkswagen to provide port processing services.

    During 1996, Ryder undertook a restructuring of its operations in an effort to improve its profitability and to focus on its core business of transporting cars and light trucks and related services. The primary components of the restructuring were (i) to reduce employee headcount through an early retirement program, (ii) to consolidate administrative functions and (iii) to divest non-core operations. For example, in February 1997 Ryder sold Blazer Truck Lines, Inc., a provider of inbound logistics services to the automotive industry. Additionally, during 1995 and 1996, a number of factors, including certain special charges and credits, a Teamsters strike at Ryder during 1995, strikes at certain General Motors' manufacturing plants during 1996, and increased diesel fuel costs during 1996, limit the comparability of Ryder's operating performance during this period.

    Specifically, 1996 operating results were adversely impacted by a restructuring charge of approximately $18.3 million ($11.3 million of which is attributable to the businesses being acquired by the Company), the impact of strikes at certain General Motors manufacturing plants, which management estimates to be approximately $5.5 million, and the impact of higher diesel fuel costs, estimated to be approximately $3.2 million. These charges were offset in part by asset sale gains which totaled $4.1 million.

    In 1995, Ryder's financial results were positively impacted by reduced insurance costs totaling $2.5 million, an operating tax settlement of $9.9 million and asset sale gains of $10.7 million, offset by the impact of a 32-day Teamsters strike.

    Ryder's results of operations for the six months ended June 30, 1997 have improved significantly with revenues and EBITDA increasing 6% and 35%, respectively, over the prior comparable period. The increase in revenues resulted primarily from a 5% increase in vehicle deliveries. In addition, the Company believes that Ryder's 1997 results have benefited from the restructuring initiatives implemented during 1996.

    The following table sets forth certain historical financial information of Ryder for the periods indicated. These results include entities not being acquired by Allied, as well as the charges and credits discussed above. Accordingly, such amounts are not necessarily representative of future operating results. See "Unaudited Pro Forma Financial Information" and Consolidated Financial Statements of Ryder included elsewhere in this Prospectus.

                                                                                         SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,              JUNE 30,
                                                   -------------------------------     ----------------------
                                                     1994        1995        1996        1996          1997
                                                   ---------   ---------   --------    ---------    ---------
                                                                    (DOLLARS IN THOUSANDS)
    Revenues....................................   $ 645,402   $ 594,446   $583,292    $ 297,945    $ 315,156
    Operating Income (Loss).....................      49,850      36,238    (17,189)         622        9,841
    EBITDA......................................      87,422      81,442     24,119       22,499       30,397
    Capital Expenditures
      New Rigs and modifications................      39,793      60,628     41,378       18,511        9,395
      Maintenance and other.....................       3,996       3,935      3,844        1,909          640
                                                   ---------   ---------   --------    ---------    ---------
              Total.............................      43,789      64,563     45,222       20,420       10,035

    For the year ended December 31, 1996, the businesses acquired by the Company generated revenues and EBITDA of $568.1 million and $41.2 million, respectively. EBITDA includes an $11.3 million charge relating to a restructuring that was intended to improve Ryder's future operating performance. Such businesses generated revenues and EBITDA of $315.7 million and $30.4 million, respectively, for the six months ended June 30, 1997. See "Unaudited Pro Forma Financial Information."

SERVICES

    As a result of the Acquisition, the Company is the largest motor carrier in North America specializing in the transportation of new and used automobiles and light trucks for all the major domestic and foreign automotive manufacturers. Allied and Ryder together participated in the transportation of approximately 65% of the new vehicles sold in the United States and Canada in 1996, including more than 50% of the North American production of General Motors, Ford and Chrysler. The Company believes it can capture a larger percentage of its major customers' North American production by building upon its relationships with manufacturers and leveraging its reputation for high quality services, competitive pricing and value-added services. The Company also believes that it can expand the types of services provided to its existing customers by utilizing its sophisticated technology in order to deliver vehicles and provide other services more efficiently and cost effectively than its competitors.

    The Company also provides automotive transportation services in the growing remarketed vehicle sector, which includes the delivery of used and previously leased vehicles and vehicles sold through the automotive auction process. The Company has been aggressively pursuing business from the used car superstores. Ryder recently entered into an agreement with AutoNation to provide logistics services for the movement of vehicles to its reconditioning centers and stores and Allied recently entered into a contract with Aucnet to provide transportation logistics services relating to the movement of vehicles sold through live interactive auctions and bulletin board sales on the Internet. Additionally, Ryder entered into an agreement with Volkswagen to provide port processing and vehicle distribution services.

    The Company has made a significant commitment to providing complementary services to its existing customers and to new customers. The Company is aggressively pursuing opportunities to provide logistics solutions to customers in the automotive industry and seeks to leverage its proprietary information systems and extensive terminal network in order to efficiently provide such services. These services include identifying new and innovative distribution methods for customers, providing solutions relating to improving the management of inventory of new and used vehicles, and providing reconditioning services relating to the used and remarketed vehicle market. The Company further believes that significant opportunities exist for it to provide automotive hauling and other related services to its existing customers' foreign manufacturing plants through the formation of joint ventures with established local transportation carriers. For example, through its Kar-Tainer subsidiary, the Company transports finished and partially completed vehicles and parts in intermodal containers both domestically and internationally.

CUSTOMER RELATIONSHIPS

    The following table sets forth the percentage of 1996 revenues derived from each major customer:

          MANUFACTURER                                   ALLIED       RYDER    PRO FORMA
        ---------------                                ---------   ---------  ----------
        General Motors...............................      11.1%       49.9%       34.8%
        Ford.........................................      53.3         6.9        26.0
        Chrysler.....................................      17.9        10.5        13.7
        Mazda........................................       2.5         1.9         2.2
        Nissan.......................................       1.8         5.6         4.1
        Honda........................................       2.6         6.3         4.9
        Toyota.......................................       2.3         6.4         4.8
        Others.......................................       8.5        12.5         9.5
                                                       --------    --------     -------
                  Total..............................     100.0%      100.0%      100.0%
                                                       ========    ========     =======

    The Company has contracts with most of its customers. The Company's contracts with its customers establish rates for the transportation of vehicles based upon a fixed rate per vehicle transported and a variable rate for each mile a vehicle is transported. While the contracts generally do not permit the Company to recover for increases in fuel prices, fuel taxes or labor cost, certain of the Company's contracts provide for renegotiation in the event material adverse changes occur. Allied has an agreement with Ford expiring in May 1999 which provides that Allied is the primary carrier for 24 locations in the United States and all Canadian locations and a contract with Chrysler expiring in June 2000, which provides that Allied is the primary carrier for 26 locations throughout the United States and Canada. Ryder operates under a month-to-month contract with Ford in the United States and Canada and under various contracts with Chrysler in the United States with terms varying from month-to-month to those which expire in February 2001. The Company has an agreement in principal with General Motors to enter into a three-year contract upon consummation of the Acquisition.

PROPRIETARY MANAGEMENT INFORMATION SYSTEMS

    The Company has made a long-term commitment to utilizing technology to serve its customers. The Company's advanced management information system is a centralized, fully integrated information system utilizing a mainframe computer together with client servers. The system is based on a company-wide information database, which allows the Company to quickly respond to customer information requests without having to combine data files from several sources. Updates with respect to vehicle load, dispatch and delivery are immediately available from all Company locations for reporting to customers and for better control and tracking of customer vehicle inventories. Through EDI, the Company communicates directly with manufacturers in the process of delivering vehicles and electronically bills and collects from manufacturers. The Company also utilizes EDI to communicate with inspection companies, railroads, port processors and other carriers.

    The Company also utilizes its system to allow it to operate more efficiently. For example, the Company's information systems automatically design an optimal load for each Rig, taking into account factors such as the capacity of the Rig, the size of the vehicles, the route, the drop points, fuel taxes, applicable weight and height restrictions and the formula for paying drivers. The system also determines the most economical and efficient load sequence and drop sequence for the vehicles to be transported.

MANAGEMENT STRATEGY

    The Company has adopted a performance management strategy which it believes contributes to quality, enhanced efficiency, safety and profitability in its operations. The Company's management strategy and culture is designed to enhance employee performance through careful selection and continuous training of new employees, with individual performance goals established for each employee and performance measured regularly through the Company's management information system. The Company believes that its performance management strategy is unique with respect to the role that employees play in the form of participation in this process.

    The Company has developed and implemented various programs to incentivize and reward increased employee productivity. The various programs developed by the Company reward damage-free delivery by drivers, driver efficiency and driver safety. The Company believes that these programs have improved customer and employee satisfaction and driver related productivity in areas such as damage-free deliveries, as evidenced by the fact that the Company maintained a damage-free delivery rate of 99.6% for the first six months of 1997.

    During 1997, the Company adopted an economic value added ("EVA") based performance measurement and incentive compensation system. EVA is the measure used by the Company to determine incentive compensation for senior management. EVA also provides management with a measure to gauge financial performance, allocate capital to appropriate projects, assist in providing valuations in regard to proposed acquisitions, and evaluate daily operating decisions. The Company believes that the EVA based performance measurement and incentive compensation system promotes the creation of economic value and increase shareholder value by aligning the interests of senior management with that of the Company's shareholders.

SAFETY

    The Company's safety department is responsible for training and supervising personnel to keep safety awareness at its highest level and to minimize injuries and related lost time. The department rewards drivers who have satisfied safety performance goals established by the Company. The Company utilizes various forms of safety equipment, such as cap liners to protect against head injuries, which have reduced the number and severity of accident-related injuries to its drivers. Management believes that the Company's safety programs have resulted in significant cost savings since they have been implemented. For example, lost time injuries decreased from 526 in 1990 to 453 in 1996, notwithstanding a 65% increase in the number of employees during this period.

RISK MANAGEMENT AND INSURANCE


    The Company's risk management department is responsible for defining risks and securing appropriate insurance programs and coverages at cost effective rates. The Company internally administers all claims for auto and general liability and for workers compensation claims in Alabama, Florida, Georgia, Missouri, North Carolina, South Carolina, Tennessee and Virginia. Liability claims are subject to periodic audits by the Company's commercial insurance carriers. The Company currently retains up to $650,000 of liability for each claim for workers' compensation and up to $500,000 of liability for automobile and general liability, including personal injury and property damage claims. In addition to the $500,000 per occurrence deductible for automobile liability, there is a $500,000 aggregate deductible for those claims which exceed the $500,000 per occurrence deductible. The Company also retains up to $250,000 of liability for each cargo damage claim in the United States. In Canada, the Company retains up to C$100,000 (approximately U.S. $72,760 at October 9,
1997) of liability for each claim for personal injury, property damage or cargo damage. Ryder's insurance contracts also provide for substantial deductibles or indemnifications. If the Company were to experience a material increase in the frequency or severity of accidents or workers' compensation claims or unfavorable developments in existing claims, the Company's operating results could be adversely affected. The Company formed Haul Insurance Limited in December 1995 as a captive insurance subsidiary to provide insurance coverage to the Company with respect to its deductibles for workers' compensation and commercial general liability in the United States and for automobile liability insurance in the United States and Canada.


EQUIPMENT, MAINTENANCE AND FUEL

    As a result of the Acquisition, the Company operates approximately 5,300 Rigs with an average age of 6.9 years. Approximately 73% of such Rigs are 75-foot models. The Company has historically invested heavily in both new equipment and equipment upgrades, which have served to increase efficiency and extend the useful life of Rigs. Currently, new 75-foot Rigs cost between $120,000 and $140,000.

    Over the past 10 years, changes in governmental regulations have gradually permitted the lengthening of Rigs from 55 to 75 feet. This has increased load factors and improved operating efficiency by permitting the Company to haul more vehicles with fewer Rigs and employees. The Company has worked closely with manufacturers to develop specialized equipment to meet the specific needs of manufacturers.

    The Company's Rigs are maintained at 65 shops by approximately 300 maintenance personnel, including supervisors. Rigs are scheduled for regular preventive maintenance inspections. Each shop is equipped to handle repairs resulting from inspection or driver write up, including repairs to electrical systems, air conditioners, suspension, hydraulic systems, cooling systems, and minor engine repairs. Major engine overhaul and engine replacement can be handled at larger terminal facilities, while smaller terminals rely on outside vendors. The trend has been to use engine suppliers' outlets for engine repairs due to the long-term warranties obtained by the Company.

    All of Allied's terminals in the United States have access to a central parts warehouse through the management information system. The system calculates maximum and minimum parts inventory quantities based upon usage and automatically reorders parts. The Company intends to implement its management information system at Ryder terminals during 1998. Minor modifications of equipment are performed at all terminal locations. Major modifications involving change in length, configuration or load capacity are performed by the trailer manufacturers.

    In order to reduce fuel costs, the Company purchases approximately 56% of its fuel in bulk. Fuel is purchased by drivers on the road from a few major suppliers that offer discounts and central billing.

COMPETITION

    The transportation of vehicles in the long-haul segment of the automotive industry is primarily controlled by rail carriers. In the 1970s and 1980s, following deregulation of the trucking industry by the Interstate Commerce Commission and as importers obtained a more significant share of United States automobile sales, new motor carriers, some without union contracts, began to compete for automobile traffic. In some instances, these new carriers were created, or their creation facilitated, by importer interests.

    Since the mid-1980s, nearly all transportation has been pursuant to contracts entered into by negotiation or competitive bid. The competition for these contracts has been from both rail carriers and union and non-union motor carriers. As a result, many negotiations and bids have resulted in contracts that do not allow for recovery of increased costs of labor or fuel over the contract term and that provide for rate reductions of varying magnitudes.

    Two other recent developments are now beginning to have an impact on competition. The first is the rise in the use of third-party logistics companies by automotive manufacturers. This is expected to convert further traffic to competitive bidding and ease entry for less well capitalized, less sophisticated haulers as the logistics companies provide the information systems and integrate, more comprehensively, the full distribution function. The second is the fundamental changes automotive manufacturers are making to their vehicle distribution systems in order to expedite the delivery of finished vehicles to dealers. Certain manufacturers are creating vehicle mixing centers where rail traffic from numerous manufacturing plants is re-mixed for delivery to the dealer. These mixing centers offer the opportunity for longer haul business to be obtained through competitive bidding. In addition, manufacturers are creating new rail ramps in order to place vehicles in more central locations closer to the market but off the dealer lots. These new rail ramps may reduce the average length of haul for motor carriers of automobiles. In metropolitan areas, competition for traffic from the new rail ramps to the dealers may increase as local delivery carriers and equipment and driver leasing companies may become new competitors for the traffic. In addition, some parties may attempt to utilize drive-away operators or dealer pick-ups to deliver vehicles.

    Major motor carriers specializing in the delivery of new vehicles that are competitors of the Company include Leaseway, Jack Cooper, Cassens, Hadley and E & L, all of which are privately held companies.

EMPLOYEES AND OWNER OPERATORS

    As a result of the Acquisition, the Company has approximately 8,300 employees, including approximately 5,400 drivers. All drivers and shop and yard personnel are represented by various labor unions. The majority of the Company's employees are covered by the Master Agreement with the Teamsters which expires on May 31, 1999. The compensation and benefits paid by the Company to union employees are established by union contracts. The Company also utilizes approximately 800 owner-operators, with approximately 200 driving exclusively for Auto Haulaway in Canada and approximately 600 driving exclusively for Ryder in the United States. The owner-operators are either paid a percentage of the revenues they generate or receive normal driver pay plus a truck allowance.

TERMINALS AND OTHER PROPERTIES

    The Company's executive offices are located in Decatur, Georgia, a suburb of Atlanta. The Company leases approximately 96,000 square feet of space for its executive offices, which is sufficient to permit the Company to conduct its operations. The Company will operate 121 terminals after the Acquisition, which are located at or near manufacturing plants, ports and railway terminals, 26 of which are owned and 95 of which are leased.

REGULATION

    The Company is regulated in the United States by the United States Department of Transportation ("DOT") and various state agencies, and in Canada by the National Transportation Agency of Canada and various provincial transport boards. Truck and trailer length, height, width, maximum weight capacity and other specifications are regulated federally in the United States, as well as by individual states and provinces. Interstate motor carrier operations are subject to safety requirements prescribed by the DOT. The DOT also regulates certain safety features incorporated in the design of Rigs. The motor carrier transportation industry is also subject to regulatory and legislative changes which can affect the economics of the industry by requiring changes in operating policies or influencing the demand for, and the costs of providing, services to shippers.

    In addition, the Company's terminal operations are subject to environmental laws and regulations enforced by federal, state, provincial and local agencies, including those related to the treatment, storage and disposal of wastes, and those related to the storage and handling of fuel and lubricants. The Company maintains regular ongoing testing programs for their USTs located at most of their terminals for compliance with environmental laws and regulations. Management believes that the Company's USTs are in compliance with current environmental standards and that the Company will not be required to incur substantial costs to bring the USTs into compliance with higher standards which take effect in 1998.

LEGAL PROCEEDINGS

    The Company is routinely a party to litigation incidental to its business, primarily involving claims for personal injury and property damage incurred in the transportation of vehicles. The Company does not believe that any of such pending litigation, if adversely determined, would have a material adverse effect on the Company.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the Company's directors and executive officers:

NAME                                                           AGE   TITLE
----                                                           ---   -----
Robert J. Rutland.........................................     56    Chairman of the Board of Directors and Chief
                                                                     Executive Officer
Guy W. Rutland, III.......................................     60    Chairman Emeritus and Director
A. Mitchell Poole, Jr.....................................     50    President, Chief Operating Officer and Director
Bernard O. De Wulf........................................     48    Vice Chairman, Executive Vice President and Director
Berner F. Wilson, Jr......................................     58    Vice Chairman, Secretary and Director
Guy W. Rutland, IV........................................     33    Vice President and Director
Joseph W. Collier.........................................     55    President of Allied Automotive Group and Director
Douglas R. Cartin.........................................     43    President of Axis
Douglas A. Lauer..........................................     33    President of Link Information Systems, Inc.
Daniel H. Popky...........................................     33    Vice President, Finance
Robert R. Woodson.........................................     65    Director
David G. Bannister........................................     42    Director

    Robert Rutland has been Chairman and Chief Executive Officer of the Company since December 1995. Mr. Rutland served as President and Chief Executive Officer of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chief Executive Officer of each of the Company's subsidiaries.

    Guy Rutland, III was elected Chairman Emeritus in December 1995. Mr. Rutland served as Chairman of the Board of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chairman or Vice Chairman of each of the Company's subsidiaries.

    Mr. Poole has been President and Chief Operating Officer of the Company since December 1995. Prior to December 1995, Mr. Poole served as Executive Vice President and Chief Financial Officer of the Company. Mr.

Poole joined Allied Systems, Ltd. in 1988 as Senior Vice President and Chief Financial Officer. He was appointed President of Allied Industries Incorporated in December 1990 and continues to serve in such capacity. Prior to joining the Company in 1988, Mr. Poole was an audit partner with Arthur Andersen LLP, independent public accountants.

    Mr. De Wulf has been Vice Chairman and an Executive Vice President of the Company since October 1993. Prior to such time, Mr. De Wulf was Vice Chairman of each of the Company's subsidiaries.

    Mr. Wilson has been Vice President of the Company since October 1993 and Vice Chairman of the Board of Directors and Secretary since December 1995. Prior to October 1993, Mr. Wilson was an officer or Vice Chairman of several of the Company's subsidiaries. Mr. Wilson joined the Company in 1974 and has held various finance, administration, and operations positions.

    Guy Rutland, IV has been Vice President of the Company since October 1993 and Vice President of the Reengineering Core Team of Allied Automotive Group, Inc. since November 1996. From January 1996 to November 1996, Mr. Rutland was Assistant Vice President of the Central and Southeast Region of Operations for Allied Systems, Ltd. From March 1995 to January 1996, Mr. Rutland was Assistant Vice President of the Central Division of Operations for Allied Systems, Ltd. From June 1994 to March 1995, Mr. Rutland was Assistant Vice President of the Eastern Division of Operations for Allied Systems, Ltd. From 1993 to June 1994, Mr. Rutland was assigned to special projects with an assignment in the Company's Industrial Relations/Labor Department and, from 1988 to 1993, Mr. Rutland was Director of Performance Management.

    Mr. Collier was appointed as a director of the Company and has been the President of Allied Automotive Group, Inc. since December 1995. Mr. Collier had been Executive Vice President of Marketing and Sales and Senior Vice President of Allied Systems, Ltd. since 1991. Mr. Collier joined the Company in 1979.

    Mr. Cartin has been President of Axis Group since October 1995. From April 1995 to October 1995, Mr. Cartin was Vice President of Allied Industries. Mr. Cartin has 20 years of international senior management level expertise in providing third-party integrated supply chain logistics solutions. Prior to joining the Company, he held a number of positions over a 13-year period at National Freight Consortium.

    Mr. Lauer has been President of Link Information Systems, Inc. since July 1996. From January 1996 to July 1996, Mr. Lauer was Vice President and Chief Information Officer of Allied Industries. Mr. Lauer has 11 years of information technology experience. Prior to joining the Company, he was Director, Information Systems at Exel Logistics.

    Mr. Popky has been Vice President, Finance of the Company since December 1995. From January 1995 to December 1995, Mr. Popky was Vice President and Controller and, from October 1994 to January 1995, he was Assistant Vice President and Controller for the Company. Prior to joining the Company, Mr. Popky held various positions with Arthur Andersen LLP for nine years.

    Mr. Woodson has been a director of the Company since December 1993. Mr. Woodson retired as the Chairman of John H. Harland Company in April 1997 and remains as a member of its Board of Directors. Mr. Woodson was the President and Chief Executive Officer of John H. Harland Company prior to October 1995 and also serves as a director of Haverty Furniture Companies, Inc.

    Mr. Bannister has been a director of the Company since December 1993. Mr. Bannister is a Managing Director in the Transportation Group of Alex. Brown & Sons Incorporated and has been employed by that firm in various capacities since 1983.

SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

    The following table sets forth certain information about beneficial ownership of the common stock of the Company (the "Common Stock") as of June 30, 1997 by (i) each director and the five most highly compensated executive officers of the Company, and (ii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners of the Common Stock listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                    NUMBER OF SHARES       PERCENTAGE OF SHARES
BENEFICIAL OWNERS                                                                  BENEFICIALLY OWNED           OUTSTANDING
-----------------                                                                  ------------------      ----------------
Robert J. Rutland(1).......................................................            1,256,469                   16.1
Guy W. Rutland, III(2).....................................................              842,551                   10.8
Guy W. Rutland, IV(3)......................................................              687,311                    8.8
Bernard O. De Wulf(4)......................................................              572,750                    7.3
A. Mitchell Poole, Jr(5)...................................................              226,200                    2.9
Berner F. Wilson, Jr.......................................................              225,710                    2.9
Joseph W. Collier (6)......................................................               11,000                      *
David G. Bannister.........................................................                3,000                      *
Robert R. Woodson..........................................................                4,000                      *
All executive officers and directors as a group(7) (12  persons)...........            3,861,191                   49.4

----------
    * Less than 1% not applicable
(1) Includes 18,099 shares owned by his wife to which he disclaims beneficial ownership and 25,000 shares owned by him under the Restricted Stock Plan which are subject to transfer restrictions.
(2) Includes 18,099 shares owned by his wife and 67,800 shares owned by a private foundation of which Mr. Rutland is a trustee to which he disclaims beneficial ownership.
(3) All shares held in a general partnership of which he is a partner.
(4) Includes 165,000 shares held in trust for the benefit of his wife and family members and 2,750 shares held in a limited partnership to which he disclaims beneficial ownership.
(5) Includes 20,000 shares owned by him under the Restricted Stock Plan which are subject to transfer restrictions.
(6) Includes 10,000 shares owned by him under the Restricted Stock Plan which are subject to transfer restrictions. Does not include options to acquire 61,000 shares.
(7) Includes 30,000 shares issued under the Restricted Stock Plan which are subject to transfer restrictions. Does not include options to acquire 28,800 shares.

SECURITY OWNERSHIP OF OTHERS

            The following table sets forth certain information about beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of September 1, 1997 other than directors of the Company.


                 Name and Address of                     Number of Shares     Percentage of Shares
                  Beneficial Owner                      Beneficially Owned         Outstanding
                  ----------------                      ------------------         -----------

         Brinson Partners, Inc.(1)                              585,112                 7.5
         209 South LaSalle
         Chicago, Illinois 60604

         Private Capital Management, Inc.(2)                  1,044,818                13.4
         3003 Tamiami Trail N.
         Naples, Florida 33940

(1) According to a Schedule 13G dated February 10, 1997, filed on behalf of Brinson Partners, Inc. and a subsidiary and its parent companies, each of which may also be deemed a beneficial owner of the shares held by Brinson Partners, Inc. by virtue of their corporate relationships.

(2) According to a Schedule 13G dated March 10, 1997, filed on behalf of Private Capital Management, Inc. and its affiliates, each of which may also be deemed a beneficial owner of the shares held by Private Capital Management, Inc. by virtue of their relationships.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board, which was formed in December 1993, reviews, administers and monitors the Company's executive compensation plans, policies and programs.

EXECUTIVE COMPENSATION COMPONENTS

        The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value. The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. The three principal components are:

        Base Salary. Base salary amounts for each of the named executive officers are specified in their employment agreements. During January 1996, the Compensation Committee approved amendments to the employment agreements with the named executive officers to increase the base salary and to extend the expiration of the agreements through January 2001. In January 1997, the Compensation Committee approved amendments to Messrs. Wilson and Colliers' employment agreements to increase the base salary.

        Incentive Compensation. In 1996, the Compensation Committee approved the payment of incentive compensation for the Company's executive officers who are not parties to employment agreements which provide for bonus compensation. Incentive compensation for Messrs. Robert Rutland, Poole and Collier for 1996 was paid in accordance with formulas specified in their employment agreements.

        In January 1997, the Compensation Committee approved amendments to the employment agreements with the named executive officers to allow them to participate in the Allied Holdings, Inc. EVA Based Incentive Plan ("Incentive Plan"). Beginning in 1997, incentive compensation for the named executive officers will be paid in accordance with the Incentive Plan. Economic Value Added ("EVA") and the Incentive Plan are discussed in detail below.

        Stock Compensation. Executive officers are eligible to receive annual grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares under the Company's Long-Term Incentive Plan. In December 1996, the Compensation Committee approved restricted stock awards to Messrs. Robert Rutland, Poole and Collier. The Long-Term Incentive Plan is discussed elsewhere in this proxy.

EVA AND THE INCENTIVE PLAN

        The primary objective of the Company in regard to executive compensation is to link compensation with shareholder value. To that end, the Company has adopted a more formalized approach to measuring value creation through the EVA framework. The Company together with Stern Stewart & Co., the financial advisory firm that pioneered the EVA framework, undertook a five-month project during 1996 to create and install an EVA based performance measurement and incentive compensation system. The proprietary EVA financial measure can be defined as net operating profits after tax ("NOPAT"), less a capital charge for the average operating capital employed. NOPAT is a measure of operating results which differs from normal accounting profit due to the adjustment for certain non-economic charges. The Company and Stern Stewart believe that EVA more accurately measures shareholder value created than traditional performance measures such as return on assets, earnings per share and return on equity.

        EVA provides a framework that enables management to make decisions that will build long-term value for the Company and its shareholders rather than focus on short-term results. In 1997, EVA will be the measure used to determine incentive compensation for senior management.

CEO COMPENSATION

        The Compensation Committee believes that Robert J. Rutland's compensation as Chief Executive

Officer appropriately relates to short and long term performance. Mr. Rutland's compensation in 1996 was $427,000 as provided by his employment agreement. Additionally, Mr. Rutland was paid a bonus in an amount equal to $121,620 for 1996 which was calculated in accordance with a formula set forth in his employment agreement. The Compensation Committee believes that the employment agreement provides for appropriate compensation to Mr. Rutland based upon the measures described above for determining executive officer compensation. The Compensation Committee considers the compensation received by Mr. Rutland to be comparable to chief executive officers of other leading companies engaged in transportation.

        David G. Bannister                           Robert R. Woodson

SUMMARY COMPENSATION TABLE

        Remuneration paid in 1996, 1995 and 1994 to executive officers is set forth on the following table:



                                     Annual Compensation                           Long Term Compensation
                                     -------------------                           ---------------------
                                                                                      Securities
                                                                    Restricted        Underlying
     Name and Principal                                               Stock          Options/SAR               All Other
          Position            Year      Salary         Bonus         Awards(1)        Awards (#)            Compensation(2)
          --------            ----      ------         -----         ---------        ----------            ------------
Robert J. Rutland             1996    $427,000     $121,620           200,000             --                    $13,667
 Chairman and Chief           1995     424,493      143,180              --               --                     14,380
Executive Officer             1994     409,000      284,140              --               --                     14,703

Bernard O. De Wulf            1996     320,000       75,000             --                --                      3,917
 Vice Chairman and            1995     318,370      100,000             --                --                      5,217
Executive Vice                1994     306,750      150,000             --                --                      3,488
President

A. Mitchell Poole, Jr.        1996     290,000      121,620           160,000             --                        991
 President and Chief          1995     265,302      143,180              --               --                        910
Operating Officer             1994     256,752      256,752              --               --                        886


Berner F. Wilson, Jr.         1996     175,000       75,000             --                --                      1,565
 Vice Chairman and            1995     159,179      100,000             --                --                      2,450
Secretary                     1994     153,370      150,000             --                --                      1,413


Joseph W. Collier             1996     175,000       60,816            80,000             --                       --
 President - Allied           1995     131,485      100,000             --              50,000                     --
Automotive Group, Inc.        1994     114,437      150,000             --                --                       --



  (1) Represents dollar value of awards granted in 1996 based on the closing market price on December 31, 1996. Under the Restricted Stock Plan, restrictions lapse over a five year period, 20% per year, commencing on the first anniversary of the date of grant.
  (2) Unless otherwise noted, all amount in this column are insurance premiums paid on behalf of the named executive officers.

  OPTION EXERCISE AND VALUES FOR LAST FISCAL YEAR

          The following table sets forth as to each of the named executive officers information with respect to option exercises during 1996 and the status of their options on December 31, 1996 (i) the number of shares of Common Stock underlying options exercised during 1996, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1996 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1996.

               AGGREGATED OPTION EXERCISE DURING LAST FISCAL YEAR
                                       AND
                          FISCAL YEAR-END OPTION VALUES

                             Number of
                              Shares          Value             Number of Unexercised              Value of Unexercised
                             Acquired        Realized        Options at Fiscal Year End                In-the-Money
                               Upon            Upon          --------------------------             Options at Fiscal
                             of Option       Exercise                                                  Year End(1)
                             ---------       --------                                                  -----------

             Name                                         Exercisable      Unexercisable      Exercisable     Unexercisable
             ----                                         -----------      -------------      -----------     -------------

Robert J. Rutland               --              --              --                --                --               --

Bernard O. De Wulf              --              --              --                --                --               --

A. Mitchell Poole, Jr.          --              --              --                --                --               --

Berner F. Wilson, Jr.           --              --              --                --                --               --

Joseph W. Collier               --              --            10,500            50,500              --               --

  (1) In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $7.50, the average of the high and low Common Stock price reported on the NASDAQ National Market on December 31, 1996.

  EMPLOYMENT AND SEVERANCE AGREEMENTS

          Messrs. Robert Rutland, De Wulf, Poole, Wilson and Collier have entered into employment agreements with the Company. These agreements, which are substantially similar, are for five year terms ending in January 2001 and provide for compensation to the officers in the form of annual base salaries in the amount of $427,000 for Robert Rutland, $320,000 for Mr. De Wulf, $290,000 for Mr. Poole, $175,000 for Mr. Wilson, and $175,000 for Mr. Collier in 1996, plus percentage annual increases based upon the Consumer Price Index and other factors. In January 1997, the employment agreements with Messrs. Wilson and Collier were amended to increase the annual base pay for 1997 to $200,000.

          The employment agreements also provide that in the event of (i) an officer's termination of employment by the Company other than for cause, (ii) termination by the officer for reasons such as a material change by the Company in the officer's duties and responsibilities or as a result of a merger or consolidation of the Company, or (iii) the death or disability of the officer, the officer shall receive severance benefits from the Company. These severance benefits include a cash payment in an amount equal to two times the annual base salary plus the average of the previous two years' bonus payments for the applicable officer. The Company is also required to provide to the officer group medical and hospitalization benefits and related benefits for a period of one year.

  LONG-TERM INCENTIVE PLAN

          The Company has adopted a Long-Term Incentive Plan (the "LTI Plan") pursuant to which an aggregate of 650,000 shares of Common Stock could be issued. The LTI Plan authorizes the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares to eligible employees as determined by the LTI Plan. The LTI Plan was adopted and approved by the Board of Directors and shareholders in July 1993.

          The Compensation Committee elects those employees to whom awards are granted under the LTI Plan and determines the number of performance units, performance shares, shares of restricted stock, and stock appreciation rights granted pursuant to each award and prescribes the terms and conditions of each such award.

  Nonqualified Stock Option Plan

          During 1996 the Company granted options to purchase 34,000 shares of the Company's Common Stock at a price per share of $9.00. The options are granted pursuant to the non-qualified stock option provisions set forth in the LTI Plan and are not intended to qualify as incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended. A maximum of 300,000 shares may be issued as non-qualified options under the provisions of the LTI Plan. Options granted become exercisable after one year in 20% or 33a% increments per year and expire ten years from the date of the grant. There were 41,867 options exercisable at December 31, 1996.

  Restricted Stock Plan

          Effective December 19, 1996 the Company adopted the Allied Holdings, Inc. Restricted Stock Plan ("Restricted Stock Plan") pursuant to authority granted by the LTI Plan. The awards granted under the Restricted Stock Plan vest over five years, 20% per year commencing on the first anniversary of the date of grant. Effective December 19, 1996 the Company awarded an aggregate of 85,000 shares, with a value of $680,000 as of the date of grant.

  STOCK APPRECIATION RIGHTS PLAN

          The Board of Directors of the Company adopted the Allied Holdings, Inc. Stock Appreciation Rights Plan effective January 1, 1997 (the "SAR Plan"). The purpose of the SAR Plan is to provide deferred compensation to certain management employees of the Company. Such deferred compensation shall be based upon the award of stock appreciation rights units, the value of which are related to the appreciation in fair market value of the Common Stock. All payments under the SAR Plan will be in cash. The Compensation Committee shall determine the applicable terms for each award under the SAR Plan. There has been no grants under the SAR Plan as of the date of this proxy.

  EVA BASED INCENTIVE PLAN

          The Board of Directors of the Company adopted the Incentive Plan effective January 1, 1997. The Incentive Plan's objectives are to focus on
  (i)creating shareholder value and reward participants significantly when achieved, and (ii) sustaining, continuous performance improvement.

          The Incentive Plan is administered by the Compensation Committee. Under the Incentive Plan, incentive compensation will be directly linked to changes in EVA. EVA will be measured for each of the Company's major operating units and will reward participants for increases in EVA and penalize such employees for any decreases in EVA. Management employees designated as participants by the Chairman and President of the Company and approved by the Compensation Committee are eligible to participate in the Incentive Plan. Target bonus amounts will be determined for each participant by the Chairman and President and approved by the Compensation Committee.

          A Participant's target bonus will either be based solely on the performance of the Company on a consolidated basis or on the performance of a subsidiary or a business unit and the Company. For example, a target bonus might be based seventy-five percent (75%) on a business unit or a subsidiary and twenty-five percent (25%) on the Company's consolidated results.

          Annually, an actual bonus will be declared for each Participant based on the comparison of the change in EVA to the expected change in EVA. If the change in EVA is exactly equal to the expected change in EVA, the actual bonus will equal the target bonus. The actual bonus for any calendar year will be higher than the target bonus if the change in EVA is higher than the expected change in EVA and lower if the change in EVA is lower than the expected change in EVA. Such adjustment shall be established by the Compensation Committee in its sole discretion.

          The actual bonus declared for each Participant with respect to any calendar year will be allocated to the Participants' bonus bank, within 30 days after the amount of the actual bonus for such year is determined. If, after the allocation with respect to any calendar year, the balance in the Participants' bonus bank is less than or equal to the Participants' target bonus for such year, the entire amount in the bonus bank will be paid as soon as practicable but in no event later than 15 days following such allocation. If the balance in the bonus bank is greater than the target bonus, the Participant will be paid the target bonus plus one-third of the remainder of the bonus bank balance. Amounts remaining in the bonus bank will be carried forward to future years. Negative bonuses may be declared if the change in EVA for any calendar year is significantly below the expected change in EVA for such year and negative bonuses declared will be subtracted from the bonus bank.

        Ninety-five percent (95%)of the portion of the actual bonus payable to a Participant with respect to any calendar year will be paid to the Participants in cash and five percent (5%) will be paid in the form of stock appreciation rights, pursuant to the SAR Plan.

  RETIREMENT PLANS

          The Company maintains a tax qualified benefit pension plan (the "Retirement Plan"). The table set forth below illustrates the total combined estimated annual benefits payable under the Retirement Plan to eligible salaried employees for years of service assuming normal retirement at age 65.

    Allied Defined Benefit Pension Plan

                         Years of Service
                         ----------------

    Remuneration             10               15               20               25               30               35
    ------------             --               --               --               --               --               --

    100,000             20,000           30,000           40,000           50,000           50,000           50,000

    125,000             25,000           37,500           50,000           62,500           62,500           62,500

    150,000             30,000           45,000           60,000           75,000           75,000           75,000

    175,000             32,000           48,000           64,000           80,000           80,000           80,000

    200,000             32,000           48,000           64,000           80,000           80,000           80,000

    225,000             32,000           48,000           64,000           80,000           80,000           80,000

    250,000             32,000           48,000           64,000           80,000           80,000           80,000

    275,000             32,000           48,000           64,000           80,000           80,000           80,000

    300,000             32,000           48,000           64,000           80,000           80,000           80,000

          The Retirement Plan uses average compensation, as defined by the Retirement Plan, paid to an employee by the plan sponsor during a plan year for computing benefits. Compensation includes bonuses and any amount contributed by a plan sponsor on behalf of an employee pursuant to a salary reduction agreement which is not includable in the gross income of the employee under Internal Revenue Code (AIRC@) Section 125, 402(a)(8), or 402(h). However, compensation in excess of the IRC Section 401(a)(17) limit shall not be included. The limit for 1996 was $150,000 and for 1997 is $160,000.

          The compensation covered by the Retirement Plan for Messrs, Robert Rutland, De Wulf, Poole, Wilson, and Collier is $160,000.

        The estimated years of credited service for each of the current executives as of December 31, 1996 is as follows:

                                                   Years of Credited Service
                              Name                   as of December 31, 1996
                              ----                   -----------------------

            Robert J. Rutland                                32.7
            Berner F. Wilson                                 22.0
            Joseph W.  Collier                               17.0
            Bernard O. De Wulf                               13.0
            A. Mitchell Poole, Jr.                            8.7

          The benefits shown in the Pension Plan Table are payable in the form of a straight life annuity commencing at age 65. There is no reduction for social security benefits or other offset amounts.

  CERTAIN TRANSACTIONS

          The Company leases the space in the building in which its headquarters is located from DELOS, a general partnership of which Messrs. Rutland, III, Robert Rutland, and Wilson are beneficially the sole general partners.

The aggregate rents paid by the Company to DELOS in 1996 were $1,030,139. During January 1997, the Company extended the lease with DELOS to expire December 31, 2007. The Company provided loans to DELOS in the aggregate amount of $573,419 which bear interest at the rate of 6% per annum. The outstanding balance of principal and accrued interest thereon regarding the loans is due and payable on November 30, 1998.

        The Company paid Capital Management Services, Inc., a company controlled by Messrs. Rutland, III and Robert Rutland's brother-in-law, $40,000 in 1995 and $80,000 in 1996 to manage a construction project.

        David G. Bannister, a director and member of the Compensation Committee of the Company, is a Managing Director of BT Alex. Brown Incorporated.

                        DESCRIPTION OF OTHER INDEBTEDNESS

    The following is a summary of important terms of certain indebtedness of the Company.

NEW CREDIT FACILITY

    The New Credit Facility allows the Company to borrow, under a revolving line of credit, and issue letters of credit, up to the lesser of $230.0 million or a borrowing base amount that is determined based on a defined percentage of the Company's accounts receivable and equipment. At June 30, 1997, after giving pro forma effect to the Offering and the Acquisition, the Company would have undrawn availability of approximately $126.3 million. Annual commitment fees will be due on the undrawn portion of the commitment. The New Credit Facility will mature in 2002. The interest rate for the New Credit Facility is, at the Company's option, either (i) the bank's Base Rate, as defined, or (ii) the bank's Eurodollar rate, as defined, as determined at the date of each borrowing, plus an applicable margin. The Company has the right to repay the outstanding debt under the New Credit Facility, in whole or in part, without penalty or premium, subject to a limitation that prepayment of Eurodollar rate loans will be subject to a breakage penalty if prepaid other than on the last day of the applicable interest period. The Company is subject to mandatory prepayment with a defined percentage of net proceeds from certain asset sales, new debt offerings and new equity offerings. The revolving line of credit allows the Company to repay and reborrow so long as there is no event of default. The New Credit Facility gives the Company the ability to reduce the commitment amount and the Company periodically reviews its borrowing needs.


    Borrowings under the New Credit Facility are secured by a first priority security interest on assets of the Company and certain of its subsidiaries, other than real estate but including a pledge of stock of certain subsidiaries. In addition, certain subsidiaries of the Company have jointly and severally guaranteed the obligations of the Company under the New Credit Facility.

    The New Credit Facility sets forth a number of affirmative, negative, and financial covenants binding on the Company. The negative covenants will limit the ability of the Company to, among other things, incur debt, incur liens, make investments, make dividend or other distributions, or enter into any merger or other consolidation transaction. The financial covenants include the maintenance of a minimum consolidated tangible net worth, compliance with a leverage ratio and a coverage ratio, and limitations on capital expenditures. The New Credit Facility contains standard events of default including failure to make payments on a timely basis, breach of covenants, breach of any representation or warranty, and defaults on other indebtedness.

SENIOR SUBORDINATED NOTES

    In February 1996, the Company issued the Senior Subordinated Notes through a private placement. Proceeds from the Senior Subordinated Notes were used to reduce borrowings under the Company's existing credit facility. Interest on the Senior Subordinated Notes is payable semi-annually at a rate of 12% per year on February 1 and August 1 of each year. The Senior Subordinated Notes are prepayable at any time at 100% of the principal amount thereof, plus a make-whole amount (the "SSN Make-Whole Amount"), as determined by discounting the remaining interest payments through maturity at a rate equal to the yield on the date of redemption of the class of United States Treasury securities corresponding to the weighted average life to maturity of the principal amount being repaid plus

100 basis points (the "Reinvestment Rate"). The SSN Make-Whole Amount will be zero if the Reinvestment Rate exceeds 12%.

    The indenture pursuant to which the Senior Subordinated Notes were issued contains covenants requiring the Company to maintain or place limitations on, among other things: (i) minimum consolidated net worth, (ii) additional indebtedness, (iii) fixed charge coverage ratio, (iv) liens, (v) restricted payments, (vi) asset sales, (vii) mergers and consolidations, and (viii) transactions with affiliates.

    The payment of principal, the SSN Make-Whole Amount, if any, and interest on the Senior Subordinated Notes is subordinated to all senior indebtedness of the Company, including the Notes. Upon a distribution to creditors of the Company in a bankruptcy, reorganization, liquidation or dissolution of the Company, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the Senior Subordinated Notes would be entitled to receive any distributions.

                              DESCRIPTION OF NOTES

GENERAL

    The New Notes will be issued pursuant to the Indenture among the Company, the Guarantors and The First National Bank of Chicago, as trustee (the "Trustee"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture will be made available to prospective investors as set forth under "Available Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." For purposes of this "Description of Notes," the term "Company" refers only to Allied Holdings, Inc. and not to any of its Subsidiaries.

    The New Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all present and future senior indebtedness of the Company, and senior in right of payment to all present and future subordinated indebtedness of the Company. However, the New Notes will be effectively junior to all present and future secured indebtedness of the Company to the extent of the assets securing such indebtedness. As of June 30, 1997, after giving pro forma effect to the Offering and the Acquisition, the New Notes would have been effectively junior to $41.8 million of secured indebtedness, including borrowings under the New Credit Facility. In addition, the Company would have had $126.3 million of additional secured borrowings available under the New Credit Facility. The Indenture permits the Company to incur additional indebtedness in the future, subject to certain restrictions. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

    As of the Closing Date, all of the Company's Subsidiaries will be Restricted Subsidiaries, other than Haul Insurance Limited, which will be an Unrestricted Subsidiary. Under certain circumstances, the Company will be able to designate other current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. The Company's payment obligations under the New Notes will be guaranteed by all of the Company's present and future Domestic Restricted Subsidiaries and existing Canadian Subsidiaries (other than AH Industries, Inc.). See "-Subsidiary Guarantees."

PRINCIPAL, MATURITY AND INTEREST

    The New Notes (sometimes referred to as the "Notes") will be limited in aggregate principal amount to $150.0 million and will mature on October 1, 2007. Interest on the Notes will accrue at the rate of 8 5/8% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 1998, to Holders of record on the immediately preceding March 15 and September 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the

Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Notes will be guaranteed by all of the Company's Domestic Restricted Subsidiaries and Canadian Subsidiaries (other than AH Industries, Inc.) existing on the Closing Date. Certain of such Canadian Subsidiaries will indirectly guarantee the Company's payment obligations under the Notes by guaranteeing their parent companies' obligations under direct Guarantees. The Indenture will provide that (i) if the Company or any of its Restricted Subsidiaries shall acquire or create another Domestic Restricted Subsidiary after the Closing Date, or any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Domestic Restricted Subsidiary, then such Subsidiary shall execute a Guarantee of the notes and deliver an opinion of counsel, in accordance with the terms of the Indenture and (ii) in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, or in the case the Company designates a Guarantor to be an Unrestricted Subsidiary in accordance with the Indenture, then such Guarantor will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Redemption or Repurchase at Option of Holders -- Asset Sales."

   Separate financial statements of the Guarantors have not been provided within this Prospectus as (i) the Guarantors are jointly and severally liable for the Company's obligations under the Notes, (ii) the Unrestricted Subsidiaries are inconsequential to the consolidated operations of the Company and its subsidiaries, and (iii) the net assets and earnings of the Guarantors are substantially equivalent to the net assets and earnings of the consolidated entity as reflected in the consolidated financial statements of the Company included in this Prospectus.

OPTIONAL REDEMPTION

    Prior to October 1, 2002, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date. On and after October 1, 2002, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:

            YEAR                                                   PERCENTAGE
            ----                                                   ----------
            2002.............................................       104.3125%
            2003.............................................       102.8750%
            2004.............................................       101.4375%
            2005 and thereafter..............................       100.0000%

    Notwithstanding the foregoing, at any time on or prior to October 1, 2000, the Company may redeem up to 35% of the Notes at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Company, provided that (i) at least $97.5 million of Notes remain outstanding immediately following each such redemption and (ii) such redemption shall occur within 90 days of the date of the consummation of such sale.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

    Upon the occurrence of a Change of Control, the Company will be obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The occurrence of a Change of Control could constitute a default under the New Credit Facility or under future agreements governing indebtedness of the Company, which could permit the lenders under the New Credit Facility or the holders of such indebtedness, as the case may be, to declare all such indebtedness to be due and payable. There can be no assurance that, upon a Change of Control, the Company would have sufficient resources to repurchase all Notes tendered in a Change of Control Offer and to repay all indebtedness that may be declared due and payable. The Company's failure to purchase tendered Notes following a Change of Control would constitute an Event of Default under the Indenture which could, in turn, constitute as default under the New Credit Facility or under future agreements governing indebtedness of the Company.

Asset Sales

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

    Within 365 days of the receipt of any Net Proceeds from an Asset Sale, the Company, at its option, may apply such Net Proceeds to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets (other than assets that would be classified as current assets in accordance with GAAP), in each case, in the same or a similar line of business as the Company and its Restricted Subsidiaries, or in any business reasonably complementary, related or incidental thereto, as determined in good faith by the Board of Directors. Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under the New Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

Restricted Payments

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or any Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Guarantor); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinated to the Notes or any Guarantee thereof, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clause (ii) through (vii) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net proceeds received by the Company from the issue or sale since the Closing Date of Equity Interests of the Company (other than Disqualified Stock), plus (3) the amount by which Indebtedness of the Company and its Restricted Subsidiaries is reduced on the balance sheet of the Company upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Closing Date of any such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company, plus (4) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (5) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (A) an amount equal to the fair value (as determined by the Board of Directors) of the Company's Investments in such Restricted Subsidiary and (B) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

    The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (v) the repurchase or other acquisition of subordinated Indebtedness in anticipation of satisfying a sinking fund or principal payment obligation, in each case due within one year of the date of repurchase or other acquisition, provided that the date such sinking fund or principal payment obligation becomes due is prior to the final maturity date of the Notes; (vi) repurchases of Equity Interests that may be deemed to occur upon the exercise of options, warrants or other rights to acquire Capital Stock of the Company to the extent that such Equity Interests represent a portion of the exercise price of such options, warrants or other rights; and (vii) additional Restricted Payments in an amount not to exceed $5.0 million.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than 30 days following the end of any fiscal quarter in which any Restricted Payments were made, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

Incurrence of Indebtedness and Issuance of Preferred Stock

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company's Restricted Subsidiaries will not issue any shares of preferred stock (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company); provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

        (i) the incurrence by the Company and the Guarantors of Indebtedness under (a) the New Credit Facility and (b) Capital Lease Obligations and purchase money financing in respect of property, plant and equipment, provided that the aggregate amount of Indebtedness incurred pursuant to this clause (i) shall not exceed at any time outstanding the greater of (1) $230.0 million and (2) the sum of (A) 80% of the consolidated accounts receivable of the Company as shown on the Company's most recent balance sheet, plus (B) 60% of the consolidated inventory of the Company as shown on the Company's most recent balance sheet, plus (C) 50% of the consolidated property, plant and equipment, net of depreciation, of the Company as shown on the Company's most recent balance sheet;

        (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes, the Guarantees thereof and the Indenture;

        (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

        (iv) the incurrence by the Company and the Guarantors of additional Indebtedness in an aggregate amount not to exceed $10.0 million at any time outstanding;

        (v) the incurrence by the Company and the Guarantors of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company and the Guarantors and was not incurred in connection with, or in contemplation of, such acquisition by the Company and the Guarantors; and provided further that the aggregate amount of Indebtedness incurred pursuant to this clause (vi) does not exceed $5.0 million; at any time outstanding;

        (vi) the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted to be incurred by the first paragraph, or by clauses (ii) through
    (ix) of the second paragraph of the covenant;

        (vii) the incurrence of Indebtedness between or among the Company and its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

        (viii) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging
    (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (b) foreign currency risk;

        (ix) the incurrence of Indebtedness by a Restricted Subsidiary of the Company that is not a Guarantor in an aggregate amount not to exceed the sum of (a) 80% of the accounts receivable of such Subsidiary as shown on such Subsidiary's most recent balance sheet, plus (b) 60% of the inventory of such Subsidiary as shown on such Subsidiary's most recent balance sheet, plus (c) 50% of the property, plant and equipment, net of depreciation, of such Subsidiary as shown on such Subsidiary's most recent balance sheet;

        (x) the guarantee by the Company or any Guarantor of Indebtedness that was permitted to be incurred by another provision of this covenant; and

        (xi) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any of its Restricted Subsidiaries (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction.

    For purposes of determining the amount of any Indebtedness of any Person under this covenant, (a) there shall be no double counting of direct obligations, Guarantees and reimbursement obligations for letter of credit; (b) the principal amount of any Indebtedness of such Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of another Person shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (c) the amount of any Indebtedness of such Person arising by reason of such Person having Guaranteed Indebtedness of another Person where the amount of such Guarantee is limited to an amount less than the principal amount of the Indebtedness so Guaranteed shall be such amount as so limited; (d) Indebtedness shall not include a non-recourse pledge by the Company or any of its Restricted Subsidiaries of Investments in any Person that is not a Restricted Subsidiary of the Company to secure the Indebtedness of such Person; and (e) Indebtedness of the Company and its Restricted Subsidiaries shall not include Indebtedness of a Restricted Subsidiary whose assets consist solely of partnership or similar interests in another person that is not a Restricted Subsidiary of the Company, where the obligations with respect to such Indebtedness arise as a matter of law from the obligations of such other Person.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accredit value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) the New Credit Facility as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the Closing Date, (c) the Notes, any Guarantee thereof and the Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Equity Interests, properties or assets of any Person, other than the Person, or the Equity Interests, property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) customary restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale, (i) customary non-assignment provisions in contracts entered into in the ordinary course of business, (j) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (k) any Purchase Money Note, or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary.

Merger, Consolidation, or Sale of Assets

    The Indenture provides that neither the Company nor any Guarantor will consolidate or merge with or into (whether or not the Company or such Guarantor, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company or such Guarantor, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of

Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or a Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as the case may be, under the Notes or such Guarantor's Guarantee thereof and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company or such Guarantor with or into another Guarantor or a Wholly Owned Restricted Subsidiary of the Company, or a merger of a Guarantor with or into another Person in connection with a Permitted Investment in such Person, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

Transactions with Affiliates

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) except in the case of the provision of services in the ordinary course of business to, or the receipt of services in the ordinary course of business from, any Person who is an Affiliate of the Company solely by reason of an Investment in such Person by the Company or its Subsidiaries, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The foregoing provisions will not prohibit (i) any employment agreement or other compensation plan or arrangement in the ordinary course of business and either consistent with past practice or approved by a majority of the disinterested members of the Board of Directors; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) any Permitted Investment or any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "Restricted Payments;" (iv) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;
(v) transactions with Haul Insurance Limited, provided that no less than once each calendar year, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transactions are in the ordinary course of business and consistent with past practices and prudent insurance underwriting standards; (vi) transactions in existence on the Closing Date, and any modifications thereof or extensions thereto the terms of which are not materially more adverse to the Company than those in existence on the Closing Date, including, in each case, all future payments pursuant thereto; and (vii) sales of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction.

Payments for Consent

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that



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consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and its Restricted Subsidiaries will agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "Change of Control;" (iv) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "Asset Sales," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets," which default continues for 60 days; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would



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constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, any Guarantee thereof, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in




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the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Guarantees thereof may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees thereof may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants




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described above under the caption "Repurchase at the Option of Holders"); (ix)
release any Guarantor from its Guarantee of the Notes; or (ix) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes or any Guarantee thereof to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement on September 30, 1997. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Registration Statement of which this Prospectus is a part. If (i) the Company is not required to file the Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such
Note is distributed to the public pursuant to Rule 144 under the Act.

    The Registration Rights Agreement also (i) required the Company and the Guarantors to file the Registration Statement with the Commission on or prior to 30 days after the Closing Date, (ii) required the Company and the Guarantors to use their best efforts to have the Registration Statement declared effective by the Commission on or prior to 90 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or



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Commission policy, required the Company and the Guarantors to commence the
Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, requires the Company and the Guarantors to use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of services and ancillary products in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Change of Control" and/or the provisions described above under the caption "Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary of the Company), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or




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by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly
Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (iii) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption "Restricted Payments; (iv) the exchange of Rigs or terminals for other assets that are usable in the business of the Company and its Restricted Subsidiaries to the extent that the assets received by the Company and its Restricted Subsidiaries have a fair market value at least equal to the fair market value of the Rigs and terminals exchanged by the Company, in each case as determined in good faith by the Board of Directors;
(v) a disposition of Cash Equivalents solely for cash or other Cash Equivalents;
(vi) a sale-leaseback transaction involving Rigs or real estate within one year of the acquisition of such Rigs or real estate; and (vii) the sale of accounts receivables and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of AB or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

    "Change of Control" means, with respect to the Company or any successor Person permitted under the covenant "Merger, Consideration, or Sale of Assets," the occurrences of any of the following: (a) the adoption of a plan relating to the liquidation or dissolution of the Company; (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and rule 13d-5 under the Exchange Act), directly or indirectly, of (i) more than 35% of the voting power of the outstanding voting stock of the Company or (ii) more of the voting power of the outstanding voting stock of the Company than that beneficially owned by the Principals; or (c) the first day on which more than a majority of the members of the Board of Directors are not continuing Directors.

    "Closing Date" means the date of the closing of the sale of the Old Notes.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits, (iii) Consolidated Interest Expense, (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and (v) nonrecurring charges relating to the Acquisition, to the extent that such charges are set forth in "Unaudited Pro Forma Financial Information," including the notes thereto, in each case on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Person shall be added to Consolidated Net


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Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Person was included in calculating Consolidated Net Income.

    "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, and other transactions consummated by the Company or any of its Restricted Subsidiaries with respect to which pro forma effect may be given pursuant to Article 11 of Regulation S-X under the Securities Act, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iv) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), in each case, on a consolidated basis and in accordance with GAAP.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) if the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting is a gain, the Net Income of such Person shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) if the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting is a loss, the Net Income of such Person shall be excluded except to the extent that (a) the Company or any of its Restricted Subsidiaries funds such loss by means of the provision of additional capital to such Person or (b) the aggregate losses of such Person excluded pursuant to this clause (ii) exceed the aggregate gains of such Person excluded pursuant to clause (i), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) solely for purposes of calculating Consolidated Interest Expense for purposes of the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

    "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date, plus

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(b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

    "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption "Repurchase at the Option of Holders," "Change of Control" or "Asset Sales," as the case may be.

    "Domestic Restricted Subsidiary" means a Restricted Subsidiary that is not formed, incorporated or organized in a jurisdiction outside of the United States.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Existing Indebtedness" means Indebtedness (other than Indebtedness under the New Credit Facility) in existence on the Closing Date, until such Indebtedness is repaid.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

    "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantors" means all Domestic Restricted Subsidiaries and Canadian Subsidiaries of the Company existing on the Closing Date (other than AH Industries, Inc.), and all Subsidiaries of the Company created or acquired by the Company after the Closing Date that becomes a Guarantor as set forth under "Subsidiary Guarantees."

    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap, cap or collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

    "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

    "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding, however, trade accounts receivable and bank deposits made in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Restricted Payments."

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a Lien).

    "Limited-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, except, in the case of clauses (i) and (ii), to the extent permitted by the covenants described under the captions "Restricted Payments" and "Incurrence of Indebtedness and Issuance of Preferred Stock, (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and
(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except to the extent of any Indebtedness incurred by the Company or any of its Restricted Subsidiaries in accordance with clause (a)(i) above.

    "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of (a) the present value of the remaining principal, premium and interest payments that would be payable with respect to such Note if such Note were redeemed on October 1, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (b) the outstanding principal amount of such Note.

    "Make-Whole Average Life" means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to October 1, 2002.

    "Make-Whole Price" means, with respect to any Note, the greater of (a) the sum of the principal amount of and Make-Whole Amount with respect to such Note, and (b) the redemption price of such Note on October 1, 2002.

    "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "New Credit Facility" means that certain credit agreement, dated the date of the Indenture, by and among the Company and BankBoston, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders." "Asset Sales" or (b) a disposition of assets that does not constitute an Asset Sale; (v) any Investments received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) loans or advances to owner-operators and employees of the Company or its Restricted Subsidiaries made in the ordinary course of business; (vii) Investments in an amount not to exceed $5.0 million in Haul Insurance Limited to the extent required by applicable laws or regulations or pursuant to any directive or request (whether or not having the force of law) of any governmental authority having jurisdiction over Haul Insurance Limited; (viii) Investments received in connection with the settlement of any ordinary course obligations owed to the Company or any of its Restricted Subsidiaries; (ix) other Investments in businesses related to the businesses operated by the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $30.0 million, provided that the aggregate amount of such Investments shall not exceed $15.0 million in any calendar year; and (x) investments by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person or assets in connection with a Qualified Receivables Transaction; provided that any Investment in any such Person is in the form of a Purchase Money Note, an equity interest or interests in accounts receivable generated by the Company or a Subsidiary of the Company and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable.

    "Permitted Liens" means (i) Liens in favor of the Company or any of its Restricted Subsidiaries; (ii) Liens securing Obligations incurred pursuant to clause (i) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" (iii) Liens on property or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or Equity Interests other than those of the Person merged into or consolidated with the

Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Closing Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;
(ix) Liens securing the Notes or any Guarantee thereof; (x) Liens securing Permitted Refinancing Indebtedness to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was permitted to be secured by a Lien; (xi) Liens on Investments of the Company or any of its Restricted Subsidiaries in any Person that is not a Restricted Subsidiary of the Company to secure the Indebtedness of such Person; (xii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary and (xiii) Liens on assets of a Receivables Subsidiary securing Indebtedness incurred in connection with a Qualified Receivables Transaction, provided that such Indebtedness was incurred in connection with such Qualified Receivables Transaction.

    "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accredit value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accredit value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Principals" means the directors and executive officers of the Company on the Closing Date, as set forth above under "Management," their respective spouses and lineal descendants, and any Affiliate of any of the foregoing.

    "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

    "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any Subsidiary of the Company) and (ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Subsidiary of the Company, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

    "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company (other than a Guarantor), which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (i) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Subsidiary of the Company than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (iii) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

    "Restricted Investment" means an Investment other than a Permitted
Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (a) has no Indebtedness other than Limited-Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with the covenant set forth under "Affiliate Transactions" and (c) except to the extent permitted by the covenant set forth under "Restricted Payments," is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

    "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain federal income tax considerations relevant to the exchange of Old Notes for New Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

         EACH HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF OLD NOTES FOR NEW NOTES

         The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Old Notes and, therefore such exchange should not constitute an exchange for federal income tax purposes. Accordingly, such exchange should have no federal income tax consequences to holders of Old Notes.


                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                          FOR NON-UNITED STATES HOLDERS

         The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may adversely affect the tax consequences described herein, possibly on a retroactive basis. This summary is addressed to holders who hold Notes as capital assets within the meaning of Section 1221 of the Code. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate, or, for taxable years beginning on or before December 31, 1996, in general, any trust, whose income is includible in gross income for United States federal income tax purposes regardless of its source or for the taxable years beginning after December 31, 1996, a trust, if a U. S. court is able to exercise primary supervision over the administration of the trust and one or more U. S. persons have the authority to control all substantial decisions of the trust. The tax treatment of the holders of the Notes may vary depending upon their particular situations. U. S. persons acquiring the Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

INTEREST

         Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and such Non-United States Holder
(i) does not directly or indirectly own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation that is a "related person" of the Company (within the meaning of the Code), and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address.

GAIN ON DISPOSITION

         A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

FEDERAL ESTATE TAXES

         If interest on the Notes is exempt from withholding of United States federal income tax under the rules described above, the Notes will not be included in the estate of a deceased individual Non-United States Holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Company will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

         In the case of payments of interest to Non-United States Holders, temporary Treasury Regulations provide that the 31% backup withholding of United States federal income tax and certain information reporting will not apply to such payments with respect to which either the requisite certification has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. The requisite certification is made by providing Internal Revenue Service Form W-8, Certificate of Foreign Status, to the Company (or a substitute form provided by the Company or its agent).

         Under temporary Treasury regulations, information reporting and backup withholding requirements may apply to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes, unless the holder provides similar certification. A Non-United States holder is advised and encouraged to consult its own tax advisor as to the consequences of disposing of the Notes.

         Recently, the United States Treasury Department issued proposed regulations regarding the withholding and information reporting rules discussed above. In general, the proposed Treasury Regulations do not alter the substantive withholding and information reporting. If finalized in their current form, the proposed regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the date of this Prospectus, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of one year after the date of this Prospectus, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.


                                  LEGAL MATTERS

         The validity of the issuance of the New Notes offered hereby will be passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia.

                                     EXPERTS

         The historical Consolidated Financial Statements of Allied Holdings, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

         The historical Consolidated Financial Statements of Ryder Automotive Carrier Services, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
ALLIED HOLDINGS, INC. AND SUBSIDIARIES
Report of Independent Public Accountants....................   F-2
Consolidated Balance Sheets at December 31, 1995 and 1996
  and June 30, 1997 (Unaudited).............................   F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 1994, 1995, and 1996 and the Six Months Ended
  June 30, 1996 and 1997 (Unaudited)........................   F-4
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1994, 1995, and 1996 and
  the Six Months Ended June 30, 1997 (Unaudited)............   F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1994, 1995 and 1996 and the Six Months Ended
  June 30, 1996 and 1997 (Unaudited)........................   F-6
Notes to Consolidated Financial Statements..................   F-7
RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES
Independent Auditors' Report................................  F-23
Consolidated Balance Sheets at December 31, 1995 and 1996
  and June 30, 1997 (Unaudited).............................  F-24
Consolidated Statements of Operations for the Years Ended
  December 31, 1994, 1995, and 1996 and the Six Months Ended
  June 30, 1996 and 1997 (Unaudited)........................  F-25
Consolidated Statements of Shareholder's Equity for the
  Years Ended December 31, 1994, 1995, and 1996 and the Six
  Months Ended June 30, 1997 (Unaudited)....................  F-26
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1994, 1995, and 1996 and the Six Months Ended
  June 30, 1996 and 1997 (Unaudited)........................  F-27
Notes to Consolidated Financial Statements..................  F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  Allied Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of ALLIED HOLDINGS, INC. (a Georgia corporation) AND SUBSIDIARIES as of December 31, 1995 and 1996 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allied Holdings, Inc. and subsidiaries as of December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 4, 1997
  (except with respect to
  the matters discussed in
  Note 13, as to which the
  date is September 30, 1997)

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996
                         AND JUNE 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              -------------------    JUNE 30,
                                                                1995       1996        1997
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 11,147   $  1,973    $  4,409
  Short-term investments....................................         0      8,520       8,821
  Receivables, net of allowance for doubtful accounts of
     $689, $564, and $564 at December 31, 1995 and 1996 and
     June 30, 1997, respectively............................    22,690     22,673      28,325
  Inventories...............................................     4,184      4,096       4,215
  Prepayments and other current assets......................    12,400     11,940      14,254
                                                              --------   --------    --------
          Total current assets..............................    50,421     49,202      60,024
                                                              --------   --------    --------
PROPERTY AND EQUIPMENT, net.................................   134,873    132,552     126,364
                                                              --------   --------    --------
OTHER ASSETS:
  Goodwill, net.............................................    23,568     22,081      33,800
  Notes receivable due from related parties.................       573        573         573
  Other.....................................................     5,251      6,675       7,933
                                                              --------   --------    --------
          Total other assets................................    29,392     29,329      42,306
                                                              --------   --------    --------
          Total assets......................................  $214,686   $211,083    $228,694
                                                              ========   ========    ========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt......................  $  4,368   $  2,275    $  8,248
  Trade accounts payable....................................    11,320     15,872      12,910
  Accrued liabilities.......................................    27,569     30,347      37,433
                                                              --------   --------    --------
          Total current liabilities.........................    43,257     48,494      58,591
                                                              --------   --------    --------
LONG-TERM DEBT, less current maturities.....................   106,634     93,708      96,986
                                                              --------   --------    --------
POSTRETIREMENT BENEFITS OTHER THAN PENSIONS.................     3,698      3,621       3,557
                                                              --------   --------    --------
DEFERRED INCOME TAXES.......................................     5,561      7,487       8,700
                                                              --------   --------    --------
OTHER LONG-TERM LIABILITIES.................................     2,514      1,064         703
                                                              --------   --------    --------
COMMITMENTS AND CONTINGENCIES (Notes 5, 7, 8 and 13)
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 20,000 shares authorized,
     7,725, 7,810 and 7,810 shares outstanding at December
     31, 1995 and 1996 and June 30, 1997, respectively......         0          0           0
  Additional paid-in capital................................    42,977     43,657      43,657
  Retained earnings.........................................    10,489     14,475      18,186
  Foreign currency translation adjustment, net of tax.......      (444)      (743)     (1,074)
  Unearned compensation.....................................         0       (680)       (612)
                                                              --------   --------    --------
          Total stockholders' equity........................    53,022     56,709      60,157
                                                              --------   --------    --------
          Total liabilities and stockholders' equity........  $214,686   $211,083    $228,694
                                                              ========   ========    ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
          AND THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   FOR THE SIX
                                                   FOR THE YEARS ENDED            MONTHS ENDED
                                                       DECEMBER 31,                 JUNE 30,
                                              ------------------------------   -------------------
                                                1994       1995       1996       1996       1997
                                              --------   --------   --------   --------   --------
                                                                                   (UNAUDITED)
REVENUES....................................  $297,236   $381,464   $392,547   $200,565   $208,969
                                              --------   --------   --------   --------   --------
OPERATING EXPENSES:
  Salaries, wages, and fringe benefits......   157,979    195,952    204,838    105,315    109,634
  Operating supplies and expenses...........    51,532     62,179     62,880     31,526     32,563
  Purchased transportation..................     9,486     32,084     34,533     17,666     19,170
  Insurance and claims......................    12,043     16,022     16,849      8,039      8,098
  Operating taxes and licenses..............    14,301     16,564     16,122      8,381      8,190
  Depreciation and amortization.............    16,314     25,431     26,425     12,931     13,786
  Rent expenses.............................     3,214      5,354      4,975      2,481      2,470
  Communications and utilities..............     1,855      3,435      3,111      1,740      1,534
  Other operating expenses..................     1,781      3,522      4,219      1,431      2,074
                                              --------   --------   --------   --------   --------
          Total operating expenses..........   268,505    360,543    373,952    189,510    197,519
                                              --------   --------   --------   --------   --------
          Operating income..................    28,731     20,921     18,595     11,055     11,450
                                              --------   --------   --------   --------   --------
OTHER INCOME (EXPENSE):
  Interest expense..........................    (5,462)   (11,260)   (10,720)    (5,396)    (5,408)
  Interest income...........................       312        707        603        303        357
                                              --------   --------   --------   --------   --------
                                                (5,150)   (10,553)   (10,117)    (5,093)    (5,051)
                                              --------   --------   --------   --------   --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM......................................    23,581     10,368      8,478      5,962      6,399
INCOME TAX PROVISION........................    (9,393)    (4,222)    (3,557)    (2,504)    (2,688)
                                              --------   --------   --------   --------   --------
INCOME BEFORE EXTRAORDINARY ITEM............    14,188      6,146      4,921      3,458      3,711
EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT
  OF DEBT, net of income tax benefit of
  $2,072, $573, and $573 for the years ended
  December 31, 1994 and 1996 and for the six
  months ended June 30, 1996,
  respectively..............................    (2,627)         0       (935)      (935)         0
                                              --------   --------   --------   --------   --------
NET INCOME..................................  $ 11,561   $  6,146   $  3,986   $  2,523   $  3,711
                                              ========   ========   ========   ========   ========
PER COMMON SHARE:
  Income before extraordinary item..........  $   1.84   $   0.80   $   0.64   $   0.45   $   0.48
  Extraordinary loss on early extinguishment
     of debt................................     (0.34)      0.00      (0.12)     (0.12)      0.00
                                              --------   --------   --------   --------   --------
NET INCOME PER COMMON SHARE.................  $   1.50   $   0.80   $   0.52   $   0.33   $   0.48
                                              ========   ========   ========   ========   ========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING...............................     7,725      7,725      7,725      7,725      7,725
                                              ========   ========   ========   ========   ========

 The accompanying notes are an integral part of these consolidated statements.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
               AND THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                          FOREIGN
                                              COMMON STOCK     ADDITIONAL   RETAINED     CURRENCY
                                             ---------------    PAID-IN     EARNINGS    TRANSLATION     UNEARNED
                                             SHARES   AMOUNT    CAPITAL     (DEFICIT)   ADJUSTMENT    COMPENSATION    TOTAL
                                             ------   ------   ----------   ---------   -----------   ------------   -------
BALANCE, December 31, 1993.................  7,725      $0      $42,977      $(7,218)     $     0        $   0       $35,759
  Net income...............................      0       0            0       11,561            0            0        11,561
  Foreign currency translation adjustment,
    net of income taxes of $978............      0       0            0            0       (1,485)           0        (1,485)
                                             -----      --      -------      -------      -------        -----       -------
BALANCE, December 31, 1994.................  7,725       0       42,977        4,343       (1,485)           0        45,835
  Net income...............................      0       0            0        6,146            0            0         6,146
  Foreign currency translation adjustment,
    net of income taxes of $701............      0       0            0            0        1,041            0         1,041
                                             -----      --      -------      -------      -------        -----       -------
BALANCE, December 31, 1995.................  7,725       0       42,977       10,489         (444)           0        53,022
  Net income...............................      0       0            0        3,986            0            0         3,986
  Foreign currency translation adjustment,
    net of income taxes of $181............      0       0            0            0         (299)           0          (299)
  Restricted stock awards..................     85       0          680            0            0         (680)            0
                                             -----      --      -------      -------      -------        -----       -------
BALANCE, December 31, 1996.................  7,810       0       43,657       14,475         (743)        (680)       56,709
  Net income (unaudited)...................      0       0            0        3,711            0            0         3,711
  Foreign currency translation adjustment,
    net of income taxes of $181
    (unaudited)............................      0       0            0            0         (331)           0          (331)
  Restricted stock awards (unaudited)......      0       0            0            0            0           68            68
                                             -----      --      -------      -------      -------        -----       -------
BALANCE, June 30, 1997 (Unaudited).........  7,810      $0      $43,657      $18,186      $(1,074)       $(612)      $60,157
                                             =====      ==      =======      =======      =======        =====       =======

 The accompanying notes are an integral part of these consolidated statements.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
          AND THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                             FOR THE SIX
                                                             FOR THE YEARS ENDED            MONTHS ENDED
                                                                 DECEMBER 31,                 JUNE 30,
                                                        ------------------------------   -------------------
                                                          1994       1995       1996       1996       1997
                                                        --------   --------   --------   --------   --------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................  $ 11,561   $  6,146   $  3,986   $  2,523   $  3,711
                                                        --------   --------   --------   --------   --------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.....................    16,314     25,431     26,425     12,931     13,786
    Gain on sale of property and equipment............      (401)       (57)       (13)      (359)        27
    Extraordinary loss on early extinguishment of
      debt, net.......................................     2,627          0        935        935          0
    Deferred income taxes.............................     4,189      1,806      1,921         84      1,405
    Change in operating assets and liabilities,
      excluding effect of business acquired:
      Increase in short-term investments..............         0          0     (8,520)         0       (301)
      Receivables, net................................    (3,155)     1,299         (9)    (6,149)    (5,699)
      Inventories.....................................       457        163         82        148       (128)
      Prepayments and other current assets............       (95)      (444)       452     (2,150)    (2,333)
      Trade accounts payable..........................    (1,907)       645      4,565      1,247     (2,934)
      Accrued liabilities.............................    (1,482)    (4,927)     1,277      6,069      6,685
                                                        --------   --------   --------   --------   --------
         Total adjustments............................    16,547     23,916     27,115     12,756     10,508
                                                        --------   --------   --------   --------   --------
         Net cash provided by operating activities....    28,108     30,062     31,101     15,279     14,219
                                                        --------   --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.................   (30,545)   (18,210)   (25,972)   (14,376)    (6,910)
  Proceeds from sale of property and equipment........     1,032        768      3,447      1,734        114
  Purchase of business, net of cash acquired..........   (32,332)         0          0          0    (12,898)
  Increase in the cash surrender value of life
    insurance.........................................      (356)      (589)    (1,981)      (991)    (1,283)
                                                        --------   --------   --------   --------   --------
         Net cash used in investing activities........   (62,201)   (18,031)   (24,506)   (13,633)   (20,977)
                                                        --------   --------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt........................   (73,839)   (11,952)   (57,691)   (47,692)   (11,404)
  Proceeds from issuance of long-term debt............   113,113          0     42,657     40,000     20,655
  Other, net..........................................    (1,243)      (827)      (655)      (513)         0
                                                        --------   --------   --------   --------   --------
         Net cash provided by (used in) financing
           activities.................................    38,031    (12,779)   (15,689)    (8,205)     9,251
                                                        --------   --------   --------   --------   --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS.........................................      (137)       183        (80)        69        (57)
                                                        --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................................     3,801       (565)    (9,174)    (6,490)     2,436
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD......     7,911     11,712     11,147     11,147      1,973
                                                        --------   --------   --------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD............  $ 11,712   $ 11,147   $  1,973   $  4,657   $  4,409
                                                        ========   ========   ========   ========   ========

 The accompanying notes are an integral part of these consolidated statements.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1995, AND 1996
                      (INFORMATION AS OF JUNE 30, 1997 AND
         FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

1.  ORGANIZATION AND OPERATIONS

     Allied Holdings, Inc. (the "Company"), a Georgia corporation, is a holding company which operates through its wholly owned subsidiaries. The principal subsidiary of the Company is Allied Automotive Group, Inc. ("AAG"), a Georgia corporation. AAG is comprised of Allied Systems, Ltd. ("Allied Systems"), a Georgia limited partnership, Auto Haulaway, Inc. ("Auto Haulaway"), an Ontario, Canada corporation, Inter Mobile, Inc. ("Inter Mobile"), Legion Transportation, Inc. ("Legion"), and Auto Haulaway Releasing Services (1981) Limited ("Releasing"). Allied Systems and Auto Haulaway are engaged in the business of transporting automobiles and light trucks from manufacturing plants, ports, auctions, and railway distribution points to automobile dealerships. The Company acquired all of the outstanding capital stock of Auto Haulaway on October 31, 1994 (Note 2). Currently, Inter Mobile, Legion, and Releasing are not significant to the consolidated financial position or results of operations of the Company.

     During 1996, the Company incorporated Axis Group, Inc. ("Axis Group"). Axis Group provides logistics solutions to the finished vehicle, service, and aftermarket parts segments of the automotive market. Axis Group identifies new and innovative methods of distribution as well as better use of traditional and emerging technologies to help customers solve the most complex transportation, inventory management, and logistics problems.

     The Company has three other operating subsidiaries, Allied Industries, Inc. ("Allied Industries"), Haul Insurance Limited ("Haul"), and Link Information Systems, Inc. ("Link"). These subsidiaries provide services to AAG, Axis Group, and the other subsidiaries of the Company. Allied Industries provides administrative, financial, risk management, and other related services. During December 1995, the Company incorporated Haul as a captive insurance company. Haul was formed for the purpose of insuring general liability, automobile liability, and workers' compensation for the Company. Link, which was incorporated in 1996, provides information systems hardware, software, and support.

2.  ACQUISITION OF AUTO HAULAWAY

     On October 31, 1994, the Company acquired all of the outstanding capital stock of Auto Haulaway for approximately $30 million. The acquisition has been accounted for under the purchase method, and accordingly, the operating results of Auto Haulaway have been included in the accompanying financial statements since the date of the acquisition.

     In connection with the acquisition, the Company refinanced approximately $35 million of Auto Haulaway's long-term debt, which resulted in an extraordinary loss on the extinguishment of the debt of approximately $2.6 million, net of income taxes of approximately $2.1 million. The source of funds utilized for the payment of the purchase price and the debt refinancing was borrowings under the Company's revolving credit agreement and available cash on hand.

     The following unaudited pro forma results of operations for the year ended December 31, 1994 assume that the acquisition of Auto Haulaway had occurred on January 1, 1994. The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition of Auto Haulaway had been consummated on January 1, 1994. In addition, they are not intended to be a projection of future results and do

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
not reflect any synergies that might be achieved from combined operations (in thousands, except per share data).

                                                              DECEMBER 31,
                                                                  1994
                                                              ------------
Revenues....................................................    $410,631
Operating income............................................      35,245
Income before extraordinary item............................      14,871
Net income..................................................      12,244
Income per share before extraordinary item..................    $   1.93
Net income per share........................................    $   1.58
Average shares outstanding..................................       7,725

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated.

FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of the Company's Canadian subsidiaries are translated into U.S. dollars using current exchange rates in effect at the balance sheet date, and revenues and expenses are translated at average monthly exchange rates. The resulting translation adjustments are recorded as a separate component of stockholders' equity, net of related income taxes.

REVENUE RECOGNITION

     Substantially all revenue is derived from transporting automobiles and light trucks from manufacturing plants, ports, auctions, and railway distribution points to automobile dealerships. Revenue is recorded by the Company when the vehicles are delivered to the dealerships.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist primarily of tires, parts, materials, and supplies for servicing the Company's tractors and trailers. Inventories are recorded at the lower of cost (on a first-in, first-out basis) or market.

PREPAYMENTS AND OTHER CURRENT ASSETS

     Prepayments and other current assets consist of the following at December 31, 1995 and 1996 and June 30, 1997 (in thousands):

                                                             DECEMBER 31,      JUNE 30,
                                                          ------------------   --------
                                                           1995       1996       1997
                                                          -------    -------   --------
Tires on tractors and trailers..........................  $ 5,944    $ 6,785   $ 6,611
Prepaid insurance.......................................    3,192      2,572     3,307
Other...................................................    3,264      2,583     4,336
                                                          -------    -------   -------
                                                          $12,400    $11,940   $14,254
                                                          =======    =======   =======

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

TIRES ON TRACTORS AND TRAILERS

     Tires on tractors and trailers are capitalized and amortized to operating supplies and expenses on a cents per mile basis.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation is provided using the straight-line method for financial reporting and accelerated methods for income tax purposes. The detail of property and equipment at December 31, 1995 and 1996 and June 30, 1997 is as follows (in thousands):

                                               DECEMBER 31,
                                            -------------------   JUNE 30,
                                              1995       1996       1997     USEFUL LIVES
                                            --------   --------   --------   -------------
Tractors and trailers.....................  $164,422   $181,841   $186,288   4 to 10 years
Buildings and facilities (including
  leasehold improvements).................    22,951     23,679     23,786   4 to 25 years
Land......................................     9,999      9,953      9,953
Furniture, fixtures, and equipment........     9,745     10,520     10,560   3 to 10 years
Service cars and equipment................     1,330      1,175      2,190   3 to 10 years
                                            --------   --------   --------
                                             208,447    227,168    232,777
Less accumulated depreciation and
  amortization............................    73,574     94,616    106,413
                                            --------   --------   --------
                                            $134,873   $132,552   $126,364
                                            ========   ========   ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                                    FOR THE SIX
                                                       FOR THE YEARS ENDED         MONTHS ENDED
                                                           DECEMBER 31,              JUNE 30,
                                                    --------------------------    ---------------
                                                     1994      1995      1996      1996     1997
                                                    -------   -------   ------    ------   ------
Cash paid during the period for interest..........  $ 3,738   $11,470   $8,514    $3,623   $6,124
Cash paid during the period for income taxes, net
  of refunds......................................    6,205     1,364     (280)      730      228
Liabilities assumed in connection with business
  acquired........................................   48,261         0        0         0        0
Capital lease obligations terminated..............    4,093         0        0         0        0

GOODWILL

     The acquisition of Auto Haulaway resulted in goodwill of approximately $23,425,000. Goodwill related to the acquisition is being amortized on a straight-line basis over 20 years. Other goodwill is being amortized on a straight-line basis over ten years. Amortization (included in depreciation and amortization expense) for the years ended December 31, 1994, 1995, and 1996 amounted to approximately $607,000, $1,407,000, and $1,541,000, respectively. Amortization for the six months ended June 30, 1996 and 1997 amounted to approximately $772,000 and $846,000, respectively. Accumulated amortization was approximately $4,082,000, $5,623,000, and $6,454,000 at December 31, 1995 and
1996 and June 30, 1997, respectively. The Company periodically evaluates the realizability of goodwill based upon expectations of nondiscounted cash flows and operating income for each subsidiary having a material goodwill balance. The Company believes no impairment of goodwill exists at June 30, 1997.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

CASH SURRENDER VALUE OF LIFE INSURANCE

     The Company maintains life insurance policies for certain employees of the Company. Under the terms of the policies, the Company will receive, upon the death of the insured, the lesser of aggregate premiums paid or the face amount of the policy. Any excess proceeds over premiums paid are remitted to the employee's beneficiary. The Company records the increase in cash surrender value each year as a reduction of premium expense. The Company has recorded approximately $2,146,000 and $4,127,000 of cash surrender value as of December 31, 1995 and 1996, respectively, included in other assets on the accompanying balance sheets.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures About Fair Value of Financial Instruments," requires disclosure of the following information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of the following disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

     The amounts disclosed represent management's best estimates of fair value. In accordance with SFAS No. 107, the Company has excluded certain financial instruments and all other assets and liabilities from its disclosure. Accordingly, the aggregate fair value amounts presented are not intended to, and do not, represent the underlying fair value of the Company.

     The methods and assumptions used to estimate fair value are as follows:

  Cash and Cash Equivalents

          The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

  Short-Term Investments

          The Company's short-term investments are comprised of debt securities, all classified as trading securities, which are carried at their fair value based upon the quoted market prices of those investments. Accordingly, net realized and unrealized gains and losses on trading securities are included in net earnings.

  Long-Term Debt

          The carrying amount approximates fair value based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

  Interest Rate Cap Agreements

          The Company has entered into several interest rate protection agreements which expire at various dates through February 1999. The agreements protect outstanding floating rate debt at varying amounts ranging from $47,000,000 in 1996 to $33,000,000 in 1999. Under the agreements, the Company is

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
     reimbursed when actual interest rates exceed a limit, as defined. The limit, based primarily upon the 90-day LIBOR, ranges from 6.5% to 8% over the protection period and certain of the agreements limit the reimbursement if actual LIBOR exceeds a specified rate. The fair value of the interest rate cap agreements is the amount at which they could be settled, based on estimates obtained from brokers.

     The asset and (liability) amounts recorded in the balance sheet and the estimated fair values of financial instruments at December 31, 1995 and 1996 and June 30, 1997 consisted of the following (in thousands):

                                                              CARRYING      FAIR
                                                               AMOUNT       VALUE
                                                              ---------   ---------
December 31, 1995:
  Cash and cash equivalents.................................  $  11,147   $  11,147
  Long-term debt............................................   (111,002)   (111,002)
  Interest rate cap agreements..............................        228           0

December 31, 1996:
  Cash and cash equivalents.................................  $   1,973   $   1,973
  Short-term investments....................................      8,520       8,520
  Long-term debt............................................    (95,983)    (95,983)
  Interest rate cap agreements..............................        309           0

June 30, 1997:
  Cash and cash equivalents.................................  $   4,409   $   4,409
  Short-term investments....................................      8,821       8,821
  Long-term debt............................................   (105,234)   (105,234)
  Interest rate cap agreements..............................        209           0

ACCRUED LIABILITIES

           Accrued liabilities consist of the following at December 31, 1995 and 1996 and June 30, 1997 (in thousands):

                                                              DECEMBER 31,
                                                            -----------------   JUNE 30,
                                                             1995      1996       1997
                                                            -------   -------   --------
Wages and benefits........................................  $14,540   $12,566   $15,274
Claims and insurance reserves.............................    9,649    13,145    14,844
Other.....................................................    3,380     4,636     7,315
                                                            -------   -------   -------
                                                            $27,569   $30,347   $37,433
                                                            =======   =======   =======

CLAIMS AND INSURANCE RESERVES

     In the United States, the Company retains liability up to $500,000 for each claim for automobile, workers' compensation, and general liability, including personal injury and property damage claims. In addition to the $500,000 per occurrence deductible for automobile liability, there is a $250,000 aggregate deductible for those claims which exceed the $500,000 per occurrence deductible. In addition, the Company retains liability up to $250,000 for each cargo damage claim. In Canada, the Company retains liability up to CDN $100,000 for each claim for personal injury, property damage, and cargo damage. The estimated costs of all known and potential losses are accrued by the Company. In the opinion of management, adequate provision has been made for all incurred claims.

     Subsequent to December 31, 1996, the Company increased its liability up to $650,000 for each claim for workers' compensation. The Company also increased its aggregate deductible for automobile liability to

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

$500,000 for those claims which exceed the per occurrence deductible. These changes are in effect for the fiscal year beginning January 1, 1997.

INCOME TAXES

     The Company follows the practice of providing for income taxes based on SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns (Note 4).

EARNINGS PER SHARE

     Earnings per share are calculated by dividing net income by the weighted average number of common shares outstanding for the years presented. The dilutive effect of equivalent shares derived from stock options and restricted stock was less than 3% for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997 (there were no stock options or restricted stock outstanding during 1994), and therefore, the equivalent shares were not included in the computation of earnings per share.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." This new statement will not result in changes to the Company's earnings per share for the first six months of 1997 or prior years.

RECLASSIFICATION

     Certain amounts in the December 31, 1994, 1995, and 1996 financial statements have been reclassified to conform to the current period presentation.

INTERIM UNAUDITED DATA FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

     In the opinion of management, the unaudited condensed consolidated financial statements contain all of the normal and recurring adjustments necessary to present fairly the consolidated financial position of the Company and its subsidiaries at June 30, 1997 and the consolidated results of operations and cash flows of the Company and its subsidiaries for the six months ended June 30, 1996 and 1997.

4.  INCOME TAXES

     For all periods presented, the accompanying financial statements reflect provisions for income taxes computed in accordance with the requirements of SFAS No. 109.

     The following summarizes the components of the income tax provision for the years ended December 31, 1994, 1995, and 1996 (in thousands):

                                                              1994     1995      1996
                                                             ------   -------   -------
Current:
  Federal..................................................  $3,991   $   571   $   369
  State....................................................     607       177       269
  Foreign..................................................     325     1,989       932
Deferred:
  Federal..................................................   3,599     3,371     4,365
  State....................................................     630       422       646
  Foreign..................................................     241    (2,308)   (3,024)
                                                             ------   -------   -------
          Total income tax provision.......................  $9,393   $ 4,222   $ 3,557
                                                             ======   =======   =======

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

     For the six months ended June 30, 1996 and 1997, the Company recorded an income tax provision of $2,504 and $2,688, respectively.

     The provision for income taxes differs from the amounts computed by applying federal statutory rates due to the following for the years ended December 31, 1994, 1995, and 1996 (in thousands):

                                                               1994     1995     1996
                                                              ------   ------   ------
Provision computed at the federal statutory rate............  $8,018   $3,525   $2,883
State income taxes, net of federal income tax benefit.......     943      415      604
Insurance premiums, net of recovery.........................      42       54     (115)
Earnings in jurisdictions taxed at rates different from the
  statutory U.S. federal rate...............................       0     (252)    (494)
Other, net..................................................     390      480      679
                                                              ------   ------   ------
Income tax provision........................................  $9,393   $4,222   $3,557
                                                              ======   ======   ======

     The tax effect of significant temporary differences representing deferred tax assets and liabilities at December 31, 1995 and 1996 is as follows (in thousands):

                                                                1995       1996
                                                              --------   --------
Noncurrent deferred tax assets (liabilities):
  Tax carryforwards.........................................  $  1,775   $  3,623
  Postretirement benefits...................................     1,535      1,501
  Depreciation and amortization.............................   (10,085)   (13,823)
  Other, net................................................     1,214      1,212
                                                              --------   --------
          Net noncurrent deferred tax liabilities...........    (5,561)    (7,487)
                                                              --------   --------
Current deferred tax assets (liabilities):
  Tires on tractors and trailers............................    (2,244)    (2,615)
  Liabilities not currently deductible......................     3,881      2,470
  Other, net................................................      (511)       498
                                                              --------   --------
          Net current deferred tax assets...................     1,126        353
                                                              --------   --------
          Net deferred tax liabilities......................  $ (4,435)  $ (7,134)
                                                              ========   ========

     The Company has certain tax carryforwards available to offset future income taxes consisting of net operating losses that expire from 2002 to 2012, foreign tax credits that expire from 2001 to 2002, and alternative minimum tax credits that have no expiration dates.

     Management believes that a valuation allowance is not considered necessary based upon the Company's earnings history, the projections for future taxable income, and other relevant considerations over the periods during which the deferred tax assets are deductible.

5.  LEASE COMMITMENTS

RELATED PARTIES

     Prior to December 1995, the Company leased automobiles and service trucks from a related party under leases generally having one-year to three-year lease terms at fixed monthly rental rates. In addition, the Company leases office space from a related party under a lease which expires in 2003. Rental expenses under these noncancellable leases amounted to approximately $1,398,000 in 1994, $1,652,000 in 1995, and $1,030,000 in 1996. In the opinion of management, the terms of these leases are as favorable as those which could be obtained from unrelated lessors.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

UNRELATED PARTIES

     The Company leases equipment and certain terminal facilities from unrelated parties under noncancellable operating lease agreements which expire in various years through 2003. Rental expenses under these leases amounted to approximately $454,000, $1,796,000, and $3,245,000 in 1994, 1995, and 1996, respectively.

     The Company also leases certain terminal facilities and revenue equipment from unrelated parties under cancelable leases (i.e., month-to-month terms). The total rental expenses under these leases were approximately $1,973,000, $1,965,000, and $2,142,000 for the years ended December 31, 1994, 1995, and
1996, respectively.

     Future minimum rental commitments under all noncancellable operating lease agreements, excluding lease agreements that expire within one year, are as follows as of December 31, 1996 (in thousands):

                                                              RELATED
                                                               PARTY    OTHER     TOTAL
                                                              -------   ------   -------
1997........................................................  $1,061    $2,840   $ 3,901
1998........................................................   1,093     2,563     3,656
1999........................................................   1,126     1,750     2,876
2000........................................................   1,159       812     1,971
2001........................................................   1,194       618     1,812
Thereafter..................................................   1,540     1,052     2,592
                                                              ------    ------   -------
          Total.............................................  $7,173    $9,635   $16,808
                                                              ======    ======   =======

6.  LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1995 and 1996 and June 30, 1997 (in thousands):

                                                             DECEMBER 31
                                                          ------------------   JUNE 30,
                                                            1995      1996       1997
                                                          --------   -------   --------
Revolving credit and term loan agreement................  $100,000   $49,348   $ 59,737
Senior subordinated notes...............................         0    40,000     40,000
Floating rate installment note payable with interest at
  LIBOR plus 2.25% (8.48% at December 31, 1996).........     8,909     6,635      5,497
Fixed rate installment note payable bearing interest at
  10%...................................................     2,093         0          0
                                                          --------   -------   --------
                                                           111,002    95,983    105,234
Less current maturities of long-term debt...............    (4,368)   (2,275)    (8,248)
                                                          --------   -------   --------
                                                          $106,634   $93,708   $ 96,986
                                                          ========   =======   ========

     In February 1996, the Company issued $40,000,000 of senior subordinated notes ("Senior Subordinated Notes") through a private placement. The Senior Subordinated Notes mature February 1, 2003 and bear interest at 12% annually. Proceeds from the Senior Subordinated Notes were used to reduce borrowings under the Company's revolving credit and term loan agreement (the "Agreement"). In connection with the issuance of the Senior Subordinated Notes, the Company refinanced the Agreement (the "Refinancing") to provide for the Senior Subordinated Notes. In addition, the floating rate installment note payable was amended and refinanced to allow for the Senior Subordinated Notes, and the interest rate was changed from prime plus 2% to the LIBOR plus 2.25%.

     The Agreement enables the Company to borrow up to the lesser of $130,000,000 or the borrowing base amount, as defined in the Agreement. After the Refinancing, annual commitment fees are .375% of the undrawn portion of the commitment. Amounts outstanding under the revolving portion of the Agreement, after giving consideration to the Refinancing, mature February 1998, subject to one-year extensions, at which

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
time the balance outstanding converts into a term loan which matures four years after the maturity date of the revolving portion of the Agreement. The interest rate for the Agreement is, at the Company's option, either (1) the bank's base rate, as defined, or (2) the bank's Eurodollar rate, as defined, as determined at the date of each borrowing, plus an applicable margin.

     The Agreement is unsecured and contains restrictive covenants which, among other things, limit indebtedness and distributions, require certain cash flow and leverage ratios to be maintained, and require a minimum consolidated tangible net worth, as defined. After the Refinancing, and assuming that the extension of the revolving portion of the Agreement is not exercised, future maturities of long-term debt are as follows at December 31, 1996 (in thousands):

1997........................................................  $ 2,275
1998........................................................   12,144
1999........................................................   11,956
2000........................................................    9,870
2001........................................................    7,403
Thereafter..................................................   52,335
                                                              -------
                                                              $95,983
                                                              =======

     At December 31, 1996, the weighted average interest rate on borrowings under the revolving credit agreement was 7.3%, and approximately $8,520,000 was committed under letters of credit. At December 31, 1996, the Company had available borrowings under the Agreement of approximately $48,000,000.

     Property and equipment with a net book value of approximately $10,348,000 at December 31, 1996 are secured as collateral under an installment note payable.

7.  EMPLOYEE BENEFITS

PENSION PLANS

     The Company maintains the Allied Defined Benefit Pension Plan, a trusteed noncontributory defined benefit pension plan for management and office personnel in the United States, and the Pension Plan for Employees of Auto Haulaway, Inc. and Associated Companies for management and office personnel in Canada (the "Plans"). Under the Plans, benefits are paid to eligible employees upon retirement based primarily on years of service and compensation levels at retirement. Contributions to the Plans reflect benefits attributed to employees' services to date and services expected to be rendered in the future. The Company's funding policy is to contribute annually at a rate that is intended to fund future service benefits as a level percentage of pay and past service benefits over a 30-year period.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

     The following table sets forth the Plans' status and amounts recognized in the Company's balance sheets as of December 31, 1995 and 1996 (in thousands):

                                                               1995      1996
                                                              -------   -------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits
     of $15,046 and $16,444 in 1995 and 1996,
     respectively...........................................  $15,349   $16,810
                                                              =======   =======
Projected benefit obligation................................  $19,609   $21,438
Plan assets at fair value...................................   17,106    19,052
                                                              -------   -------
Projected benefit obligation in excess of plan assets.......   (2,503)   (2,386)
Unrecognized net loss.......................................    3,180     2,787
Unrecognized prior service cost.............................     (508)     (472)
Unrecognized net transition asset being recognized over
  approximately 15 years....................................     (312)     (270)
                                                              -------   -------
Accrued pension cost recognized in the consolidated balance
  sheets....................................................  $  (143)  $  (341)
                                                              =======   =======

     The net periodic pension cost consisted of the following components for the years ended December 31, 1994, 1995, and 1996 (in thousands):

                                                             1994      1995      1996
                                                            -------   -------   -------
Service cost for benefits earned during the period........  $   826   $   732   $   993
Interest cost on projected benefit obligation.............      972     1,336     1,523
Actual (gain) loss on plan assets.........................       69    (2,522)   (2,226)
Net amortization and deferral of actuarial gains and
  losses..................................................   (1,149)    1,169       713
                                                            -------   -------   -------
Net periodic pension cost.................................  $   718   $   715   $ 1,003
                                                            =======   =======   =======

          The following assumptions were used:

                                                             1994      1995      1996
                                                            -------   -------   -------
Weighted average discount rate............................      8.5%      7.5%     7.75%
Increase in future compensation levels....................  3.5-6.0   3.5-6.0   3.5-6.0
Expected long-term rate of return on assets -- United
  States..................................................     10.0      10.0      10.0
Expected long-term rate of return on assets -- Canada.....      7.5       7.5       7.5

     At December 31, 1996, plan assets consisted primarily of U.S. and international corporate bonds and stocks, convertible equity securities, and U.S. and Canadian government securities.

     A substantial number of the Company's employees are covered by union-sponsored, collectively bargained, multiemployer pension plans. The Company contributed and charged to expense approximately $8,350,000, $10,916,000, and $11,444,000 for the years ended December 31, 1994, 1995, and
1996, respectively, for such plans. These contributions are determined in accordance with the provisions of negotiated labor contracts and are generally based on the number of man-hours worked.

401(K) PLAN

     The Company has a 401(k) plan covering all of its employees in the United States. Prior to July 1, 1993, the Company did not contribute to this plan; however, the Company did incur the cost of administering this plan. The Company's administrative expense for the 401(k) plan was approximately $221,000, $160,000, and $165,000 in fiscal years 1994, 1995, and 1996, respectively.
Beginning July 1, 1993, the Company contributes the lesser of 3% of participant wages or $1,000 per year for each nonbargaining unit participant of the plan.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

The Company contributed approximately $183,000, $225,000, and $225,000 to the plan during the years ended December 31, 1994, 1995, and 1996, respectively.

POSTRETIREMENT BENEFIT PLANS

     The Company provides certain health care and life insurance benefits for eligible employees who retired prior to July 1, 1993 and their dependents. Generally, the medical plan pays a stated percentage of most medical expenses reduced for any deductibles and payments by government programs or other group coverage. The life insurance plan pays a lump-sum death benefit based on the employee's salary at retirement. The plans are unfunded. Employees retiring after July 1, 1993 are not entitled to any postretirement medical or life insurance benefits.

     The following table sets forth the status of the plan reconciled to the accrued postretirement benefit cost recognized in the Company's balance sheets at December 31, 1995 and 1996 (in thousands):

                                                               1995     1996
                                                              ------   ------
Accumulated postretirement benefit obligation, retirees.....  $4,111   $3,586
Unrecognized net gain (loss)................................    (155)     338
                                                              ------   ------
Accrued postretirement benefit cost.........................   3,956    3,924
Less current portion........................................    (258)    (303)
                                                              ------   ------
                                                              $3,698   $3,621
                                                              ======   ======

     Net periodic benefit cost for 1994, 1995, and 1996 included the following components (in thousands):

                                                              1994   1995   1996
                                                              ----   ----   ----
Service cost of benefits earned.............................  $  0   $  0   $  0
Interest cost on accumulated postretirement benefit
  obligation................................................   325    308    260
                                                              ----   ----   ----
Net periodic postretirement benefit cost....................  $325   $308   $260
                                                              ====   ====   ====

     Assumptions used in the computation of the accumulated postretirement benefit obligation and net periodic benefit cost are as follows:

                                                              1994   1995   1996
                                                              ----   ----   -----
Discount rate...............................................   8.5%   7.5%    7.75%
Initial health care cost trend rate.........................  12.5   11.0    10.25
Ultimate health care cost trend rate........................   5.5    5.5      5.5
Year ultimate health care cost trend rate reached...........  2003   2003     2003

     If the health care cost trend rate were increased 1%, the accumulated postretirement benefit obligation as of December 31, 1996 would have increased by approximately $177,000. The effect of this change on the periodic postretirement benefit cost for 1996 would be approximately $13,000.

     A substantial number of the Company's employees are covered by union-sponsored, collectively bargained, multiemployer health and welfare benefit plans. The Company contributed and charged to expense approximately $11,700,000, $13,723,000, and $14,811,000 in 1994, 1995, and 1996, respectively, in connection with these plans. These required contributions are determined in accordance with the provisions of negotiated labor contracts and are for both active and retired employees.

8.  COMMITMENTS AND CONTINGENCIES

     The Company is involved in various litigation and environmental matters relating to employment practices, damages, and other matters arising from operations in the ordinary course of business. In the

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

     The Company has entered into employment agreements with certain executive officers of the Company. The agreements, which are substantially similar, provide for compensation to the officers in the form of annual base salaries and bonuses based on earnings. The employment agreements also provide for severance benefits upon the occurrence of certain events, including a change in control, as defined.

9.  REVENUES FROM MAJOR CUSTOMERS

     Substantially all of the Company's trade receivables and revenues are realized through the automotive industry.

     In 1994, 1995, and 1996, approximately 77%, 80%, and 82%, respectively, of the Company's revenues were derived from three customers, one of which, Ford Motor Company ("Ford"), accounted for approximately 58%, 52%, and 53% of revenues, respectively.

     The Company had accounts receivable from Ford of approximately $8,081,000 and $8,964,000 at December 31, 1995 and 1996, respectively.

10.  INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in one industry segment: transporting automobiles and light trucks from manufacturing plants, ports, auctions, and railway distribution points to automotive dealerships. Prior to the acquisition of Auto Haulaway on October 31, 1994, the Company only operated in the United States. Auto Haulaway operates in Canada. Geographic financial information as of December 31, 1995 and 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995, and 1996 and the six months ended June 30, 1996 and 1997 is as follows (in thousands):

                                               DECEMBER 31,                 JUNE 30,
                                      ------------------------------   -------------------
                                        1994       1995       1996       1996       1997
                                      --------   --------   --------   --------   --------
Revenues:
  United States                       $274,293   $258,038   $264,909   $133,841   $133,165
  Canada............................    22,943    123,426    127,638     66,724     75,804
                                      --------   --------   --------   --------   --------
                                      $297,236   $381,464   $392,547   $200,565   $208,969
                                      ========   ========   ========   ========   ========
Operating income (loss):
  United States.....................  $ 27,141   $ 19,821   $ 19,129   $  9,143   $  7,678
  Canada............................     1,590      1,100       (534)     1,912      3,772
                                      --------   --------   --------   --------   --------
                                      $ 28,731   $ 20,921   $ 18,595   $ 11,055   $ 11,450
                                      ========   ========   ========   ========   ========

                                                            DECEMBER 31,
                                                         -------------------   JUNE 30,
                                                           1995       1996       1997
                                                         --------   --------   --------
Identifiable assets:
  United States........................................  $136,948   $133,618   $152,734
  Canada...............................................    77,738     77,465     75,960
                                                         --------   --------   --------
                                                         $214,686   $211,083   $228,694
                                                         ========   ========   ========

11.  STOCKHOLDERS' EQUITY

     The Company has authorized 5,000,000 shares of preferred stock with no par value. No shares have been issued, and therefore, there were no shares outstanding at December 31, 1995 and 1996. The board of directors

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
has the authority to issue these shares and to fix dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

     In addition, the Company adopted a long-term incentive plan which allows the issuance of grants or awards of incentive stock options, restricted stock, stock appreciation rights, performance units, and performance shares to employees and directors of the Company to acquire up to 400,000 shares of the Company's common stock.

     During December 1996, the Company granted 85,000 shares of restricted stock to certain employees of the Company. In connection with the award of the restricted stock, the Company recorded $680,000 of unearned compensation in the accompanying balance sheets which will be amortized over five years, the vesting period of the restricted stock.

     In addition, the Company has granted nonqualified stock options under the long-term incentive plan. Options granted become exercisable after one year in 20% or 33 1/3% increments per year and expire ten years from the date of the grant.

     No restricted stock or stock options were issued during the six months ended June 30, 1997.

                                                                                       WEIGHTED
                                                                                       AVERAGE
                                                                        OPTION PRICE   EXERCISE
                                                              SHARES    (PER SHARE)     PRICE
                                                              -------   ------------   --------
Outstanding as of January 1, 1995...........................    8,550         $11.75    $11.75
  Granted...................................................  128,500           9.50      9.50
  Exercised.................................................        0            N/A       N/A
  Lapsed....................................................        0            N/A       N/A
                                                              -------   ------------    ------
Outstanding as of December 31, 1995.........................  137,050   $9.50-$11.75    $ 9.64
  Granted...................................................   34,000           9.00      9.00
  Exercised.................................................        0            N/A       N/A
  Lapsed....................................................        0            N/A       N/A
                                                              -------   ------------    ------
Outstanding as of December 31, 1996.........................  171,050   $9.00-$11.75    $ 9.51
                                                              =======   ============    ======

                                                                 1995        1996
                                                              ----------   --------
Options exercisable at year-end.............................       2,850     41,867
Weighted average exercise price of options exercisable at
  year-end..................................................  $    11.75   $   9.81
Weighted average grant-date fair value of options granted
  during the year...........................................  $1,220,750   $306,000

     The weighted average remaining contractual life of options outstanding at December 31, 1996 was 9.2 years.

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the long-term incentive plan. If the Company had elected to recognize compensation cost for the long-term incentive plan based on the fair value at the grant dates for awards under the plan, consistent

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
with the method prescribed by SFAS No. 123, net income and earnings per share would have been changed to the pro forma amounts indicated below at December 31, 1995 and 1996 (in thousands, except per share data):

                                                               1995     1996
                                                              ------   ------
Net income:
  As reported...............................................  $6,146   $3,986
  Pro forma.................................................   6,136    3,844
Earnings per share:
  As reported...............................................  $ 0.80   $ 0.52
  Pro forma.................................................    0.79     0.50

     The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions for 1995 and 1996: dividend yield of 0%, expected volatility of 34%, a risk-free interest rate of 5.7%, and an expected holding period of five years.

12.  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                           1995
                                                         ----------------------------------------
                                                          FIRST      SECOND     THIRD     FOURTH
                                                         --------   --------   -------   --------
                                                                      (IN THOUSANDS,
                                                                EXCEPT PER SHARE AMOUNTS)
Revenues...............................................  $101,062   $102,252   $82,192   $ 95,958
Operating income.......................................     6,265      7,617       632      6,407
Net income (loss)......................................     2,063      2,848    (1,182)     2,417
Net income (loss) per share............................  $   0.27   $   0.37   $ (0.15)  $   0.31
Average shares outstanding.............................     7,725      7,725     7,725      7,725
Stock prices:
  High.................................................  $ 12.500   $ 11.000   $11.750   $ 10.000
  Low..................................................     9.750      8.500     7.250      7.375

                                                                           1996
                                                         ----------------------------------------
                                                         FIRST(1)    SECOND     THIRD     FOURTH
                                                         --------   --------   -------   --------
                                                                      (IN THOUSANDS,
                                                                EXCEPT PER SHARE AMOUNTS)
Revenues...............................................  $ 93,396   $107,169   $87,609   $104,373
Operating income.......................................     3,090      7,965       987      6,553
Income (loss) before extraordinary item(1).............       360      3,098      (936)     2,399
Income (loss) per share before extraordinary item(1)...      0.05       0.40     (0.12)      0.31
Net income (loss)......................................      (575)     3,098      (936)     2,399
Net income (loss) per share............................  $  (0.07)  $   0.40   $ (0.12)  $   0.31
Average shares outstanding.............................     7,725      7,725     7,725      7,725
Stock prices:
  High.................................................  $  9.875   $ 10.500   $10.625   $ 10.500
  Low..................................................     7.750      7.750     8.375      7.000

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                                                                      1997
                                                              ---------------------
                                                               FIRST       SECOND
                                                              --------    ---------
                                                              (IN THOUSANDS, EXCEPT
                                                               PER SHARE AMOUNTS)
Revenues....................................................   $96,393     $112,576
Operating income............................................     2,806        8,644
Net income..................................................       198        3,513
Net income per share........................................   $  0.03     $   0.45
Average shares outstanding..................................     7,725        7,725
Stock prices:
  High......................................................   $ 8.250     $ 11.125
  Low.......................................................     6.250        5.500

---------------

(1) During the first quarter of 1996, the Company recorded an extraordinary loss on extinguishment of debt of approximately $935,000, net of taxes.

13.  SUBSEQUENT EVENTS

KAR-TAINER INTERNATIONAL LIMITED ("KAR-TAINER")

     In April 1997, the Company completed the acquisition of the stock of Kar-Tainer for approximately $13,100,000 and Kar-Tainer became a wholly-owned subsidiary of Axis Group. Kar-Tainer, with offices in Bermuda, United States, London and South Africa, is a leader in the containerized shipping of vehicles. As a result of the acquisition of Kar-Tainer, the Company recorded goodwill of approximately $12,677,000 which will be amortized over 30 years.

RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND RC MANAGEMENT CORP. (COLLECTIVELY, "RYDER")

        On September 30, 1997, the Company completed the acquisition of Ryder from Ryder System, Inc. ("Ryder System") for approximately $114,500,000 in cash (the "Acquisition"). The Acquisition is consistent with the Company's growth strategy to increase its market share of the North American automotive carrier industry while expanding its range of services and capabilities.

        The Acquisition has been accounted for under the purchase method, and, accordingly, the results of operations for Ryder will be included with those of the Company for periods subsequent to the date of the Acquisition.

THE OFFERING

     On September 30, 1997, the Company issued and sold $150,000,000 of 8 5/8% senior notes (the "Notes") through a private placement. The Company raised approximately $144,650,000, net of discounts and expenses, through the issuance of the Notes. The net proceeds from the Notes were used to fund the Acquisition, pay related fees and expenses, and reduce amounts owed on outstanding Company debt. The Company's obligations under the Notes are guaranteed by substantially all of the subsidiaries of the Company (the "Guarantors"). Separate financial statements of the Guarantors are not provided herein as (i) the Guarantors are jointly and severally liable for the Company's obligations under the Notes (ii) the subsidiaries which are not Guarantors are inconsequential to the consolidated operations of the Company and its subsidiaries and (iii) the net assets and earnings of the Guarantors are substantially equivalent to the net assets and earnings of the consolidated entity as reflected in these consolidated financial statements.

PRO FORMA INFORMATION

     The unaudited pro forma combined information below presents the combined results of operations as if the Acquisition and the Offering had occurred on January 1, 1996 and balance sheet information as if the Acquisition and the Offering had occurred as of June 30, 1997. The unaudited pro forma combined information, based upon the historical consolidated financial statements of the Company and Ryder, assumes an acquisition cost of approximately $114,500,000 and further assumes that an estimated $56,605,000 excess

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
of acquisition cost over the net value of Ryder's tangible assets is allocated to goodwill with a useful life of 40 years.

     The unaudited pro forma combined information is not necessarily indicative of the results of operations of the combined company had the acquisition occurred on January 1, 1996 or financial position had the acquisition occurred on June 30, 1997, nor is it necessarily indicative of future results or financial position.

     The following proforma data is unaudited and is in thousands except per share data.

                                                               YEAR ENDED      SIX MONTHS
                                                              DECEMBER 31,   ENDED JUNE 30,
                                                                  1996            1997
                                                              ------------   --------------
Statement of Income Data:
  Revenues..................................................    $960,661        $524,665
  Net income before extraordinary item......................       5,674          10,097
  Earnings per share........................................        0.73            1.31

                                                              JUNE 30,
                                                                1997
                                                              --------
Balance Sheet Data:
  Total Assets..............................................  $540,000
  Borrowings................................................   231,789
  Stockholders' equity......................................    60,157

NEW CREDIT FACILITY

     Concurrent with the closing of the Offering, the Company closed on a new credit facility (the "New Credit Facility") which allows the Company to borrow under a revolving line of credit, and issue letters of credit, up to the lesser of $230,000,000 or a borrowing base amount (as defined in the New Credit Facility) that is determined based on a defined percentage of the Company's accounts receivable and equipment. The New Credit Facility matures in 2002, and the annual commitment fees are due on the undrawn portion of the commitment over the agreement period. The interest rate for the New Credit Facility is, at the Company's option, either (i) the bank's Base Rate, as defined, or (ii) the bank's Eurodollar rate, as defined, as determined at the date of the borrowing, plus an applicable margin. The Company has the right to repay the oustanding debt under the New Credit Facility, in whole or in part, without penalty or premium subject to a limitation that prepayment of Eurodollar rate loans are subject to a breakage penalty if prepaid other than on the last day of the applicable interest period. The Company is subject to mandatory prepayment with a defined percentage of net proceeds from certain asset sales, new debt offerings, and new equity offerings. The revolving line of credit allows the Company to repay and reborrow so long as there is no event of default.

     Borrowings under the New Credit Facility are secured by a first priority security interest on assets of the Company and certain of its subsidiaries other than real estate but including a pledge of stock of certain subsidiaries. In addition, the Guarantors of the Notes are also Guarantors of the New Credit Facility.

     The New Credit Facility sets forth a number of affirmative, negative, and financial covenants binding on the Company. The negative covenants limit the ability of the Company to, among other things, incur debt, incur liens, make investments, make dividend or other distributions, or enter into any merger or other consolidation transaction. The financial covenants include the maintenance of a minimum consolidated tangible net worth, compliance with a leverage ratio and a coverage ratio, and limitations on capital expenditures.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder of
Ryder Automotive Carrier Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Ryder Automotive Carrier Services, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows and shareholder's equity for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ryder Automotive Carrier Services, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Miami, Florida
February 28, 1997

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------    JUNE 30,
                                                                1995       1996        1997
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                                                                    -----------
                                            ASSETS
Current assets:
  Cash......................................................  $  4,558   $  1,441    $  6,047
  Receivables, net..........................................    43,945     39,404      46,396
  Inventories...............................................    11,012      4,594       3,624
  Deferred income taxes.....................................     5,653      7,620       6,509
  Prepaid expenses and other current assets.................    13,768     12,813      13,928
                                                              --------   --------    --------
          Total current assets..............................    78,936     65,872      76,504
Revenue earning equipment, net..............................   137,967    142,535     134,493
Operating property and equipment, net.......................    37,326     28,641      26,806
Goodwill....................................................    40,113     43,266      42,550
Other assets................................................    11,955     13,200      10,862
                                                              --------   --------    --------
          Total Assets......................................  $306,297   $293,514    $291,215
                                                              ========   ========    ========
                             LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $ 25,531   $ 22,700    $ 21,246
  Accrued expenses and other current liabilities............    53,116     59,452      57,657
                                                              --------   --------    --------
          Total current liabilities.........................    78,647     82,152      78,903
                                                              --------   --------    --------
Deferred income taxes.......................................    28,685     26,992      26,300
Other non-current liabilities...............................    15,924     19,574      20,773
Advances (to) from Ryder....................................     2,692     (2,154)        647
Shareholder's equity:
  Common stock and additional paid-in capital, $1 par value,
     7,500 shares authorized, 1,000 shares issued and
     outstanding............................................   157,335    157,384     157,384
  Retained earnings.........................................    25,074     11,640       9,314
  Translation adjustment....................................    (2,060)    (2,074)     (2,106)
                                                              --------   --------    --------
          Total shareholder's equity........................   180,349    166,950     164,592
                                                              --------   --------    --------
          Total Liabilities and Shareholder's Equity........  $306,297   $293,514    $291,215
                                                              ========   ========    ========

          See accompanying notes to consolidated financial statements.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,            JUNE 30,
                                              ------------------------------   -------------------
                                                1994       1995       1996       1996       1997
                                              --------   --------   --------   --------   --------
                                                                                   (UNAUDITED)
Revenue.....................................  $645,402   $594,446   $583,292   $297,945   $315,156
                                              --------   --------   --------   --------   --------
Operating Expense:
  Salaries, wages and benefits..............   321,363    293,145    301,276    153,981    166,290
  Operating supplies and expenses...........    99,569     90,331     95,178     49,437     46,146
  Purchased transportation..................    61,988     63,596     62,670     30,853     38,080
  Insurance and claims......................    28,384     28,143     37,569     15,754     14,388
  Depreciation and amortization.............    37,262     40,700     38,838     20,608     19,818
  Rent expense..............................     2,525      2,914      3,291      1,633      1,470
  Communications and utilities..............     4,651      4,934      5,727      2,823      3,344
  Operating taxes and licenses..............    27,247     24,715     23,976     12,444     11,136
  Restructuring charges.....................        --         --     18,328      4,174         --
  Other operating expense...................    12,563      9,730     13,628      5,616      4,643
                                              --------   --------   --------   --------   --------
          Total operating expense...........   595,552    558,208    600,481    297,323    305,315
                                              --------   --------   --------   --------   --------
          Operating income (loss)...........    49,850     36,238    (17,189)       622      9,841
                                              --------   --------   --------   --------   --------
Other Income:
  Miscellaneous income, net.................       310      4,504      2,470      1,269        738
  Interest income (expense).................       (82)     2,402         29        697        894
                                              --------   --------   --------   --------   --------
                                                   228      6,906      2,499      1,966      1,632
                                              --------   --------   --------   --------   --------
Earnings (Loss) Before Income Taxes.........    50,078     43,144    (14,690)     2,588     11,473
Provision (Benefit) For Income Taxes........    20,428     17,777     (1,256)     1,163      3,818
                                              --------   --------   --------   --------   --------
Net Earnings (Loss).........................  $ 29,650   $ 25,367   $(13,434)  $  1,425   $  7,655
                                              ========   ========   ========   ========   ========

          See accompanying notes to consolidated financial statements.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                    COMMON STOCK
                                                   AND ADDITIONAL    RETAINED   TRANSLATION
                                                   PAID-IN CAPITAL   EARNINGS   ADJUSTMENT     TOTAL
                                                   ---------------   --------   -----------   --------
At December 31, 1993.............................     $139,640       $ 24,794     $(1,744)    $162,690
  Net earnings...................................           --         29,650          --       29,650
  Dividend.......................................      (13,229)       (53,057)         --      (66,286)
  Currency adjustment............................           --             --        (558)        (558)
                                                      --------       --------     -------     --------
At December 31, 1994.............................      126,411          1,387      (2,302)     125,496
  Net earnings...................................           --         25,367          --       25,367
  Dividend.......................................           --         (1,680)         --       (1,680)
  Capital contribution...........................       30,924             --          --       30,924
  Currency adjustment............................           --             --         242          242
                                                      --------       --------     -------     --------
At December 31, 1995.............................      157,335         25,074      (2,060)     180,349
  Net loss.......................................           --        (13,434)         --      (13,434)
  Capital contribution...........................           49             --          --           49
  Currency adjustment............................           --             --         (14)         (14)
                                                      --------       --------     -------     --------
At December 31, 1996.............................      157,384         11,640      (2,074)     166,950
  Net earnings...................................           --          7,655          --        7,655
  Dividend.......................................           --         (9,981)         --       (9,981)
  Currency adjustment............................           --             --         (32)         (32)
                                                      --------       --------     -------     --------
At June 30, 1997 (unaudited).....................     $157,384       $  9,314     $(2,106)    $164,592
                                                      ========       ========     =======     ========

          See accompanying notes to consolidated financial statements.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,            JUNE 30,
                                              ------------------------------   -------------------
                                                1994       1995       1996       1996       1997
                                              --------   --------   --------   --------   --------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net earnings (loss).......................  $ 29,650   $ 25,367   $(13,434)  $  1,425   $  7,655
  Depreciation and amortization.............    37,262     40,700     38,838     20,608     19,818
  Deferred income tax expense (benefit).....       (89)     2,861        362        257        324
  Decrease (increase) in receivables........     6,158     (2,334)     4,541    (12,876)    (6,992)
  Decrease (increase) in inventories........    (2,912)    (2,722)     6,418      4,190        970
  Decrease (increase) in prepaid and other
     current assets.........................    (4,267)      (600)       955     (1,083)    (1,115)
  Increase (decrease) in accounts payable...    13,185    (18,610)    (2,831)    (1,162)    (1,454)
  Increase (decrease) in accrued expenses
     and other liabilities..................    (5,651)    (9,250)     6,336    (10,556)    (1,795)
  Increase in other non-current
     liabilities............................     3,157      8,912      3,650    (12,135)     1,199
  Other, net................................    (1,826)    (6,173)     2,005      2,636      1,910
                                              --------   --------   --------   --------   --------
                                                74,667     38,151     46,840     (8,696)    20,520
Cash flows from investing activities:
  Purchases of property and revenue earning
     equipment..............................   (43,789)   (64,563)   (45,222)   (20,420)   (10,035)
  Sales of property and revenue earning
     equipment..............................     3,103     11,910     10,011      5,112      1,996
  Other, net................................     2,609     (5,606)     1,926       (637)      (663)
                                              --------   --------   --------   --------   --------
                                               (38,077)   (58,259)   (33,285)   (15,945)    (8,702)
Cash flows from financing activities:
  Net increase (decrease) in advances from
     Ryder..................................    29,163     (8,951)   (16,721)    23,814      2,769
  Dividends.................................   (66,286)    (1,680)        --         --     (9,981)
  Capital contributions.....................        --     30,924         49         --         --
                                              --------   --------   --------   --------   --------
                                               (37,123)    20,293    (16,672)    23,814     (7,212)
                                              --------   --------   --------   --------   --------
Increase (decrease) in cash.................      (533)       185     (3,117)      (827)     4,606
  Cash at beginning of period...............     4,906      4,373      4,558      4,558      1,441
                                              --------   --------   --------   --------   --------
Cash at end of period.......................  $  4,373   $  4,558   $  1,441   $  3,731   $  6,047
                                              ========   ========   ========   ========   ========
Summary of Noncash Activities:
  Contribution of goodwill from Ryder.......  $     --   $     --   $  7,853   $  7,853   $     --
  Increase in advances from Ryder...........        --         --      7,853      7,853         --

          See accompanying notes to consolidated financial statements.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
                               1997 IS UNAUDITED)

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization. Ryder Automotive Carrier Services, Inc. ("RACS"), a Florida corporation and a wholly-owned subsidiary of Ryder System, Inc. ("Ryder"), is a holding company which operates through its wholly-owned subsidiaries. The principal subsidiaries of RACS are Ryder Automotive Operations, Inc. ("RAOI"), MCL Ryder Transport, Inc. ("MCL"), a Canadian corporation, QAT, Inc. ("QAT") and Blazer Truck Lines, Inc. (Blazer). RAOI is principally comprised of Commercial Carriers, Inc. ("CCI"), Ryder Freight Broker, Inc. and F. J. Boutell Driveaway Co., Inc. ("Boutell"). CCI, Boutell, QAT and MCL are engaged in the business of transporting automobiles and light and medium-duty trucks from manufacturing plants, ports and railway distribution points to other distribution points and automobile dealers. CCI also manufacturers equipment for RACS's use in the transportation and delivery of automobiles and trucks. Blazer provided inbound logistics to the automobile industry and was sold on February 28, 1997 (see Note
19).

     Basis of Presentation. The accompanying consolidated financial statements include the operations, assets and liabilities of Ryder Automotive Carrier Services, Inc. and subsidiaries (the "Company"). The financial statements do not include assets and liabilities of Ryder not specifically identifiable to the Company. Reserves for workers' compensation claims, postretirement benefits other than pensions, auto and general liability claims which are from $500,000 to $1,000,000 per occurrence and medical and dental claims are maintained by Ryder. The financial information included herein is not necessarily indicative of the financial position and results of operations or cash flows that would have occurred had the Company been an independent stand-alone entity during the periods presented, nor is it necessarily indicative of future results of the Company. All significant intercompany accounts and transactions have been eliminated.

     Revenue Recognition. Revenue is recorded by the Company when the vehicles are dispatched to the dealerships and other distribution points. Estimated direct costs to complete delivery of freight in-transit are accrued. All other expenses are recognized as incurred.

     Receivables. Receivables consist primarily of trade receivables resulting from vehicle shipments. Receivables are reduced by amounts considered by management to be uncollectible based on historical loss experience and review of the current status of existing receivables.

     Inventories. Inventories consist primarily of parts, materials and fuel as well as inventory related to the manufacturing of trailers and headramps. Inventories are stated at the lower of cost or market.

     Tires in Service. The Company allocates a portion of the acquisition costs of tractors and trailers to tires in service and amortizes this amount on a straight-line basis over seven years. The cost of replacement tires and tire repairs are expensed when incurred.

     Revenue Earning Equipment, Operating Property and Equipment and Depreciation. Revenue earning equipment, principally tractors and trailers, and operating property and equipment are stated at cost. Provision for depreciation is computed using the straight-line method on all depreciable assets. Annual straight-line depreciation rates are 14% for revenue earning equipment, 3% to 10% for buildings and improvements and 14% to 20% for furniture, fixtures and equipment. Effective January 1, 1995, the estimated residual values used to calculate the provision for depreciation on certain types of revenue earning equipment were changed to reflect recent experience. As a result of this change, depreciation expense was decreased by $2.2 million and $1.2 million for the years ended December 31, 1995 and 1996, respectively.

     Gains on sales of revenue earning equipment, net of vehicle disposition costs, are reported as reductions of other operating expense and totaled $0.8 million, $2.6 million and $0.1 million for the years ended December 31, 1994, 1995 and 1996, respectively, and $0.1 million for each of the six month periods ended

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

June 30, 1996 and 1997. Gains on sales of operating property and equipment are also reflected in other operating expense.

     Goodwill. Goodwill is amortized on a straight-line basis over 40 years. Amortization (included in depreciation and amortization expense) amounted to approximately $1.3 million for each of the years in the three-year period ended December 31, 1996. Accumulated amortization was approximately $11.5 million at December 31, 1995 and 1996, respectively. During 1996, Ryder contributed $7.9 million in goodwill to the Company for acquisitions made in prior years.

     Impairment of Long-Lived Assets. Long-lived assets, including goodwill, used in the Company's operations are reviewed for impairment when circumstances indicate that the carrying amount of an asset may not be recoverable. The primary indicators of recoverability are the associated current and forecasted undiscounted operating cash flows. If management has made a decision to dispose of an asset or a group of assets, those assets are reported at the lower of carrying amount or the estimated fair value less costs to sell.

     Accrued Insurance and Loss Reserves. The Company participates in Ryder's overall risk management programs for vehicle and general liability, workers' compensation, property (including cargo) and other. The major programs are summarized as follows:

          Vehicle and general liability -- The Company has recorded reserves which reflect the Company's portion of the undiscounted estimated liabilities up to $500,000 per occurrence (plus allocated loss adjustment expense) and an estimate of claims incurred but not reported. For exposures from $500,000 to $1 million per occurrence, the Company is charged a premium by Ryder based on the Company's loss experience and the related liability is retained by Ryder. Costs associated with insurance premiums to third party insurance companies for coverage in excess of $1 million are charged by Ryder to the Company based on the Company's pro rata share of Ryder's revenue.

          Workers' compensation -- Ryder has recorded reserves which reflect the Company's portion of the undiscounted estimated workers' compensation liabilities up to $1 million per injury (plus allocated loss adjustment expense) and an estimate of claims incurred but not reported. The Company is billed by Ryder based on actuarial projections of expected losses. For losses in excess of $1 million per injury, Ryder has third party insurance coverage, the cost of which is charged by Ryder to the Company based on the Company's proportionate share of losses up to $1 million. At December 31, 1995 and 1996 and June 30, 1997 the workers' compensation reserves maintained by Ryder on the Company's behalf were $58.3 million, $47.1 million, and $46.2 million, respectively.

          Property, including cargo -- The Company has recorded reserves for estimated damages to transported vehicles. The accruals for these claims include both reported claims and an estimate of claims incurred but not reported for amounts up to $50,000 per occurrence. Damages in excess of $50,000 per occurrence are insured by a third party insurance company.

     Such liabilities, whether recorded as a liability by Ryder or the Company, are necessarily based on estimates and, while management believes that the amounts are adequate, there can be no assurance that changes to management's estimates may not occur due to limitations inherent in the estimation process. Changes in the estimates of these reserves are charged or credited to income in the period determined. For reserves recorded by the Company, amounts estimated to be paid within one year have been classified as accrued expenses with the remainder included in other non-current liabilities.

     Income Taxes. The Company has been included in consolidated income tax filings of Ryder for Federal and state income tax purposes. However, the income tax provisions included in the accompanying Consolidated Financial Statements have been determined as if the Company was an independent stand-alone entity filing separate income tax returns.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

     Deferred taxes are provided using the asset and liability method for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax balances are adjusted for any tax law changes in the periods that include the enactment date of such changes. See Note 12.

     Foreign Currency Translation. The Company's Canadian operations use the local currency as their functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect on the balance sheet date. Items included in the Statements of Operations are translated at the average exchange rates for the year. The impact of currency fluctuation is included in shareholder's equity as a translation adjustment.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Interim Unaudited Data for the Six Months Ended June 30, 1996 and 1997. In the opinion of management, the unaudited consolidated financial statements contain all of the normal and recurring adjustments necessary to present fairly the consolidated financial position of the Company at June 30, 1997 and the consolidated results of operations and cash flows of the Company for the six months ended June 30, 1996 and 1997.

NOTE 2  TRANSACTIONS WITH RYDER

     Certain Ryder branch locations provide fuel, vehicle repairs and maintenance services to the Company. Rates charged to the Company for these items approximate rates charged to significant Ryder customers for similar items and reflect the cost plus a mark-up.

     The Company participates in Ryder's combined risk management programs for vehicle and general liability, workers' compensation liability and property losses and Ryder processes claims related to vehicle and general liability and workers' compensation. The Company also participates in Ryder's medical and dental, postretirement and savings plans. See Notes 14 and 15.

     Ryder provides various general and administrative services to the Company including treasury, legal, human resources, accounting and others. Costs for these services are charged to the Company through a management fee, which is based on the Company's equity and revenue levels.

     The Company's cash and financing needs are managed by Ryder. The accompanying Consolidated Balance Sheets do not include Ryder's general corporate debt, which is used to finance the operations of all of Ryder's business units. However, Ryder allocates its corporate interest expense to each business unit based upon a target debt to equity ratio. The Company's shareholder's equity in the Consolidated Balance Sheets has been periodically adjusted to effect this target debt to equity ratio. Interest expense charged (or credited) to the Company by Ryder is principally based upon the interest cost incurred by Ryder for certain of its indebtedness.

     Management believes the methods used to determine intercompany charges and cost allocations are reasonable, however, such costs may not be representative of those which would be incurred if the Company operated as an independent stand-alone entity.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

     Amounts charged and allocated by Ryder and its subsidiaries to the Company for the above expense items are summarized in the following table:

                                                              YEAR ENDED DECEMBER 31,
                                                            ---------------------------
                                                             1994      1995      1996
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
Operating expense:
  Salaries, wages and benefits:
     Medical and dental...................................  $ 3,653   $ 2,589   $ 2,615
     Postretirement.......................................    1,305     1,139     2,536
     Savings plan.........................................      277       368       402
     Other................................................    1,306       117       118
  Operating supplies and expense:
     Fuel, repairs and maintenance........................   23,700    19,094    21,459
  Insurance and claims....................................   24,674    18,754    22,823
  Other operating expense:
     General and administrative expense...................      721       432     1,542
     Management fees......................................    3,370     3,258     3,098
Interest income (expense).................................      858      (511)     (252)

NOTE 3  RESTRUCTURING AND OTHER CHARGES

     During 1996, the Company implemented several restructuring initiatives in an effort to reduce costs, improve profitability and align the organizational structure with the strategic direction of the Company. As a result of the initiatives, the Company recorded pretax charges in 1996 of $18.3 million which included restructuring costs of $5.5 million, early retirement costs of $4.2 million, asset write-downs of $6.0 million and other charges of $2.6 million. The charges reduced net income by $14.4 million. The pre tax charge of $4.2 million related to early retirement costs is included in the results of operations for the six month period ended June 30, 1996.

     The Company's pretax charges included $8.0 million in employee-related costs, which were primarily related to the planned elimination of approximately 140 positions. This amount included $4.2 million for approximately 60 employees who retired pursuant to a voluntary early retirement program. The headcount reductions resulted from consolidating and reorganizing corporate and field operations and affected employee groups across all levels of the Company. Nearly 50% and 65% of the separations occurred by December 31, 1996 and June 30, 1997, respectively, with the remaining separations expected to be completed by the end of 1997.

     The Company recorded $7.7 million in estimated closure costs, including asset write-downs of $6.0 million relating to both anticipated property sales and the anticipated sale of Blazer Truck Lines, Inc. (See Note 19). The Company also incurred $2.6 million of other costs, including employee relocation relating to the implementation of the restructuring.

     Management believes that the remaining restructuring liabilities of approximately $6.0 million and $2.0 million at December 31, 1996 and June 30, 1997, respectively, are adequate to complete its plans and that the liabilities will be substantially paid by the end of 1997. The additional pension and postretirement liabilities will be paid in accordance with the provisions of the existing plans. As a result of these actions, and prior to considering the effect of the sale of the Company discussed in Note 20, earnings are ultimately expected to be benefited by approximately $9.0 million annually.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

NOTE 4  RECEIVABLES

                                                                DECEMBER 31,
                                                              -----------------   JUNE 30,
                                                               1995      1996       1997
                                                              -------   -------   --------
                                                                     (IN THOUSANDS)
Trade accounts receivable...................................  $36,152   $35,706   $39,496
Current portion of owner-operator notes receivable..........    1,813     2,932     3,097
Other receivables...........................................    6,158     1,507     4,538
                                                              -------   -------   -------
                                                               44,123    40,145    47,131
Allowance for doubtful accounts.............................     (178)     (741)     (735)
                                                              -------   -------   -------
                                                              $43,945   $39,404   $46,396
                                                              =======   =======   =======

     No bad debt expense was recorded for the year ended December 31, 1994. Bad debt expense totaled $0.1 million and $0.6 million for the years ended December 31, 1995 and 1996, respectively.

NOTE 5  INVENTORIES

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Trailer manufacturing inventory.............................  $ 9,499   $ 3,149
Parts, materials and fuel...................................    1,513     1,445
                                                              -------   -------
                                                              $11,012   $ 4,594
                                                              =======   =======

NOTE 6  PREPAID EXPENSES AND OTHER CURRENT ASSETS

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Prepaid pension.............................................  $ 5,876   $ 5,457
Tires in service............................................    4,037     3,944
Licenses and permits........................................    1,706     1,410
Operating taxes.............................................    1,002       882
Other.......................................................    1,147     1,120
                                                              -------   -------
                                                              $13,768   $12,813
                                                              =======   =======

NOTE 7  REVENUE EARNING EQUIPMENT, NET

                                                                  DECEMBER 31,
                                                              ---------------------   JUNE 30,
                                                                1995        1996        1997
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Tractors....................................................  $ 226,505   $ 226,941   $ 225,944
Trailers....................................................    142,858     150,453     147,998
Other.......................................................        966         279       1,349
                                                              ---------   ---------   ---------
                                                                370,329     377,673     375,291
Accumulated depreciation....................................   (232,362)   (235,138)   (240,798)
                                                              ---------   ---------   ---------
                                                              $ 137,967   $ 142,535   $ 134,493
                                                              =========   =========   =========

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

NOTE 8  OPERATING PROPERTY AND EQUIPMENT, NET

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
                                                                (IN THOUSANDS)
Buildings and improvements..................................  $ 43,316   $ 37,227
Furniture, fixtures and equipment...........................    20,265     20,455
Land........................................................    12,265      8,866
Service vehicles and other..................................     6,653      3,513
                                                              --------   --------
                                                                82,499     70,061
Accumulated depreciation....................................   (45,173)   (41,420)
                                                              --------   --------
                                                              $ 37,326   $ 28,641
                                                              ========   ========

NOTE 9  OTHER ASSETS

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Long-term portion of owner-operator notes receivable........  $ 4,035   $ 6,322
Long-term portion of property notes receivable..............    2,871     2,173
Properties held for sale....................................    4,845     4,518
Other.......................................................      204       187
                                                              -------   -------
                                                              $11,955   $13,200
                                                              =======   =======

NOTE 10  ACCRUED EXPENSES AND OTHER LIABILITIES

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
                                                                (IN THOUSANDS)
Vehicle and general liability reserves......................  $ 20,207   $ 26,552
Salaries and wages..........................................    22,760     21,805
Employee benefits...........................................     9,448      6,708
Cargo liability reserves....................................     5,910      5,782
Operating taxes.............................................     4,255      4,140
Environmental liabilities...................................       543      1,198
Other, including restructuring..............................     5,917     12,841
                                                              --------   --------
                                                                69,040     79,026
Non-current portion.........................................   (15,924)   (19,574)
                                                              --------   --------
Accrued expenses and other liabilities......................  $ 53,116   $ 59,452
                                                              ========   ========

     During 1995 and 1996, the Company released employee benefit reserves of $9.9 million and $0.8 million, respectively, related to prior year FICA taxes.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

NOTE 11  LEASES

     The Company leases offices and office equipment under operating lease agreements. During 1994, 1995 and 1996, rent expense was $3.3 million, $3.2 million and $2.8 million, respectively. Future minimum payments for operating leases in effect at December 31, 1996 are as follows (in thousands):

1997........................................................  $  891
1998........................................................     893
1999........................................................     847
2000........................................................     766
2001........................................................     732
Thereafter..................................................   3,063
                                                              ------
                                                              $7,192
                                                              ======

NOTE 12  INCOME TAXES

     The provision (benefit) for income taxes included the following components:

                                                              YEAR ENDED DECEMBER 31,
                                                            ---------------------------
                                                             1994      1995      1996
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
Current tax expense (benefit):
  Federal.................................................  $18,188   $13,469   $(1,214)
  State...................................................    2,472     1,288      (404)
  Foreign.................................................     (143)      159        --
                                                            -------   -------   -------
                                                             20,517    14,916    (1,618)
                                                            -------   -------   -------
Deferred tax expense (benefit):
  Federal.................................................     (621)    1,517        68
  State...................................................      355     1,321       334
  Foreign.................................................      177        23       (40)
                                                            -------   -------   -------
                                                                (89)    2,861       362
                                                            -------   -------   -------
Provision (benefit) for income taxes......................  $20,428   $17,777   $(1,256)
                                                            =======   =======   =======

     A reconciliation of the Federal statutory tax rate with the effective tax rate follows:

                                                               % OF PRETAX INCOME
                                                              --------------------
                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                              1994    1995   1996
                                                              -----   ----   -----
Statutory tax rate..........................................   35.0   35.0   (35.0)
Impact on deferred taxes for changes in tax rates...........    0.6     --      --
State income taxes, net of Federal income tax benefit.......    3.1    4.0    (0.3)
Amortization of goodwill....................................    0.9    1.0     3.1
Restructuring and other charges.............................     --     --    19.1
Miscellaneous items, net....................................    1.2    1.2     4.5
                                                              -----   ----   -----
Effective tax rate..........................................   40.8   41.2    (8.6)
                                                              =====   ====   =====

     The lower 1996 effective tax rate is primarily due to the permanent differences associated with the charge for restructuring and other items. Additionally, lower income before taxes increased the rate impact of normal, recurring permanent differences.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

     As described in Note 1, the Company was wholly-owned by Ryder for all of the periods presented in the accompanying Consolidated Financial Statements. The deferred tax assets and liabilities shown below have been determined as though the Company was a separate company and not part of Ryder's consolidated Federal income tax returns. The components of the net deferred income tax liability were as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
                                                                (IN THOUSANDS)
Deferred income tax assets:
  Accrued insurance and loss reserves.......................  $  9,761   $ 11,091
  Accrued compensation and benefits.........................     4,027      3,733
  Restructuring and other charges...........................        --      1,622
  Miscellaneous accruals and other..........................     3,656      6,256
                                                              --------   --------
                                                                17,444     22,702
  Valuation allowance.......................................    (1,812)    (3,490)
                                                              --------   --------
          Deferred income tax assets........................    15,632     19,212
                                                              --------   --------
Deferred income tax liabilities:
  Property and equipment bases differences..................   (32,984)   (32,510)
  Other items...............................................    (5,680)    (6,074)
                                                              --------   --------
          Deferred income tax liabilities...................   (38,664)   (38,584)
                                                              --------   --------
Net deferred income tax liability...........................  $(23,032)  $(19,372)
                                                              ========   ========

     A valuation allowance has been established to reduce the income tax benefits of tax loss carryforwards to amounts expected to be realized.

     Income taxes paid totaled $19 million in 1994 and $15 million in 1995. There were no income tax payments in 1996.

NOTE 13  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's notes receivable, which originate from the sale of equipment to owner-operators, were $5.8 million and $9.3 million as of December 31, 1995 and 1996, respectively. As of the same dates, the fair values of the notes receivable were $6.0 million and $9.5 million, respectively. The fair values were determined from discounted future cash flows through maturity or expiration using current rates. The fair values of all other financial instruments approximate their carrying amounts.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

NOTE 14  PENSION AND SAVINGS PLANS

     The Company sponsors three defined benefit pension plans, covering substantially all employees not covered by union-administered plans. These plans generally provide participants with benefits based on years of service and recent average compensation levels. Funding policy for these plans is to make contributions based on normal costs plus amortization of unfunded past service liability but not greater than the maximum allowable contribution deductible for Federal income tax purposes. The majority of the plans' assets are invested in a master trust which, in turn, is primarily invested in listed stocks and bonds. Total pension expense was as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                           ----------------------------
                                                            1994       1995      1996
                                                           -------   --------   -------
                                                                  (IN THOUSANDS)
Company-administered plans:
  Present value of benefits earned during the year.......  $ 1,604   $  1,203   $ 1,443
  Interest cost on projected benefit obligation..........    3,214      3,320     3,755
  Return on plan assets:
     Actual..............................................     (710)   (14,145)   (8,397)
     Deferred............................................   (3,583)     9,669     2,863
  Additional expense from early retirement program.......       --         --     2,650
  Other, net.............................................     (575)      (583)     (691)
                                                           -------   --------   -------
                                                               (50)      (536)    1,623
Union-administered plans.................................   19,625     18,948    20,921
                                                           -------   --------   -------
Net pension expense......................................  $19,575   $ 18,412   $22,544
                                                           =======   ========   =======

     As a part of the Company's restructuring and other profit improvement initiatives, certain employees accepted early retirement benefits, which increased 1996 pension expense by $2.7 million.

     The following table sets forth the plans' funded status and the Company's prepaid pension expense:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Plan assets at fair value...................................  $66,734   $71,334
Actuarial present value of service rendered to date:
  Accumulated benefit obligation, including vested benefits
     of $43,819 and $47,770 in 1995 and 1996,
     respectively...........................................   44,429    50,107
  Additional benefit based on estimated future salary
     levels.................................................    2,972     4,225
                                                              -------   -------
Projected benefit obligation................................   47,401    54,332
                                                              -------   -------
Plan assets in excess of projected benefit obligation.......   19,333    17,002
Unrecognized transition amount..............................   (4,311)   (3,685)
Other, primarily unrecognized prior service cost and net
  gains.....................................................   (9,146)   (7,860)
                                                              -------   -------
Prepaid pension expense.....................................  $ 5,876   $ 5,457
                                                              =======   =======

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

     The following table sets forth the actuarial assumptions used for the Company's dominant plan:

                                                                 DECEMBER 31,
                                                              ------------------
                                                              1994   1995   1996
                                                              ----   ----   ----
Discount rate...............................................   8.5%   7.5%   7.5%
Rate of increase in compensation levels.....................   5.0%   5.0%   5.0%
Expected long-term rate of return on plan assets............   8.5%   8.5%   8.5%
Transition amortization in years............................    17     17     17
Gain and loss amortization in years.........................     9      9      9

     The Company also contributed to various defined benefit, union-administered, multi-employer plans for employees under collective bargaining agreements. The Company contributed and charged to expense approximately $19.6 million, $18.9 million, and $20.9 million for the years ended December 31, 1994, 1995, and 1996, respectively, for such plans. These contributions are determined in accordance with the provisions of negotiated labor contracts and are generally based on the number of hours or days worked.

     In addition, the Company participates in certain defined contribution savings plans sponsored by Ryder that cover substantially all eligible employees. Contributions to the plans include employee contributions and contributions made by Ryder under a matching program. Defined contribution expense totaled $0.3 million, $0.4 million and $0.4 million for the years ended December 31, 1994, 1995 and 1996, respectively.

NOTE 15  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company participates in Ryder plans which provide retired employees with certain health care and life insurance benefits. Substantially all employees not covered by union-administered health and welfare plans are eligible for these benefits. Health care benefits are generally provided to qualified retirees and eligible dependents. Generally, these plans require employee contributions which vary based on years of service and include provisions which cap Company contributions. Reserves related to these plans are carried by Ryder.

     Total periodic postretirement benefit expense was as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1994     1995     1996
                                                              ------   ------   ------
                                                                   (IN THOUSANDS)
Current year service cost...................................  $  230   $  216   $  185
Interest accrued on postretirement benefit obligation.......     867      923      828
Additional expense from early retirement program............      --       --    1,523
Other, net..................................................     208       --       --
                                                              ------   ------   ------
Periodic postretirement benefit expense.....................  $1,305   $1,139   $2,536
                                                              ======   ======   ======

     As part of the Company's restructuring and other profit improvement initiatives, certain employees accepted early retirement benefits which increased 1996 postretirement benefit expense by $1.5 million.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

     The Company's postretirement benefit plans are not funded. The following summarizes the reserves carried by Ryder:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees..................................................  $ 9,509   $10,006
  Fully eligible active plan participants...................      863       800
  Other active plan participants............................    2,908     2,314
                                                              -------   -------
                                                               13,280    13,120
Unrecognized net gains (losses).............................   (1,872)      300
                                                              -------   -------
Accrued unfunded postretirement benefit obligation..........  $11,408   $13,420
                                                              =======   =======
Discount rate...............................................      7.5%      7.5%

     The actuarial assumptions include health care cost trend rates projected ratably from 11% in 1997 to 6% in the year 2003 and thereafter. Increasing the assumed health care cost trend rates by 1% in each year would have increased the accumulated postretirement benefit obligation as of December 31, 1996 by $1.0 million and would not have had a material effect on periodic postretirement benefit expense for 1996.

NOTE 16  ENVIRONMENTAL MATTERS

     The Company's operations involve storing and dispensing petroleum products, primarily diesel fuel. In 1988, the Environmental Protection Agency issued regulations that established requirements for testing and replacing underground storage tanks. The Company is involved in various stages of investigation, cleanup and tank replacement to comply with the regulations. In addition, the Company received notices from the Environmental Protection Agency and others that it has been identified as a potentially responsible party (PRP) under the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and similar state statutes and may be required to share in the cost of cleanup of four identified disposal sites.

     The Company records a liability for environmental assessments and/or cleanup when it is probable a loss has been incurred. Generally, the timing of these accruals coincides with the identification of an environmental problem through the Company's internal procedures or upon notification from regulatory agencies. The estimate of loss is based on information obtained from independent environmental engineers and/or from Company experts regarding the nature and extent of environmental contamination, remedial alternatives available and the cleanup criteria required by relevant governmental agencies. The estimated costs include amounts for anticipated site testing, consulting, remediation, disposal, post-remediation monitoring and legal fees, as appropriate. These amounts represent the estimated undiscounted costs to fully resolve the environmental matters in accordance with prevailing Federal, state and local requirements based on information presently available. The liability includes estimates of cost sharing with other PRPs at Superfund sites. The Company's environmental expenses were $0.6 million, $2.0 million and $1.2 million for the years ended December 31, 1994, 1995 and 1996, respectively.

     The ultimate costs of the Company's environmental liabilities cannot be projected with certainty due to the presence of several unknown factors, primarily the level of contamination, the effectiveness of selected remediation methods, the stage of investigation at individual sites, the determination of the Company's liability in proportion to other responsible parties and the recoverability of such costs from third parties. Based on information presently available, management believes that the ultimate disposition of these matters, although potentially material to the results of operations in any one year, will not have a material adverse effect on the Company's financial condition or liquidity.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

NOTE 17  INDUSTRY SEGMENT, MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION

     The Company operates solely in the automotive industry, primarily transporting automobiles and light and medium-duty trucks from manufacturing plants, ports and railway distribution points to automobile dealerships and other distribution points. In 1994, 1995 and 1996, approximately 83.8%, 84.9% and 85.6%, respectively, of the Company's revenue was derived from six customers, one of which, General Motors, accounted for approximately 51.1%, 51.6% and 49.9% of revenue, respectively. The Company operates in the United States and Canada. Operating income (loss) shown below includes gains on the sale of operating property and equipment in the amounts of $0.2 million, $3.5 million and $1.6 million for 1994, 1995 and 1996, respectively. Geographic financial information is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1994       1995       1996
                                                         --------   --------   --------
                                                                 (IN THOUSANDS)
Revenue:
  United States........................................  $610,088   $556,663   $547,158
  Canada...............................................    35,314     37,783     36,134
                                                         --------   --------   --------
                                                         $645,402   $594,446   $583,292
                                                         ========   ========   ========
Operating income (loss):
  United States........................................  $ 50,800   $ 37,107   $(13,186)
  Canada...............................................      (950)      (869)    (4,003)
                                                         --------   --------   --------
                                                         $ 49,850   $ 36,238   $(17,189)
                                                         ========   ========   ========
Identifiable assets:
  United States........................................  $233,645   $265,200   $257,095
  Canada...............................................    40,942     41,097     36,419
                                                         --------   --------   --------
                                                         $274,587   $306,297   $293,514
                                                         ========   ========   ========

NOTE 18  COMMITMENTS AND CONTINGENCIES

     The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business which relate to the Company's operations, including the manufacture of trailers and headramps. While any proceeding or litigation has an element of uncertainty, management believes that the disposition of these matters will not have a material impact on the financial condition, liquidity or results of operations of the Company.

     The Company has entered into employment agreements with certain executive officers of the Company. The agreements, which are substantially similar, provide for compensation to the officers in the form of annual base salaries and bonuses based on earnings. The employment agreements also provide for severance benefits upon the occurrence of certain events, including a change in control, as defined.

            RYDER AUTOMOTIVE CARRIER SERVICES, INC. AND SUBSIDIARIES

NOTE 19  SALE OF BLAZER

     In the fourth quarter of 1996, management made a decision to dispose of Blazer, an in-bound logistics provider to the automotive industry. Consistent with this decision and included within the full year restructuring charge discussed in Note 3, management recorded restructuring and other charges of $2.8 million and asset write-downs of $4.2 million to reduce the carrying values of Blazer assets to an estimate of fair value less costs to sell. The Company sold Blazer on February 28, 1997. The condensed financial statements of Blazer are as follows:

STATEMENTS OF OPERATIONS AND CHANGES IN COMPANY INVESTMENT

                                                                          FOR THE SIX MONTHS
                                                                                ENDED
                                              YEAR ENDED DECEMBER 31,          JUNE 30,
                                            ---------------------------   ------------------
                                             1994      1995      1996      1996       1997
                                            -------   -------   -------   -------   --------
                                                             (IN THOUSANDS)
Revenue...................................  $25,529   $19,366   $14,520    $7,565    $ 2,204
Operating expense.........................   25,897    19,816    22,203     8,357      2,277
                                            -------   -------   -------    ------    -------
Operating loss............................     (368)     (450)   (7,683)     (792)       (73)
Other expense.............................     (378)     (110)       (9)       10         14
                                            -------   -------   -------    ------    -------
Loss before income taxes..................     (746)     (560)   (7,692)     (802)       (87)
Income tax benefit........................      (19)     (472)     (320)      275        739
                                            -------   -------   -------    ------    -------
Net income (loss).........................     (727)      (88)   (7,372)     (527)       652
Company investment at beginning of
  period..................................      721         5      (151)     (151)    (7,648)
Net change in Company investment..........       11       (68)     (125)      453      6,996
                                            -------   -------   -------    ------    -------
Company investment at end of period.......  $     5   $  (151)  $(7,648)   $ (225)   $    --
                                            =======   =======   =======    ======    =======

BALANCE SHEETS

                                                              DECEMBER 31,
                                                            -----------------   JUNE 30,
                                                             1995      1996       1997
                                                            -------   -------   --------
                                                                   (IN THOUSANDS)
Current assets............................................  $ 2,049   $ 1,526   $    --
Property and equipment, net...............................    1,687       428        --
Other assets, principally goodwill........................    3,428        --        --
                                                            -------   -------   -------
Total assets..............................................  $ 7,164   $ 1,954   $    --
                                                            =======   =======   =======
Current liabilities.......................................  $ 2,768   $ 5,976        --
Other liabilities.........................................    4,547     3,626        --
Company investment........................................     (151)   (7,648)       --
                                                            -------   -------   -------
Total liabilities and Company investment..................  $ 7,164   $ 1,954   $    --
                                                            =======   =======   =======

NOTE 20  SUBSEQUENT EVENT

     On August 21, 1997, Ryder announced that it had reached a definitive agreement and received the necessary regulatory approvals to sell the stock of the Company, along with another business unit, to Allied Holdings, Inc. ("Allied") for approximately $114.5 million in cash and assumption of certain liabilities of the business. The sale of the Company to Allied is expected to be completed by September 30, 1997.


==============================================================       ================================================
--------------------------------------------------------------       ------------------------------------------------
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED                       $150,000,000
TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT
CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS
PROSPECTUS.  IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN                          [ALLIED HOLDINGS LOGO]
AUTHORIZED BY THE COMPANY.  THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN
OFFER TO BUY, THE NEW NOTES IN ANY JURISDICTION WHERE, OR
TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER
OR SOLICITATION.  NEITHER THE DELIVERY OF THIS PROSPECTUS                 OFFER TO EXCHANGE ALL OUTSTANDING
NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY                            8 5/8% SERIES A SENIOR NOTES DUE 2007
CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT                                  FOR
BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS               8 5/8% SERIES B SENIOR NOTES DUE 2007
OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF
THE COMPANY SINCE THE DATE HEREOF.


                     ___________________                                          __________________

                                                                                      PROSPECTUS

                                                                                  ___________________

                TABLE OF CONTENTS
                                                           PAGE
                                                           ----
Prospectus Summary                                         1
Summary Historical and Pro Forma
   Financial and Operating Data                            6
Risk Factors                                               8
The Exchange Offer                                         12
Use of Proceeds                                            20
Capitalization                                             20
Selected Financial Data                                    21
Unaudited Pro Forma Financial Information                  23
Management's Discussion and Analysis
   of Financial Condition and Results of Operations
Business                                                   33
Management                                                 41
Description of Other Indebtedness                          51
Description of Notes                                       52
Certain Federal Income Tax Consequences                    73
Plan of Distribution                                       75
Legal Matters                                              75
Experts                                                    76
Index to Consolidated Financial Statements                 F-1


                                                                               October 17, 1997
--------------------------------------------------------------       ------------------------------------------------
==============================================================       ================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The provisions of the Georgia Business Corporation Code and the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under these indemnification provisions, the Registrant is required to indemnify any of its directors or officers against any reasonable expenses (including attorneys' fees) incurred by such director or officer in defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, to which such director or officer was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that such director or officer is or was a director or officer of the Registrant or who, while a director of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Registrant also must indemnify any of its directors, and may indemnify any of its officers, against any liability incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that such director or officer is or was a director or officer of the Registrant or who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, if such director or officer acted in a manner such director or officer believed in good faith to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe such director's or officer's conduct was unlawful, if a determination has been made that the director or officer has met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the Registrant, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Registrant may also provide advancement of expenses incurred by a director or officer in defending any such action, suit, or proceeding upon receipt of a written affirmation of such officer or director that such director or officer has met certain standards of conduct and an undertaking by or on behalf of such director or officer to repay such advances unless it is ultimately determined that such director or officer is entitled to indemnification by the Registrant.

         The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant, or in connection with a proceeding in which he was adjudged liable on the basis that he improperly received a personal benefit.

         The Registrant's Articles of Incorporation contain a provision which provides that, to the fullest extent permitted by the Business Corporation Code of Georgia, directors of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of his duty of care or any other duty as a director.

         The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)


EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------

(2) 4.1 Indenture dated September 30, 1997 by and among the Company, the Guarantors and The First National Bank of Chicago, as Trustee.

(2) 4.2 Purchase Agreement dated September 19, 1997 by and among the Company and the Initial Purchasers.

(2) 4.3           Form of 8 5/8% Series A Senior Note due 2007 (Included in
                  Exhibit 4.1).

(2) 4.4 Registration Rights Agreement dated September 30, 1997 by and between the Company and Bear, Stearns & Co. Inc., as initial purchaser.

(2) 4.5 $230 million Revolving Credit Agreement among Allied Holdings, Inc. and BankBoston, N.A., individually and as Administrative Agent, et al., dated September 30, 1997.

(2) 4.6           Form of 8 5/8% Series B Senior Note due 2007 (Included in
                  Exhibit 4.1).

(2) 4.7           Form of Guarantee (Included in Exhibit 4.1).

(1) 5.1           Opinion of Troutman Sanders LLP.

(2) 12.1          Statement regarding Ratio of Earnings to Fixed Charges

(1) 23.1          Consent of Troutman Sanders LLP (Included in Exhibit 5.1).

(1) 23.2          Consent of Arthur Andersen LLP.

(1) 23.3          Consent of KPMG Peat Marwick LLP

(2) 24.1 Power of Attorney. (Included on the signature pages in Part II of this Registration Statement)

(2) 25.1 Statement of Eligibility of the Trustee under the Indenture filed as Exhibit 4.1

(2) 99.1          Form of Letter of Transmittal

(2) 99.2          Form of Notice of Guaranteed Delivery

99.3 Acquisition Agreement among Allied Holdings, Inc., AH Acquisition Corp., Canadian Acquisition Corp., and Axis International Incorporated and Ryder System, Inc. dated August 20, 1997 (Incorporated by reference from Form 8-K filed with the Commission on August 29, 1997).
    - - - - - - - - - -
(1)      Filed herewith.
(2)      Previously filed.

ITEM 22.  UNDERTAKINGS.

         The Registrant hereby undertakes the following:

         (a)(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      See Item 20.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day after receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.




                      ALLIED HOLDINGS, INC.

                      By /s/ Robert J. Rutland
                         -------------------------------------------------------
                         Robert J. Rutland, Chairman and Chief Executive Officer

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         Mitchell Poole, Jr., President, Chief Operating Officer, Chief Financial Officer, and Assistant Secretary

         Each person whose signature to this Registration Statement appears below appoints Robert J. Rutland and Joseph W. Collier, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Chairman of the Board of Directors and Chief       October 13, 1997
--------------------------               Executive Officer, and Director
Robert J. Rutland

/s/ Guy W. Rutland, III                  Chairman Emeritus and Director                     October 13, 1997
--------------------------
Guy W. Rutland, III

/s/ A. Mitchell Poole, Jr.               President, Chief Operating Officer, Chief          October 13, 1997
--------------------------               Financial Officer, Assistant Secretary and
A. Mitchell Poole, Jr.                   Director


                                         Vice Chairman, Executive Vice President, and
--------------------------               Director
Bernard O. De Wulf

/s/ Berner F. Wilson, Jr.                Vice Chairman, Secretary and Director              October 13, 1997
--------------------------
Berner F. Wilson, Jr.

/s/ Guy W. Rutland, IV                   Vice President and Director                        October 13, 1997
--------------------------
Guy W. Rutland, IV

/s/ Joseph W. Collier                    Director                                           October 13, 1997
--------------------------
Joseph W. Collier

                                         Director
--------------------------
David G. Bannister

                                         Director
--------------------------
Robert R. Woodson

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                              ALLIED AUTOMOTIVE GROUP, INC.

                              By /s/ Joseph W. Collier
                                 -----------------------------------------------
                                 Joseph W. Collier, President and Chief
                                 Executive Officer

                              By /s/ David S. Forbes
                                 -----------------------------------------------
                                 David S. Forbes, Chief Financial Officer,
                                 Treasurer and Assistant Secretary

         Each person whose signature to this Registration Statement appears below appoints David S. Forbes and Joseph W. Collier, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                                     Title                                  Date
        ---------                                     -----                                  ----

/s/ Joseph W. Collier                    President, Chief Executive Officer and             October 13, 1997
----------------------                   Director
Joseph W. Collier

/s/ Tom Baker                            Director                                           October 13, 1997
----------------------
Tom Baker

/s/ Tex R. Flippin                       Director                                           October 13, 1997
----------------------
Tex R. Flippin.

/s/ Michael E. Axelrod                   Director                                           October 13, 1997
----------------------
Michael E. Axelrod

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                       ALLIED INDUSTRIES INCORPORATED

                       By /s/ Daniel H. Popky
                          ------------------------------------------------------
                          Daniel H. Popky, Treasurer and Chief Financial Officer

                       By /s/ A. Mitchell Poole, Jr.
                          ------------------------------------------------------
                          Mitchell Poole, Jr., President and Chief Executive Officer

         Each person whose signature to this Registration Statement appears below appoints Daniel H. Popky and A. Mitchell Poole, Jr., and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ William J. Berberich                 Director                                           October 13, 1997
--------------------------
William J. Berberich

/s/ Daniel H. Popky                      Treasurer, Chief Financial Officer and             October 13, 1997
--------------------------               Director
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                       HAUL RISK MANAGEMENT SERVICES, INC.

                       By /s/ Herbert A. Terwilliger
                          ----------------------------------------------------
                          Herbert A. Terwilliger, President and Chief Executive Officer

                       By /s/ Daniel H. Popky
                          -----------------------------------------------------
                          Daniel H. Popky, Treasurer and Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Herbert A. Terwilliger and Daniel H. Popky, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               Director                                           October 13, 1997
--------------------------
A. Mitchell Poole, Jr.

                                         Director
--------------------------
Bernard O. De Wulf

/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
--------------------------
Berner F. Wilson, Jr.

/s/ Herbert A. Terwilliger               President, Chief Executive Officer,                October 13, 1997
--------------------------               and Director
Herbert A. Terwilliger

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             LINK INFORMATION SYSTEMS, INC.

                             By /s/ Douglas A. Lauer
                                ------------------------------------------------
                                Douglas A. Lauer, President and, Chief Executive Officer

                             By /s/ Daniel H. Popky
                                ------------------------------------------------
                                Daniel H. Popky, Vice President, Chief Financial Officer, Chief Financial Officer, and Assistant Secretary

         Each person whose signature to this Registration Statement appears below appoints Douglas A. Lauer and Daniel H. Popky, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Douglas A. Lauer                     President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
Douglas A. Lauer

/s/ A. Mitchell Poole, Jr.               Director                                           October 13, 1997
--------------------------
A. Mitchell Poole, Jr.

/s/ Samuel Whitehurst                    Director                                           October 13, 1997
--------------------------
Samuel Whitehurst

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                        ALLIED SOUTHWOODS, INC.

                        By /s/ A. Mitchell Poole, Jr.
                           -----------------------------------------------------
                           A. Mitchell Poole, Jr., President and Chief Executive Officer

                        By /s/ Daniel H. Popky
                           -----------------------------------------------------
                           Daniel H. Popky, Vice President and Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and Daniel H. Popky, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Vice President, Chief Financial Officer and        October 13, 1997
--------------------------               Director
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             AXIS GROUP, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
------------------------                 Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             ALLIED SYSTEMS, LTD. (L.P.)

                             BY: ALLIED AUTOMOTIVE GROUP, INC., as Managing General Partner

                             By /s/ Joseph W. Collier
                                ------------------------------------------------
                                Joseph W. Collier, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer,

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Joseph W. Collier                    President and Chief Executive Officer, and         October 13, 1997
---------------------                    Director of the Managing Director
Joseph W. Collier

/s/ David S. Forbes                      Vice President and Chief Financial Officer,        October 13, 1997
---------------------                    and Director of the Managing Director
David S. Forbes

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             ALLIED, INC.

                             By /s/ Joseph W. Collier
                                ------------------------------------------------
                                Joseph W. Collier, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President and Chief
                                Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Joseph W. Collier                    President and Chief Executive Officer and          October 13, 1997
----------------------                   Director
Joseph W. Collier

/s/ Tom Baker                            Director                                           October 13, 1997
----------------------
Tom Baker

/s/ Tex R. Flippin                       Director                                           October 13, 1997
----------------------
Tex R. Flippin

/s/ Michael E. Axelrod                   Director                                           October 13, 1997
----------------------
Michael E. Axelrod

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                        INTER MOBILE, INC.

                        By /s/ Joseph W. Collier
                           -----------------------------------------------------
                           Joseph W. Collier, President, Chief Executive Officer and Chief Financial Officer

                        By /s/ Tex R. Flippin
                           -----------------------------------------------------
                           Tex R. Flippin, Vice President

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and Tex R. Flippin, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Joseph W. Collier                    President, Chief Executive Officer,                October 13, 1997
---------------------                    Chief Financial Officer, and Director
Joseph W. Collier

/s/ Tex R. Flippin                       Vice President and Director                        October 13, 1997
---------------------
Tex R. Flippin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                        LEGION TRANSPORTATION, INC.

                        By /s/ Joseph W. Collier
                           -----------------------------------------------------
                           Joseph W. Collier, President, Chief Executive Officer and Chief Financial Officer

                        By /s/ Tex R. Flippin
                           -----------------------------------------------------
                           Tex R. Flippin, Vice President

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and Tex R. Flippin, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Joseph W. Collier                    President, Chief Executive Officer,                October 13, 1997
----------------------                   Chief Financial Officer, and Director
Joseph W. Collier

/s/ Tex R. Flippin                       Vice President and Director                        October 13, 1997
----------------------
Tex R. Flippin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                        INNOVATIVE CAR CARRIERS, INC.

                        By /s/ Joseph W. Collier
                           -----------------------------------------------------
                           Joseph W. Collier, President, Chief Executive Officer and Chief Financial Officer

                        By /s/ Tex R. Flippin
                           -----------------------------------------------------
                           Tex R. Flippin, Vice President

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and Tex R. Flippin, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Michael E. Axelrod                   Director                                           October 13, 1997
----------------------
Michael E. Axelrod

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                        AUTOMOTIVE TRANSPORT SERVICES, INC.

                        By /s/ Joseph W. Collier
                           -----------------------------------------------------
                           Joseph W. Collier, President, Chief Executive Officer and Chief Financial Officer

                        By /s/ Tex R. Flippin
                           -----------------------------------------------------
                           Tex R. Flippin, Vice President

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and Tex R. Flippin, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Michael E. Axelrod                   Director                                           October 13, 1997
----------------------
Michael E. Axelrod

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                           AUTO HAULAWAY, INC.

                           By /s/ Joseph W. Collier
                              ------------------------------------------------
                              Joseph W. Collier, President and Chief Executive Officer

                           By /s/ Daniel H. Popky
                              -------------------------------------------------
                              Daniel H. Popky, Vice President and Chief
                              Financial Officer,

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and Daniel H. Popky, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Joel M. Rose                         Director                                           October 13, 1997
----------------
Joel M. Rose

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             AXIS INTERNATIONAL, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
------------------------                 Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             AXIS TRUCK LEASING, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
------------------------                 Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             AXIS NORTH AMERICA, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
------------------------                Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                          AUTO HAULAWAY RELEASING SERVICES
                          (1981) LIMITED

                          By /s/ Joseph W. Collier
                             ---------------------------------------------------
                             Joseph W. Collier, President and Chief Executive Officer

                          By /s/ Daniel H. Popky
                             --------------------------------------------------
                             Daniel H. Popky, Vice President and Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Joseph W. Collier and Daniel H. Popky, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Joel M. Rose                         Directors                                          October 13, 1997
----------------
Joel M. Rose

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             DECATUR DRIVER EXCHANGE COMPANY, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
------------------------                 Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             CLAIREMONT DRIVER EXCHANGE COMPANY, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
-------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
-------------------------                Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
-------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
-------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             KAR-TAINER INTERNATIONAL, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes., Vice President, Chief
                                Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Douglas R. Cartin                    President, Chief Executive Officer,                October 13, 1997
---------------------                    and Director
Douglas R. Cartin

/s/ Richard Cox                          Director                                           October 13, 1997
---------------------
Richard Cox

/s/ Robert C. Matheson                   Director                                           October 13, 1997
----------------------
Robert C. Matheson

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                       AH ACQUISITION CORP.

                       By /s/ A. Mitchell Poole, Jr.
                          ------------------------------------------------------
                          A. Mitchell Poole, Jr., President and, Chief Executive Officer

                       By /s/ David S. Forbes
                          ------------------------------------------------------
                          David S. Forbes, Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                     Title                                  Date
       ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      CANADIAN ACQUISITION CORP.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             AXIS NATIONAL INCORPORATED

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
-------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
-------------------------                Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
-------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
-------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             RC MANAGEMENT CORP.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                               Douglas R. Cartin, President and, Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
-------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
-------------------------                Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
-------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
-------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      RYDER AUTOMOTIVE CARRIER SERVICES, INC.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      RYDER AUTOMOTIVE ACQUISITION LLC

                      BY:  CANADIAN ACQUISITION CORP, as Member

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director of Member                                 October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Operating Officer and             October 13, 1997
--------------------------               Director of Member
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director of Member                                 October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                        MCL RYDER TRANSPORT, INC.

                        By /s/ A. Mitchell Poole, Jr.
                           -----------------------------------------------------
                           A. Mitchell Poole, Jr., President and Chief Executive Officer

                        By /s/ David S. Forbes
                           -----------------------------------------------------
                           David S. Forbes, Vice President and Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Joel M. Rose                         Director                                           October 13, 1997
----------------
Joel M. Rose

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      RYDER AUTOMOTIVE OPERATIONS, INC.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----

/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                       RYDER FREIGHT BROKER, INC.

                       By /s/ A. Mitchell Poole, Jr.
                          -----------------------------------------------------
                          A. Mitchell Poole, Jr., President and Chief Executive Officer

                       By /s/ David S. Forbes
                          -----------------------------------------------------
                          David S. Forbes, Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                       QAT, INC.

                       By /s/ A. Mitchell Poole, Jr.
                          ------------------------------------------------------
                          A. Mitchell Poole, Jr., President and Chief Executive Officer

                       By /s/ David S. Forbes
                          ------------------------------------------------------
                          David S. Forbes, Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             OSHCO, INC.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
------------------------                 Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                             TERMINAL SERVICE CO.

                             By /s/ Douglas R. Cartin
                                ------------------------------------------------
                                Douglas R. Cartin, President and Chief Executive Officer

                             By /s/ David S. Forbes
                                ------------------------------------------------
                                David S. Forbes, Vice President, Chief Financial Officer

         Each person whose signature to this Registration Statement appears below appoints Douglas R. Cartin and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Berner F. Wilson, Jr.                Director                                           October 13, 1997
-------------------------
Berner F. Wilson, Jr.

/s/ Douglas R. Cartin                    President, Chief Executive Officer and             October 13, 1997
-------------------------                Director
Douglas R. Cartin

/s/ Robert C. Matheson                   Director                                           October 13, 1997
-------------------------
Robert C. Matheson

/s/ Gary R. Long                         Director                                           October 13, 1997
-------------------------
Gary R. Long

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      F.J. BOUTELL DRIVEWAY CO., INC.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      RMX, INC.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      TRANSPORT SUPPORT, INC.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      COMMERCIAL CARRIERS, INC.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on the 13th day of October 1997.


                      B&C, INC.

                      By /s/ A. Mitchell Poole, Jr.
                         -------------------------------------------------------
                         A. Mitchell Poole, Jr., President and Chief Executive Officer

                      By /s/ David S. Forbes
                         -------------------------------------------------------
                         David S. Forbes., Chief Financial Officer and Secretary

         Each person whose signature to this Registration Statement appears below appoints A. Mitchell Poole, Jr. and David S. Forbes, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all pre- and post-effective amendments to this Registration Statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this Registration Statement relates), which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ Robert J. Rutland                    Director                                           October 13, 1997
--------------------------
Robert J. Rutland

/s/ A. Mitchell Poole, Jr.               President, Chief Executive Officer and             October 13, 1997
--------------------------               Director
A. Mitchell Poole, Jr.

/s/ Daniel H. Popky                      Director                                           October 13, 1997
--------------------------
Daniel H. Popky